LEASE AGREEMENT

                                     between
                       HARBOR EAST PARCEL G - OFFICE, LLC
                                  (as Landlord)

                                       and

                          SYLVAN LEARNING SYSTEMS, INC.
                                   (as Tenant)

                             Dated: August 24, 1995









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                                Table of Contents

                                                                            Page
                                                                            ----
1.  Definitions ...........................................................   1

2.  Completion of Leased Premises .........................................  10

2A. Lease Commencement Date ...............................................  10

3.  Rent and Additional Charges ...........................................  11

4.  Common Areas ..........................................................  16

5.  Services and Utilities ................................................  16

6.  Use of Leased Premises ................................................  22

7.  Care of Leased Premises and Building ..................................  25

8.  Rules and Regulations .................................................  27

9.  Tenant's Alterations ..................................................  27

10. Name of Building; Tenant's Signs ......................................  31

11. Tenant's Insurance ....................................................  32

12. Landlord's Insurance ..................................................  35

13. Damage by Fire or Other Casualty ......................................  36

14. Condemnation ..........................................................  40

15. Assignment and Subletting .............................................  41

16. Default Provisions ....................................................  43

17. Security Deposit ......................................................  47

18. Bankruptcy Termination Provision ......................................  48

19. Landlord May Perform Tenant's Obligations .............................  49

20. Subordination .........................................................  49

21. Attornment ............................................................  51

22. Quiet Enjoyment .......................................................  52





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23. Right of Access to Leased Premises ....................................  52

24. Limitation on Landlord's Liability ....................................  53

25. Estoppel Certificates .................................................  55

26. Surrender of Leased Premises ..........................................  55

27. Holding Over ..........................................................  55

28. Arbitration ...........................................................  56

29. Parking ...............................................................  56

30. Transfer of Landlord's Interest .......................................  58

31. Leasing Commissions ...................................................  58

32. Recordation ...........................................................  59

33. Commercial Purposes ...................................................  59

34. General Provisions ....................................................  59

35. Options to Extend Term ................................................  62

36. Expansion Options .....................................................  66

37. Roof Options ..........................................................  67

38. Security Plan .........................................................  67

39. Tenant's Allowance ....................................................  68

40. City Approvals ........................................................  68

41. Tenant's Right to Terminate ...........................................  68



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EXHIBITS

A    Floor Plan of Leased Premises
B    Construction Agreement
C    Cleaning Specifications
D    Rules and Regulations
E    Determination of Net Rentable Area
F    Description of Land
G    Security Plan
H    Signage
I    Area Plan
J    Commission Agreement

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this __ day of August, 1995, between (i) HARBOR EAST PARCEL G - OFFICE, LLC, a Maryland limited liability company (hereinafter referred to as "Landlord"), and (ii) SYLVAN LEARNING SYSTEMS, INC. a Maryland corporation (hereinafter referred to as "Tenant").

     WITNESSETH: Subject to the terms of this Lease, which, except for the payment of Rent and Additional Charges, shall be effective as of and from the date hereof, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises, for the Term.

     1. Definitions.

     (a) General Interpretive Principles. For purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (iii) references herein to "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Sections, subsections, paragraphs and other subdivisions of this Lease; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular provision; and (vi) the word "including" means "including, but not limited to."

     (b) Definitions. As used in this Lease the following words and phrases shall have the meanings indicated:

     Additional Charges: All amounts (including the Parking Fees set forth in
Section 29) payable by Tenant to Landlord under this Lease other than Basic Rent. All Additional Charges shall be deemed to be additional rent and all remedies applicable to the non-payment of Basic Rent shall be applicable thereto.

     Additional Insureds: Any Mortgagee of the Land or the Building, or both, and, if Landlord is a lessee of the Land or the Building, or both, the fee owner.

     Advance Rent: $45,833 representing the estimated Basic Rent for the first full month of the Term after the Lease Commencement Date, which Tenant shall pay to Landlord upon execution of this Lease and which Landlord shall credit against the corresponding monthly installment of Basic Rent.




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     Affiliate: When used with respect to a Person, any corporation, partnership, joint venture, trust or individual controlled by, under common control with, or which controls such Person (the term "control" for these purposes shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to make management decisions on behalf of, or independently to select the managing partner of, a partnership, or otherwise to have the power independently to remove and then select a majority of those individuals exercising managerial authority over an entity, and control shall be conclusively presumed in the case of the ownership of fifty (50%) or more of the equity interests).

     Alterations: Tenant Work and any alterations, installations, improvements, additions, renovations or physical changes to the Leased Premises (other than Tenant Work) made by or on behalf of Tenant or any Person claiming through or under Tenant before or after the Lease Commencement Date.

     Basic Rent: For each Lease Year, an amount equal to the product obtained by multiplying the Rentable Area by the Rent per Square Foot for such Lease Year.

     Building: The office building located on the Land, which has a mailing address of 1000 Lancaster Street, Baltimore, Maryland 21231.

     Building Rentable Area: The total net rentable area in the Building, as determined by Landlord's architect from the architectural plans for the Building, without field measurement, in accordance with the provisions of Exhibit E to this Lease is approximately 120,000 square feet.

     Business Days: All days except Saturdays after 1 p.m., Sundays and Legal Holidays.

     Common Areas: All areas, spaces and improvements within the Building and on the Land which are provided by Landlord, without a separate charge, for the non-exclusive convenience and use of the tenants of the Building and their agents, employees and invitees, including public elevators, lobbies, corridors, escalators, stairways and stairwells, public restrooms and comfort stations, truck loading areas and entrances and exits designated by Landlord for ingress and egress.

     Default  Interest Rate: A fluctuating rate per annum equal to the lesser of
(i) the sum of (x) the prime rate of NationsBank, N.A., said prime rate to change from time to time as and when the change is announced as being effective, and (y) three



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percent (3%), or (ii) the maximum rate of interest chargeable under applicable law, if any, with respect to the applicable payment.

     Event of Default: As defined in Section 16(a) as an event of default.

     Floor: A floor of the Building located above the foundation slab or above a below-grade area which is designated as a cellar or a basement. The term "Floor" preceded by a number shall mean the indicated floor of the Building.

     Hazardous Substances: The term shall include (i) any "hazardous substances," "pollutants" or "Contaminants" as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended: (ii) regulated substances and material described in the Resource Conservation and Recovery Act, as amended, other federal, state or local laws seeking to prevent pollution or contamination of land, air or water, and any regulations thereunder; (iii) any "hazardous substance" as defined by the laws of the State of Maryland, as amended; (iv) any oil, petroleum products or byproducts, as defined by the laws of the State of Maryland, as amended; (v) asbestos; (vi) polycholorinated biphensyls; and (vii) other materials defined or identified as dangerous, unsafe or hazardous (at or above statutory or regulatory levels), in any Legal Requirements governing the use, storage or disposition of such materials.

     Initial After-Hours HVAC Rate: $25 per hour per floor for the first Lease Year.

     Initial Calendar Year: The calendar year in which the Operating Expense Commencement Date occurs.

     Insurance Requirements: The usual and customary provisions and requirements of all policies of fire, property damage and liability insurance from time to time maintained by Landlord, and all rules and regulations promulgated by any Board of Fire Insurance Underwriters or fire insurance rating organization, applicable from time to time to the Building, the Land or the Parking Facilities.

     Land: The parcel of real property described in Exhibit F to this Lease.

     Landlord: The landlord named herein and any subsequent owner or lessee, from time to time, of Landlord's interest in the Land and/or the Building during the period of such owner's or lessee's ownership.






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




     Landlord's Notice Address: 600 S. Bond Street, Baltimore, MD, 21231.

     Lease: This Lease Agreement, as amended from time to time, and all Exhibits, Riders and Addenda attached hereto.

     Lease Commencement Date: October 1, 1996, except as otherwise provided in
Section 2A of this Lease.

     Lease Year: The period commencing on the Lease Commencement Date and ending on the last day of the month which completes 12 full calendar months after the Lease Commencement Date, and each 12 month period thereafter commencing on the first day after the end of the immediately preceding Lease Year, except that the last Lease Year shall end on the last day of the Term.

     Leased Premises: The area located on the 4th and 5th Floor of the Building, and designated as Suites 400 and 500. The Leased Premises are outlined on the floor plan attached as Exhibit A to this Lease consisting of the number of square feet determined by Landlord's architect consistent with Exhibit E.

     Leasehold Estate: Tenant's interest in the Leased Premises pursuant to this Lease.

     Leasing Broker: Miller Corporate Real Estate.

     Legal Holidays: New Years Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and Memorial Day.

     Legal Requirements: All laws, statutes, ordinances, orders, rules, regulations and requirements, including all mandatory energy conservation requirements applicable to the Building, of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force, applicable to the Land, the Building, the Parking Facilities and the Leased Premises, or any part thereof; all applicable local, State and Federal laws and regulations relating to the use on, storage in, and the removal from, the Land and/or the Building of hazardous or toxic material, petro-chemical products or asbestos or products containing asbestos; notices from a Mortgagee of the Building as to the manner of use or occupancy or the maintenance, repair or condition of the Leased Premises and/or the Building; and all covenants, conditions and restrictions of record affecting the use or occupancy of the Building.

     Minor Alterations: Alterations which do not affect the Common Areas, the structural elements of the Building, the exterior appearance of the Building, or the operating efficiency of the





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Building, and which in the aggregate, do not exceed 820,000 per project in cost.
constitute Minor Alterations.

     Mortgage: Any mortgage, deed of trust or other security instrument of record creating an interest in or affecting title to the Land or the Building, or both, or any part thereof, including a leasehold mortgage or subleasehold mortgage, and any and all renewals, modifications, consolidations or extensions of any such instrument; Mortgagee shall mean the holder or beneficiary of any Mortgage.

     Operating Expense Commencement Date: Lease Commencement Date.

     Operating Expenses: The aggregate of all reasonable and customary costs and expenses incurred on an accrual basis by Landlord in connection with the management, operation, maintenance, repair, cleaning, safety and administration of the Leased Premises, the Building and the Land, including employees' wages, salaries, welfare and pension benefits, other fringe benefits and payroll taxes for on-site employees; Real Estate Taxes; telephone service; painting of Common Areas; exterminating service; detection and security services; sewer rents and charges; premiums for fire and casualty, liability, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of obtaining and providing electricity, water and other public utilities; trash removal; janitorial and cleaning supplies; cleaning and janitorial services; landscaping maintenance; window cleaning; service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; sales and use taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Land and the Building; accounting fees relating to the determination of Operating Expenses and Operating Expense Increases and the preparation of statements required by tenants' leases; management fees, whether or not paid to any Person having an interest in or under common ownership with Landlord; fees paid in connection with the challenge of any proposed assessment which would result in an increase in the Real Estate Taxes, provided however, that Landlord shall only pursue such challenges if it reasonably expects the resulting savings to exceed the cost of such challenge; purchase and installation of indoor plants in the Common Areas; purchase and installation of additional landscaping not included in the original landscaping plan for the Building and replacement or substitute landscaping; and all other expenses now or hereafter reasonably and customarily incurred in connection with the operation, maintenance, and management of Peer Group Buildings. If Landlord makes an expenditure for a capital improvement to the





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Land or the Building, whether by installing energy conservation or labor-saving devices to reduce Operating Expenses, to comply with Legal Requirements or otherwise, and if, under generally accepted accounting principles, such expenditure is not a current expense, then, except as otherwise provided in the next sentence, the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized cost allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate equal to the prime rate of NationsBank, N.A. at the time of the expenditure, shall be treated as an Operating Expense. The cost of all repairs, replacements and improvements required to maintain the Building as a first-class office building, other than those related to structural or building systems or those excluded below, shall be treated as an Operating Expense even if the cost would otherwise be classified as a capital expenditure under generally accepted accounting principles. Refunds of Real Estate Taxes (reduced by Landlord's reasonable expenses in obtaining such refunds), amounts payable by tenants of the Building for after-hours heating or air- conditioning and for excess electrical usage, recoveries of expenses and other separate charges made to tenants of the Building for special services and (to the extent that Operating Expenses include the cost of any repair or reconstruction work) the amount of any insurance recoveries (net of the costs of collection), all determined on an accrual basis, shall be credited against Operating Expenses in computing the amount thereof. Operating Expenses shall not include financing or mortgage costs; depreciation expense: advertising for vacant space or building promotion; leasing commissions; executive salaries; the cost of tenant improvements; ground rent; or legal fees for leasing vacant space in the Building or enforcing Landlord's rights under leases with tenants for space in the Building. In addition, Operating Expenses shall not include the following:

          (i) fees for licenses and permits obtained by or for Landlord in connection with any non-office use activity by a tenant within the Building, such as retail or commercial uses;

          (ii) management fees paid to Affiliates of Landlord or other related Persons, provided however, that such fees can be included in Operating Expenses to the extent they are negotiated as arm's length arrangements;

          (iii) expenses not generally treated as operating expenses under generally accepted accounting principles except as specifically set forth above;

          (iv) any repairs or improvements made (A) by third parties to correct defects in prior construction, (B) to bring the

     Building in compliance with Legal Requirements applicable prior to the Lease Rental Commencement Date or (C) to cure Landlord's default under the terms of this Lease or any other space lease with a tenant in the Building;

          (v) increases in salary and benefits to employees of Landlord which are in excess of the prevailing increases within downtown Baltimore:

          (vi) expenses properly treated as indirect corporate or office overhead for other sites under generally accepted principles of office building management;

          (vii) costs or renovating, decorating or improving space for tenants or other occupants of the building, or vacant space:

          (viii) expenses in connection with services provided to tenants which are not consistent with services provided to all other tenants;

          (ix) interest and penalties on taxes, utility bills and other costs due to Landlord's negligence; and

          (x) fees paid to Tenant or other tenants in the Building as reimbursement for audit expenses incurred due to errors by Landlord in the calculation of Operating Expenses; and

          (xi) costs incurred by Landlord in challenging the application of Legal Requirements, or fees and expenses incurred or payable as a result of such application provided, however, that such costs can be included as Operating Expenses if Landlord reasonably expects the resulting savings arising from such challenge to exceed the cost of the challenge.

Operating Expenses are subject to adjustment as provided in Section 3(d).

     Parking Facilities: Any above grade parking structure and the surface parking areas on the Land or on other parcels located in the Inner Harbor East subdivision designated as available for Tenant's use during the term of this Lease in accordance with Section 29 of this Lease.

     Peer Group Buildings: First-class, Class A office buildings in downtown Baltimore of comparable age, quality and location.

     Person: A natural person, a partnership, a corporation and any other form of business or legal association or entity.







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




     Real Estate Taxes: All taxes, assessments, vault rentals, and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the Building and the Land imposed by any public or quasi-public authority having jurisdiction and personal property taxes levied or assessed on Landlord's personal property used in connection with the management, operation, maintenance, repair, cleaning, safety and administration of the Land and the Building less all applicable credits. Except for taxes, fees, charges and impositions described in the next succeeding sentence, Real Estate Taxes shall not include any federal or state estate or inheritance taxes or taxes on income. If at any time during the Term the methods of taxation shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of any Real Estate Taxes levied, assessed or imposed there shall be levied, assessed or imposed (i) a tax, license fee, excise or other charge on the rents received by Landlord, or (ii) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to, the whole or any portion of any Real Estate Taxes, then the same shall be included as Real Estate Taxes. A tax bill or true copy thereof, together with any explanatory or detailed statement of the area or property covered thereby, submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as of the items taxed. If any real property tax or assessment levied against the land, buildings or improvements covered thereby or the rents reserved therefrom shall be evidenced by improvement or other bonds, or in other form, which may be paid in annual installments only the amount paid or payable in any calendar year, including the interest, if any, thereon, shall be included as Real Estate Taxes for that calendar year. The Real Estate Taxes for the first Lease Year includible as Operating Expenses shall not exceed $.75 per square foot. Landlord shall make timely applications for, diligently pursue and use best efforts to keep in place all discounts applicable as a result of the Building being located in a State Enterprise Zone or Federal Empowerment Zone.

     Rent Per Square Foot: Eleven Dollars ($11.00) per square foot of Rentable Area during the first Lease Year. For each Lease Year (or part of a Lease Year) thereafter during the Term, the Rent per Square Foot shall be an amount equal to 102.15% of the Rent per Square Foot for the immediately preceding Lease Year.

     Rentable Area: The net rentable area of the Leased Premises, as determined by Landlord's architect from the approved permit sets of construction drawings for the Leased Premises, without field measurement, in accordance with the provisions of






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Exhibit E to this Lease. Landlord's architect has initially estimated the
Rentable Area to be approximately 50,000 square feet.

     Rules and Regulations: The rules and regulations attached as Exhibit D to this Lease as modified from time to time by Landlord pursuant to Section 8.

     Security Deposits: A sum equivalent to one (1) month's Basic Rent.

     Taking: A taking of property, or any interest therein or right appurtenant or accruing thereto, by condemnation or eminent domain or by action or proceedings, or agreement in lieu thereof, pursuant to governmental authority.

     Tenant: The tenant named herein, any Affiliate thereof and any permitted assignee under Section 15.

     Tenant's Associates: Tenant's subtenants, agents, employees, invitees, licensees, customers and clients, and guests or contractors of any of the foregoing.

     Tenant's Notice and Billing Address: Sylvan Learning Systems, Inc., 9135 Guilford Road, Columbia, MD 21046, (before the Lease Commencement Date), or the Premises (after the Lease Commencement Date).

     Tenant's Personal Property: All furniture, furnishings, business machines, equipment and other moveable property installed in the Leased Premises by, or at the expense of, Tenant and (i) not affixed to the Land or the Building; or (ii) affixed but removable without substantial damage (which damage can be and is repaired by Tenant).

     Tenant's Proportionate Share: The percentage (rounded off to two decimal points) from time to time which the Rentable Area is of the Building Rentable Area.

     Tenant's Space Layout: As defined in Section 4 of Exhibit B.

     Tenant's Work: As defined in Exhibit B.

     Term: The period commencing on the Lease Commencement Date and ending on the last day of the calendar month which completes ten (10) full years after the Lease Commencement Date, but in any event the Term shall end on any date when this Lease is sooner terminated.






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




     Unavoidable Delays: Delays caused by strikes, acts of God, lockouts, labor difficulties, riots, explosions, sabotage, accidents, shortages or inability to obtain labor or materials, Legal Requirements, governmental restrictions, enemy action, civil commotion, fire or other casualty or similar causes beyond the reasonable control of Landlord, other than as to Landlord, delays caused by financial difficulties experienced by Landlord, whether in securing initial financing or otherwise.

2.   Completion of Leased Premises.

     a. The completion of the Leased Premises shall be done in accordance with the provisions of Exhibit B to this Lease.

     b. Construction on the Building shall commence by September 30, 1995.

     c. The Base Building shall be built in accordance with plans and specifications prepared by Landlord's architect, a copy of which have been delivered to Tenant. Landlord agrees to provide to Tenant, upon request, copies of such plans and specifications as may be needed by Tenant to install improvements, make alterations or perform repairs which are Tenant's responsibility hereunder, or which Tenant may need to perform in the event of an emergency.

     2A. Lease Commencement Date. Except as otherwise provided in Exhibit B, the Lease Commencement Date shall occur sixty (60) days after Landlord has delivered the-Leased Premises to Tenant in a Floor Ready Condition (the "Tenant Work Period") provided that the Date of Substantial Completion has occurred. If the Date of Substantial Completion has not occurred by the end of the Tenant Work Period, the Lease Commencement Date shall be the Date of Substantial Completion. Landlord and Tenant anticipate the following schedule: (i) the Leased Premises will be delivered to Tenant in a Floor Ready Condition on August 1, 1996; (ii) the Date of Substantial Completion will be September 1, 1996, and (iii) the Lease Commencement Date will be October 1, 1996. If the Date of Substantial Completion for the Base Building has not occurred by October 15, 1996, Landlord shall pay Tenant liquidated damages in the amount of $1,424.00 per day for each day of delay after October 15, 1996 not caused by Tenant's Delay (as defined in Exhibit B) until the Lease Commencement Date occurs. Within 10 days after the Lease Commencement Date has been determined, Tenant shall, at the request of Landlord, execute and deliver to Landlord a written instrument setting forth the precise dates of commencement and expiration of the Term and the Rentable Area, and certifying that Tenant is in possession of the Leased Premises and has no claims, defenses, offsets or counterclaims against Landlord, or specifying each such claim, defense, offset or counterclaim.






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     Notwithstanding the foregoing, Tenant may elect to use Landlord's
Contractor to perform the Tenant Work. In such event, subject to: (i) Tenant complying with a reasonable schedule developed by Landlord for preparation and delivery of Tenant Work Construction Documents: (ii) Tenant's timely approval of costs for Tenant Work; and (iii) Unavoidable Delay, the Lease Commencement Date will be the date of substantial completion by Landlord's Contractor of Tenant Work (as determined by Tenant's architect and Landlord's architect) or the Date of Substantial Completion, whichever is later.

     3.   Rent and Additional Charges.

     (a) Payments of Rent and Additional Charges. Tenant shall pay the Basic Rent for each Lease Year in equal monthly installments in advance on the Lease Commencement Date and thereafter on the first day of each month (or part of a month) during the Term. If the Lease Commencement Date is not the first day of a month, Basic Rent for the month in which the Lease Commencement Date occurs shall be pro-rated on the basis of the number of days in the month before and after the Lease Commencement Date. Landlord acknowledges receipt of the Advance--Rent. The difference, if any, between the Advance Rent and the first monthly installment of Basic Rent shall be adjusted as of the Lease Commencement Date. The Basic Rent and all Additional Charges shall be paid promptly when due, in lawful money of the United States, without notice or demand and without deduction, diminution, abatement, counterclaim or setoff of any amount or for any reason whatsoever, except as otherwise expressly provided in subsection (b) and in Sections 13(b) and 14(a), to Landlord at Landlord's Notice Address or at such other address or to such other Person (including a successor to Landlord's interest in the Building) as Landlord may from time to time designate. If Tenant makes any payment to Landlord by check, such payment shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to make the payment in question when required under this Lease. If, during the Term, Landlord receives two or more checks from Tenant which are returned by Tenant's bank for insufficient funds or are otherwise returned unpaid, Tenant agrees that all checks thereafter shall be either bank, certified or cashiers' checks. All bank service charges resulting from any bad checks shall be borne by Tenant. The rent reserved under this Lease shall be the total of all Basic Rent and Additional Charges, increased and adjusted as elsewhere herein provided, payable during the entire Term and, accordingly, the methods of payment provided for herein, namely, annual and monthly rental payments, are for convenience only and are made on account of the total rent reserved hereunder.

     (b) Payment of Operating Expenses. Tenant shall pay as additional rent Tenant's Proportionate Share of Operating Expenses for each calendar year, commencing with the Initial Calendar Year.

     (i) Landlord shall make a reasonable estimate of Tenant's Operating Expenses for each calendar year after the Initial Calendar Year (based on the projected Real Estate Taxes payable for the real estate tax fiscal years included in such calendar year, the other Operating Expenses for the preceding calendar year and anticipated increases in other Operating Expenses for the current calendar year). Tenant shall pay to Landlord a properly prorated share of the estimated amount of Tenant's Operating Expenses for each calendar year on the first day of each month in advance, beginning on the first day of the first calendar year after the Initial Calendar Year.

     (ii) If Landlord's estimate of Tenant's Operating Expenses for any calendar year is not received by Tenant on or before January 1 of the calendar year, Tenant shall continue to pay the monthly installments of Operating Expenses at the rate established for the immediately preceding calendar year until Tenant receives a new estimate for the calendar year. Within 15 days after receipt of a new estimate of Operating Expenses for the calendar year, Tenant shall pay to Landlord in a lump sum the arrearages in the monthly estimates for each month in the calendar year before receipt of the estimate, if any, and shall pay the remaining monthly installments for the calendar year on the first day of each month in advance during the balance of the calendar year.

     (iii) Within 120 days after the end of each calendar year, including the Initial Calendar Year, Landlord shall submit to Tenant a statement prepared by Landlord's independent certified public accountant (the "Annual Operating Expense Statement") setting forth in reasonable detail the Operating Expenses for such calendar year and the amount (if any) of Tenant's Proportionate Share of Operating Expenses for such calendar year. If Tenant's Proportionate Share of Operating Expenses so stated are more than the amount (if any) theretofore paid by Tenant for Operating Expenses based on Landlord's estimate for the calendar year, Tenant shall pay to Landlord the deficiency after the submission of the Annual Operating Expense Statement. Such payment shall be made with the next payment of Basic Rent due at least 20 days after receipt by Tenant of all such information. If Tenant's Proportionate Share of Operating Expenses so stated are less than the amount (if any) theretofore paid by Tenant for Operating Expenses based on Landlord's estimate for the calendar year, Landlord shall credit the excess against the next monthly installment of Basic Rent thereafter payable by Tenant under this Lease, except that Landlord shall refund the excess (if any) for the calendar year within which the last Lease Year ends to Tenant within 15 days after submission of the Annual Operating Expense Statement for such calendar year.

     (iv) If the Lease Commencement Date shall not coincide with the beginning of a calendar year, the amount of Operating Expenses payable for the Initial Calendar Year shall be pro-rated on a daily basis between Landlord and Tenant based on the number of days in the Initial Calendar Year occurring on and after the Lease Commencement Date. If the last day of the Term shall not coincide with the end of a calendar year, the amount of Operating Expenses payable for the calendar year in which the last day of the Term occurs shall be pro-rated on a daily basis between Landlord and Tenant based on the number of days in which this Lease is in effect. Tenant's obligation under this subsection to pay Operating Expense Increases and Landlord's obligation to reimburse Tenant for an overpayment of Operating Expenses shall survive the expiration of the Term or the earlier termination of this Lease.

     (c) Tenant's Right to Audit the Annual Operating Expense Statement. Tenant shall have the right to audit the Annual Operating Expense Statement for any calendar year at any time within 90 days after Tenant receives such Annual Operating Expense Statement. The cost of any such audit shall be paid by Tenant, except that, if it is determined on the basis of such audit (or if, in accordance with the following provisions, it is otherwise ultimately determined) that the amount of Operating Expenses for any calendar year was overstated by more than seven percent (7%), then the cost of the audit shall be paid by Landlord. Landlord shall pay to Tenant any overpayment of Tenant's Proportionate Share of Operating Expense Increases for the calendar year in question within 30 days after the amount of the overpayment has been established by the audit or by arbitration as provided in this subsection. If Tenant fails to exercise its right of audit within the 90-day period, the amount of Tenant's Operating Expenses for the calendar year shall be conclusively established as the amount set forth in the Annual Operating Expense Statement for such calendar year delivered by Landlord to Tenant pursuant to subsection (b) as to all matters other than fraud. If, however, Tenant timely exercises its right of audit, the amount of Tenant's Operating Expenses for such calendar year shall be conclusively established as the amount determined as a result of such audit unless, within 90 days after receipt of a report of the same from the auditors selected by Tenant, Landlord, at its expense, shall contest the amount thereof, in which event the amount of Tenant's

Proportionate Share of Operating Expenses shall be conclusively established by an arbitration proceeding conducted pursuant to Section 28.

     (d) Gross Up of Operating Expenses.

     (i) If, during all or any part of a calendar year, any part of the Building Rentable Area is leased to a tenant (hereinafter referred to as a "Special Tenant") which, in accordance with the terms of its lease, provides its own cleaning and janitorial services, has separately metered electrical service or is not otherwise required to pay Operating Expenses on the basis of operating expenses for the Building which include substantially the same components as the Operating Expenses (as defined in Section 1(b), the Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial service, electricity and the other expenses, as reasonably estimated by Landlord, that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services for the space occupied by the Special Tenant, the space occupied by the Special Tenant was not separately metered for electricity or Landlord had furnished and paid for any other service which the Special Tenant did not receive and which was not included in operating expenses as defined in the Special Tenant's lease.

     (ii) If the average occupancy level of the Building for any calendar year is less than 95%, the Operating Expenses for such calendar year shall be increased by the additional Operating Expenses, as reasonably estimated by Landlord, that would have been incurred by Landlord in providing the same services provided to Tenant (and included in Operating Expenses) if the average occupancy level of the Building for the calendar year had been 95%. For purposes of the preceding sentence, the "average occupancy level of the Building" for any calendar year shall be the arithmetic average of the Building Rentable Area occupied by tenants on the first day of each month during the calendar year. Notwithstanding the foregoing, as long as Tenant occupies at least its current share of space in the Building, Tenant shall not be responsible for more than eighty percent (80%) of all Operating Expenses.

     (e) Interest. If Tenant fails to make any payment of Basic Rent or Additional Charges within five days after the due date thereof, interest shall accrue on the unpaid portion thereof from the due date at the Default Interest Rate, and shall be payable on demand.

     (f) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Basic Rent or Additional Charges nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord.

     (g) Late Payment Charge. If Tenant fails to pay any Basic Rent or Additional Charges within five days after the same become due and payable, Tenant shall also pay to Landlord on demand a late payment service charge (to cover Landlord's administrative and overhead expenses of processing late payments and not to be a penalty) equal to the greater of $100.00 or 5% of such unpaid sum for each and every calendar month or part thereof after the due date that such sum has not been paid to Landlord. Such payment shall not excuse the untimely payment of rent.

     (h) Adjustment of Basic Rent for Increases in Rent per Square Foot. Whenever there is a change in the Rent per Square Foot during a Lease Year pursuant to any of the provisions of this Lease, the Basic Rent for the Lease Year in which the change occurs shall be adjusted as of the date on which the change becomes effective so that the Basic Rent for the period before the change becomes effective shall be determined by the Rent per Square Foot in effect immediately before the change and the Basic Rent for the period after the change becomes effective shall be determined by the new Rent per Square Foot in effect immediately after the change. Tenant shall continue to pay the Basic Rent at the monthly amount in effect immediately before the change becomes effective until notified by Landlord of an increase in the Basic Rent resulting from the increase in the Rent per Square Foot. Within 15 days after receipt of a notice from Landlord of the increase in the Basic Rent resulting from the increase in the Rent per Square Foot, Tenant shall pay to Landlord, in a lump sum, an amount equal to the difference between (i) the Basic Rent, adjusted to reflect the increase in the Rent per Square Foot, for the period beginning on the date on which the increase in the Rent per Square Foot became effective and ending on the first day of the month in which Tenant receives Landlord's notice of the increase, and (ii) the Basic Rent previously paid by Tenant to Landlord for the same period.

     (i) No Setoff. Tenant shall not have the right to setoff or deduct any amount allegedly owed by Landlord to Tenant under this Lease from any of the Basic Rent or Additional Charges payable by Tenant under this Lease. Tenant's sole remedy with respect to any claim against Landlord shall be to commence an independent legal action against Landlord.

     4.   Common Areas.

     (a) Subject to the Rules and Regulations, for 24 hours of each day and throughout the Term, Tenant and Tenant's Associates shall have the non-exclusive right, in common with others, to use the Common Areas. Subject to subsection (b) below, Landlord shall have the right at any time, without Tenant's consent, (i) to change the arrangement or location of entrances, passageways, doors, doorways, corridors, stairs or other public portions of the Land, the Building and the Parking Facilities, provided any such change does not interfere with Tenant's access to the Leased Premises or the Parking Facilities; (ii) to grant to any Person an exclusive right to conduct a particular business or undertaking in the Building that is not inconsistent with Tenant's permitted use of the Leased Premises: (iii) to use and/or lease the roof of the Building and the Common Areas for any purposes not inconsistent with the terms of this Lease;
(iv) to subdivide the Land or to combine the Land with other adjoining real property; and (v) to add additional floors to the Parking Facilities (other than to the Building), to erect additional buildings on the Land and to erect temporary scaffolds and other devices in connection with the construction, repair and maintenance of the Land or the Building, or both. Landlord's exercise of any of the foregoing rights shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord shall use reasonable efforts to mitigate such inconvenience or annoyance (but with no obligation to employ labor at overtime or other premium pay rates).

     (b) Notwithstanding subsection (a) above, no modifications shall be made to all or part of the Common Areas, if as a result thereof: (i) any part of the Building or the Leased Premises would be in violation of any Legal Requirement;
(ii) the security plan for the Building, the Leased Premises or the Parking Facilities is compromised or diminished in effectiveness; (iii) any part of the Common Areas are used for retail or marketing purposes except for advertising the availability of space in the Building; or (iv) the appearance of the Building is inconsistent with first class, Class A office buildings in downtown Baltimore of comparable age, quality and location (the "Peer Group Buildings").

     5.   Services and Utilities.

     (a) Building Services. Throughout the Term, Landlord agrees that the Building will be maintained in the same manner as other Peer Group Buildings, and that, subject to Unavoidable Delays and Legal Requirements, it will furnish, or cause to be furnished, all necessary maintenance, repairs, utilities and services, including, without limitation, the initial capital improvements and equipment installations, as well as the subsequent maintenance, services and repairs as set forth below to the following services:

     (1) Subject to the provisions of subsections (b) and (c), normal and usual electricity for lighting purposes and the operation of ordinary office equipment consisting of an average of 5 watts per square foot of Rentable Area;

     (2) Adequate supplies for toilet rooms located in the Common Areas and in the Leased Premises (if any);

     (3) Cleaning and janitorial services after business hours on Business Days in accordance with the standards set forth in Exhibit C to this Lease;

     (4) Hot and cold running water in the toilet rooms located in the Common Areas and at valved outlets at the locations in the Leased Premises (if any) shown on Tenant's Space Layout;

     (5) Subject to the provisions of subsections (d), heating, ventilating and air-conditioning to the Leased Premises as may seasonally be required to maintain a minimum temperature within all of the Leased Premises of 72(degree)F in winter when outdoor temperatures are 10(degree)F, or above, and a maximum temperature within all of the Leased Premises of 76(degree)F in summer when outdoor temperatures are 91(degree)F or below, between the hours of 8:00 A.M. and 7:00 P.M. on Business Days and between the hours of 8:00 A.M. and 1:00 P.M. on Saturdays ("normal business hours") unless Saturday is a Legal Holiday in accordance with the standards set forth in subsection (f);

     (6) Automatically operated elevator service 24 hours a day, seven days a week, but Landlord may limit the number of elevators in the Building in operation at times other than during normal business hours on Business Days but in no event less than one;

     (7) All electric bulbs and fluorescent tubes in light fixtures in the Common Areas and Building Standard light fixtures in the Leased Premises shall be promptly replaced when necessary;

     (8) A security access system for the Common Areas of the Building; and

     (9) Sufficient access cards, to be used in conjunction with the security system, to provide each employee of Tenant with a card, and a system for disarming and replacing cards as employees leave or are replaced.

     (b) Electricity. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Leased Premises by reason of any requirement, act or omission of the public utility providing the Building with electricity. Tenant's use of electrical energy in the Leased Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises. Tenant shall not install or operate in the Leased Premises any electrically operated equipment which uses electric current in excess of the capacity specified in paragraph (1) of subsection (a) without Landlord's prior consent, which consent may be conditioned upon Tenant's agreement to pay an additional charge to compensate Landlord for Tenant's excessive consumption of electricity and to pay the cost of any additional wiring or electrical equipment or installations which may be required for the operation of such equipment. In order to ensure that such normal capacity is not exceeded and to avert a possible adverse effect upon the Building electrical service Tenant shall give notice to Landlord before Tenant connects to the Building electrical distribution system any electrically operated equipment other than lamps, typewriters, personal computers, copy machines and similar small office machines. Any feeders or risers to supply Tenant's electrical requirements in addition to those originally installed, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, but only if, in Landlord's reasonable judgment, such additional feeders or risers are permissible under all Legal Requirements and Insurance Requirements and the installation of such feeders or risers will not cause permanent damage or injury to the Building or cause or create a dangerous condition or unreasonably interfere with other tenants of the Building. Tenant may elect, at Tenant's sole cost and expense to separately meter full floors of the Leased Premises.

     (c) Landlord's Right to Meter Tenant's Electrical Usage. If, at any time or from time to time, the estimated connected electrical load (including lighting and power) used by Tenant's lighting and electrically operated equipment exceeds the capacity specified in paragraph (1) of subsection (a), Landlord may either
(i) install a separate electric meter for the Leased Premises, at Tenant's sole cost and expense, and Tenant shall reimburse Landlord for the cost of electricity it consumes, as recorded by such meter, in excess of the amount of electricity that would be consumed by a tenant whose consumption of electricity was equal to, but did not exceed, the specified limits, or (ii) from time to time have a survey made by an independent electrical engineer or electrical consulting firm to be selected and paid for by Landlord to determine the amount of electricity consumed by Tenant in excess of the amount of electricity that would be consumed by a tenant whose consumption of electricity was equal to, but did not exceed, the specified limits, and Tenant shall pay to Landlord the cost of excess electricity it consumes as determined by such electrical engineer or consulting firm.

     (d) After-Hours Heating and Air-Conditioning. Landlord shall provide heat and air-conditioning at times in addition to those specified in paragraph (5) of subsection (a) at Tenant's expense, if Tenant gives Landlord notice before 3:00 P.M. (in the case of after-hours service on weekdays) and before 3:00 P.M. on Fridays or the day preceding a Legal Holiday (in the case of after-hours service on Saturdays, Sundays or Legal Holidays). Landlord shall have the right throughout the Term to charge Tenant for after-hours use of heat or air-conditioning at an hourly rate which represents Landlord's reasonable estimate of its actual cost of providing such after-hours service, including labor, cost of electricity and wear and tear on equipment, plus an allowance of 10% thereof to cover general overhead but in no event more than comparable charges at Peer Group Buildings. During the first Lease Year, Landlord's charge for after-hours service shall not exceed the Initial After Hours HVAC Rate. If the same after-hours service is also requested by other tenants on the same floor of the Building as Tenant, the charge therefor to each tenant requesting such after-hours service shall be a pro-rated amount based upon the square footage of the leased premises of all tenants on the same floor requesting such after-hours services. Tenant shall pay such charges to Landlord within 15 days after Tenant's receipt of an invoice therefor.

     Notwithstanding anything herein to the contrary, Tenant may, in lieu of being charged for after-hours service, request Landlord to install at Tenant's sole cost and expense a separate electric meter with time of day capability for the Leased Premises and thereafter Tenant shall reimburse Landlord for the cost of electricity it consumes, as recorded by such meter, plus Tenant's pro rata share of the maintenance and depreciation associated with that portion of the HVAC system attributable to such after hours use and reasonable administration costs associated therewith, if applicable.

     (e) Landlord's Right to Maintain Pipes, Conduits. etc. Landlord reserves the right to erect, install, use, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires in, to and through the Leased Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building, or other tenants' installations in the Building, and the right at all times to transmit water, heat, air-conditioning and electric current through such pipes, conduits, cables, plumbing, vents and wires. In exercising its rights under this subsection, Landlord shall use reasonable efforts to minimize interference with Tenant's business in the Leased Premises (but with no obligation to employ labor at overtime or other premium pay rates).

     (f) HVAC Specifications. Landlord represents to Tenant that the HVAC system for the Leased Premises has been designed to provide for the comfortable occupancy of the Leased Premises at temperatures consistent with those provided in other Peer Group Buildings subject to Legal Requirements. Landlord shall not be responsible if the normal operation of the Building air-conditioning system shall fail to provide conditioned air within comfortable temperatures levels (i) in any portions of the Leased Premises which have a connected electrical load for all purposes (including lighting and power) in excess of 5 watts per square foot of Rentable Area or which have a human occupancy factor in excess of one individual for each 100 square feet of Rentable Area (the average electrical load and human occupancy factors for which the Building air-conditioning system is designed), (ii) because of the arrangement of partitioning or other Alterations made by or on behalf of Tenant or any Person claiming through or under Tenant (including work performed by Landlord for Tenant pursuant to Exhibit B), (iii) in any portions of the Leased Premises exposed to direct sunlight in which Tenant fails to keep the venetian blinds closed, or (iv) because of the failure by Tenant or its employees to use the HVAC system in the manner in which it was designed to be used. Tenant agrees to observe and comply with all reasonable rules from time to time prescribed by Landlord for the proper functioning and protection of the HVAC systems in the Building.

     (g) Cessation of HVAC and Mechanical Services. Landlord reserves the right to stop the service of heating, air-conditioning, ventilating, elevator, plumbing, electricity or other mechanical systems or facilities in the Building, if necessary by reason of accident or emergency, or for repairs, alterations, replacements, additions or improvements which, in the reasonable judgment of Landlord, are desirable or necessary, until said repairs, alterations, replacements, additions or improvements shall have been completed. The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant's business, or otherwise, or entitle Tenant to any abatement or diminution of rent. Except in cases of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage of any such systems or facilities. In all cases, Landlord will use due diligence to complete any such repairs, alterations, replacements, additions or improvements with reasonable promptness. Landlord shall also perform any such work in a manner reasonably designed to minimize interference with

Tenant's normal business operations (but with no obligation to employ labor at overtime or other premium pay rates).

     (h) Unavoidable Delays in Providing Building Services. Landlord does not make any warranty that the services to be provided by this Section will be free from any irregularity or stoppage. Landlord shall use due diligence to correct any such irregularity or stoppage. However, if Landlord fails to supply, or is delayed in supplying, any service expressly or impliedly to be supplied by Landlord under this Lease, or is unable to make, or is delayed in making, any repairs, alterations, additions, improvements or decorations, or is unable to supply, or is delayed in supplying, any equipment or fixtures, and if such failure, delay or inability results from Unavoidable Delays, such failure, delay or inability shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience to Tenant, or injury to, or interruption of, Tenant's business, or otherwise, or entitle Tenant to any abatement or diminution of rent. Provided, however, should any disruption in service or utilities which has any material adverse impact on Tenant's business last beyond five (5) consecutive days, Tenant shall be entitled to abate one day of Basic Rent for each day of further disruption of services.

     (i) Landlord, in addition to any other obligations set forth in this Lease, shall be responsible for making all repairs, alterations and improvements resulting from: (1) any deficiencies or defects in the initial plans for the Building, including any failures to meet current Legal Requirements; (2) an inability to enforce any guaranties or warranties provided in conjunction with the construction of the Base Building in the Leased Premises; and (3) future Legal Requirements applicable to the Building, the Parking Facilities or the Leased Premises provided, however, that Tenant shall reimburse Landlord for the cost of any repairs, alterations and improvements in the Leased Premises as Additional Rent on a monthly basis over a period of time equal to the useful life of the repairs, alterations and improvements.

     (j) Work During Non-Business Hours. Landlord agrees that, except in the event of serious emergencies requiring immediate attention, at Tenant's request and at Tenant's sole expense (as to the additional cost of performing the work during non-business hours), all work required to be done in the Leased Premises shall be performed during hours which are not normal business hours.

     6.   Use of Leased Premises and Building.

     (a) Permitted Use. Tenant and its permitted subtenants shall use and occupy the Leased Premises solely for general office purposes and other legally permitted uses which are mutually agreed upon by Landlord and Tenant, including transmitting equipment and studios; seminar rooms and auditoriums; training areas and work stations; dining areas, vending areas and classrooms in accordance with the applicable Legal Requirements and zoning regulations consistent with the character and dignity of the Building, and shall not use or permit or suffer the use of the Leased Premises for any other purpose whatsoever without the prior consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall control its business and control Tenant's Associates in such a manner as not to create a nuisance or interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant shall not permit or suffer the Leased Premises to be occupied by anyone other than Tenant except as provided by Section 15. Tenant shall at all times have access to the Leased Premises, the Building, and the Parking Facilities 24 hours a day, seven days a week, subject, however, in all respects to all the terms contained in this Lease. However, Landlord may regulate and restrict access to the Building and the Parking Facilities at times other than normal business hours on Business Days for security purposes so long as Tenant's employees, agents and business invitees have reasonable access to the Leased Premises, and the Parking Facilities without unreasonable inconvenience.

     (b) Payments of Taxes. Throughout the Term, Tenant covenants and agrees to pay 10 days before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business conducted in the Leased Premises, upon the Leasehold Estate or upon Tenant's Personal Property other than Real Estate Taxes.

     (c) Restrictions on Use. Throughout the Term, Tenant shall not : (i) knowingly use or permit or suffer the use of any portion of the Leased Premises, the Building or the Parking Facilities for any unlawful purpose; (ii) use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any foreign substances therein; (iii) place a load on any floor exceeding the floor load per square foot which such floor was designed to carry in accordance with the plans and specifications of the Building; (iv) install, operate or maintain in the Leased Premises any heavy item of equipment except in such manner as to achieve a proper distribution of weight; (v) strip, overload, damage or deface the Leased Premises, the Common Areas or the Parking Facilities, or the fixtures therein or used therewith; (vi) move any bulky furniture or equipment into or out of the Leased Premises except at such times and using such loading docks, entrances and elevators as Landlord may from time to time designate; (vii) use any floor adhesive in the installation of any carpeting without Landlord's prior written consent; or (viii) install in the Leased Premises any other equipment of any kind or nature which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, HVAC system, plumbing system, or electrical system serving the Leased Premises or the Building, unless the Alterations involved in making such changes, replacements or additions have been approved by Landlord in writing and made pursuant to Section 9(a).

     (d) Compliance with Legal Requirements.

     (i) Landlord represents and warrants to the Tenant that the Building, the Parking Facilities and the Leased Premises are or will be in compliance with all applicable Legal Requirements, including the Americans With Disabilities Act, at the Lease Commencement Date, and that Landlord is not now aware of any Legal Requirements that will go into effect subsequent to that date which have not been incorporated in the design and construction of the Building, the Parking Facilities and the Leased Premises.

     (ii) Tenant, at its expense, shall make any Alterations required after the Lease Commencement Date to comply with Legal Requirements to the extent the obligation to comply with such Legal Requirements arises uniquely from Tenant's use or manner of use of the Leased Premises and not from any general office or educational use.

     (iii) Neither Landlord nor Tenant shall use or occupy the Leased Premises, or knowingly permit the Leased Premises, the Building or the Parking Facilities to be used or occupied in violation of any Legal Requirements. Specifically, Tenant is obligated to comply with all provisions of the Americans With Disabilities Act applicable to Alterations made to the Leased Premises beyond those to be made by Landlord as part of Landlord's work, and Landlord is responsible for all other forms of compliance.

     (iv) If, after the commencement of the Term, any governmental authority shall contend or declare that the Leased Premises or the Building are being used for a purpose which is in violation of any Legal Requirements, (i) Tenant shall, upon five days' notice from Landlord, immediately discontinue such use of the Leased Premises, unless Tenant has in the interim, undertaken to challenge the claim, and the continuation of such challenge does not jeopardize Landlord's interest in the Building (whether through bonding or by way of the limited nature of remedies available to the governmental authority), and (ii) Landlord shall seek to discontinue such use in a manner that avoids any adverse consequences to Tenant, including disruption of service and/or utilities. If thereafter the governmental authority asserting such violation threatens, commences or continues proceedings against Landlord for Tenant's failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall save, defend, indemnify and hold harmless Landlord from and against any and all liability for any such violation or violations resulting from Tenant's actions or failure to take action. Landlord shall save, defend, indemnify and hold harmless Tenant from and against any liability for any violation or violations resulting from Landlord's actions or failure to take action.

     (e) Compliance with Insurance Requirements. Tenant shall not use or occupy the Leased Premises, or permit the Leased Premises, the Building or the Parking Facilities be used or occupied, in violation of Insurance Requirements. Tenant shall not do, or permit anything to be done, in or upon the Leased Premises, the Building or the Parking Facilities, or bring or keep anything therein, which shall increase the premiums payable for casualty and property damage insurance for the Land, the Building or the Parking Facilities or on any property located therein. If, by reason of the failure of Tenant to comply with the provisions of this subsection, the premiums payable for casualty and property damage insurance for the Land, the Building or the Parking Facilities shall at any time be higher than they otherwise would be, then Tenant shall reimburse Landlord and any other tenant of the Building, on demand, for that part of all premiums for any insurance coverage that shall have been charged because of such violation by Tenant and which Landlord or such other tenant, or both, shall have paid on account of an increase in the rate or rates in its own policies of insurance.

     (f) No Flammable Substances. Tenant shall not bring or permit to be brought or kept in or on the Leased Premises any flammable, combustible or explosive substance except standard cleaning fluid, standard equipment, materials and supplies (including magnetic tape) customarily used in conjunction with business machines and equipment of the type used from time to time by Tenant in reasonable quantities.

     (g) Hazardous Substances.

     (i) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Substances. Tenant shall not allow the storage or use of such Hazardous Substances in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such Hazardous Substances, nor allow to be brought into the Leased Premises any Hazardous Substances except to use in the ordinary course of Tenant's business.

     (ii) Landlord has provided Tenant with a copy of a Limited Phase II Environmental Site Assessment Inner Harbor East-Parcel G prepared by Engineering Consulting Services, Ltd. and dated June 20, 1995 (the "Environmental Report"). Landlord represents and warrants to Tenant that it has no knowledge of any Hazardous Substances on the site, other than as noted in the Environmental Report. Any remediation required in connection with matters described in the Environmental Report shall be Landlord's responsibility, and the indemnity described in clause (iii) below shall apply to such Landlord obligation.

     (iii) Landlord represents and warrants to Tenant that Landlord will not directly, nor knowingly permit others to, cause or permit the escape, disposal or release of any Hazardous Substances anywhere on the Land or within the Parking Facilities and the Building and Landlord will indemnify and hold Tenant harmless from any liability, cost or expense resulting from a violation of these provisions if caused by Landlord or persons acting at Landlord's direction.

     (iv) Any expenses incurred by either party for the purpose of testing shall be borne by the party undertaking the test, unless a determination is made that a violation has occurred of this Section 6(g), in which event the party responsible for the violation shall bear the cost of the testing.

     (v) Each party shall execute affidavits, representations and the like from time to time at the other party's request concerning the responding party's best knowledge and belief regarding the presence of Hazardous Substances on the Leased Premises.

     (vi) In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Leased Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or Persons acting under Tenant or at Tenant's direction.

     7.   Care of Leased Premises and Building.

     (a) Maintenance and Repairs by Tenant. Tenant shall act with care in its use and occupancy of the Leased Premises and the fixtures therein and, at Tenant's sole cost and expense, shall furnish its own electric bulbs and fluorescent tubes for all light fixtures in the Leased Premises which are not Building Standard fixtures and, except as otherwise provided in Section 13, shall make all repairs and replacements to the Leased Premises, other than structural necessitated or caused by the willful or negligent acts or omissions of Tenant, Tenant's Associates or any Person claiming through or under Tenant or by the use or occupancy or manner of use or occupancy of the Leased Premises by Tenant, Tenant's Associates or any such Person. Without affecting Tenant's obligations set forth in the preceding sentence, Tenant, at Tenant's sole cost and expense, shall also (i) make all repairs and replacements, as and when necessary, to Alterations (other than for correcting Landlord's work), and
(ii) perform all maintenance and make all repairs and replacements, as and when necessary, to any air-conditioning equipment, private elevators, escalators, conveyors or mechanical systems (other than the standard equipment and systems serving the Building) which may be installed in the Leased Premises by Landlord or Tenant. In addition to the foregoing, all damage or injury to the Leased Premises or its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property by Tenant shall be repaired, restored or replaced promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. All such aforesaid repairs, restoration and replacements shall be in quality and class equal to the original work or installation and shall be made in accordance with accepted construction practices.

     (b) Landlord's Responsibility for Maintenance and Repairs. Except as otherwise provided in subsection (a), Landlord shall make or cause to be made the following repairs as and when necessary: (i) structural repairs to the Building, provided, however, that Tenant shall reimburse Landlord for the costs of structural repairs to the Leased Premises due to Tenant's negligence as Additional Rent; (ii) repairs required in order to provide the elevator, plumbing, electrical, HVAC and other services to be furnished by Landlord pursuant to this Lease; (iii) maintenance and repairs to exterior portions of the Building, including the windows, balconies and roof; (iv) repairs to the Common Areas unless caused by the misconduct or negligent action of Tenant or Tenant's Associates; and (v) any other repairs required under other provisions of this Lease (including Section 5(i) above. Landlord's obligations under the preceding sentence shall not accrue until after notice by Tenant to Landlord of the necessity for any specific repair. Landlord shall perform its obligations under this subsection in accordance with accepted construction practices so as to minimize interference with Tenant's business in the Leased Premises (but with no obligation to employ labor at overtime or other premium pay rates).

     8.   Rules and Regulations,

     Tenant shall, and shall cause Tenant's Associates to, comply with and observe all reasonable rules and regulations concerning the use, management, operation, safety and good order of the Leased Premises, the Common Areas, the Parking Facilities and the Building which may from time to time be promulgated by Landlord, provided that such rules and regulations are not inconsistent with the provisions of this Lease, do not increase the cost of occupancy to Tenant, do not reduce the scope of Landlord's obligations hereunder and do not materially interfere with Tenant's use of the Leased Premises. Initial rules and regulations, which shall be effective until amended by Landlord, are attached as Exhibit D to this Lease. Tenant shall be deemed to have received notice of any amendment to the rules and regulations when a copy of such amendment has been delivered to Tenant at the Leased Premises or has been delivered to Tenant in the manner prescribed for the giving of notices. Tenant may not dispute the reasonableness of any additional rule or regulation unless Tenant's intention to do so is asserted by notice given to Landlord within 30 days after notice is given to Tenant of the adoption of any such additional rule or regulation. Landlord shall make reasonable efforts to uniformly enforce the Rules and Regulations, and the covenants or agreements contained in any other lease. Tenant may challenge the implementation of particular Rules and Regulations on the basis that they are not comparable to rules and regulations of Peer Group Buildings. In the event the Rules and Regulations conflict with any provisions set forth in the Lease, the Lease provisions will control.

     9.   Tenant's Alterations.

     (a) Tenant's Alterations. Except for Minor Alterations which require no prior consent or approval from Landlord, Tenant shall not make or perform, or permit the making or performance of, any Alterations without Landlord's prior consent. Notwithstanding the foregoing provisions of this subsection or Landlord's consent to any Alterations, all Alterations made during the Term shall be made and performed in conformity with and subject to the following provisions: (i) all Alterations shall be made and performed at Tenant's sole cost and expense and, except for Minor Alterations, at such time and in such manner as Landlord may reasonably designate; (ii) all Alterations, except for Minor Alterations, shall be made only by contractors or mechanics approved by Landlord; (iii) no Alteration shall affect any part of the Building other than the Leased Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building; (iv) all business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building; (v) Tenant shall submit to Landlord reasonably detailed plans and specifications for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which approval will not be unreasonably withheld or delayed, but Landlord shall have the right to withhold its consent to Alterations involving structural changes or changes affecting the Common Areas or the Building for any reason whatsoever; (vi) all Alterations in or to the electrical facilities in or serving the Leased Premises shall be subject to the provisions of Section 5(b); (vii) notwithstanding Landlord's approval of plans and specifications for any Alteration, all Alterations shall be made and performed in full compliance with all Legal Requirements and Insurance Requirements and in accordance with the Rules and Regulations; (viii) all materials and equipment to be incorporated in the Leased Premises as a result of all Alterations shall be of good quality; (ix) Tenant shall require any contractor performing Alterations to carry and maintain at all times during the performance of the Alterations, at no expense to Landlord, (I) a policy of Commercial General Liability Insurance, including contractor's liability coverage, completed operations coverage and contractor's protective liability coverage, naming Landlord and (at Landlord's request) the Additional Insureds, as additional insureds, with such policy to afford protection to the limit of not less than $5,000,000 combined single limit annual aggregate for bodily injury, death and property damage, and (II) workmen's compensation or similar insurance in the form and amounts required by the laws of the Jurisdiction in which the Building is located; (x) except as to Minor Alterations, Tenant shall carry (or shall cause its contractor to carry) at all times during the performance of the Alterations, at no expense to Landlord, a policy of Builders Risk Insurance written on the Completed Value Form covering the Alterations in an amount equal to 100% of the replacement cost thereof; and (xi) if the estimated cost of an Alteration exceeds $100,000, Tenant shall, before commencement of work, at Tenant's sole cost and expense, furnish to Landlord a surety company performance and payment bond, issued by a surety company reasonably acceptable to Landlord, or other security satisfactory to Landlord, in an amount at least equal to the estimated cost of the Alteration, or a guaranty satisfactory to Landlord guaranteeing the completion thereof within a reasonable time, free and clear of all liens and in accordance with the plans and specifications approved by Landlord. In the event of any dispute between the parties as to whether or not Landlord has acted reasonably in any case with respect to which Landlord is required, pursuant to the provisions of this subsection (a) to do so, Tenant's sole remedy shall be to submit such dispute to arbitration pursuant to Section 28. If the determination in any such arbitration shall be adverse to Landlord, Landlord nevertheless shall not be liable to Tenant for breach of Landlord's covenant to act reasonably, and Tenant's sole remedy in such event shall be to proceed with the proposed Alterations.

     (b) No Union Conflicts. Tenant shall not knowingly, at any time before or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Leased Premises, whether in connection with any Alteration or otherwise, if such employment will interfere with, or cause any conflict under, any collective bargaining agreement with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others.

     (c) Tenant's Right to Cure. If Tenant shall be in default under this Section by reason of the making of any Alteration not hereby authorized or by reason of failure to give any notice or to obtain any approval required herein, Tenant may cure such default within the applicable grace period provided in this Lease for curing such default by immediately commencing the removal of such Alteration and restoring the Leased Premises to the condition they were in before the Alteration was made.

     (d) Title to, and Removal of, Alterations. Title to all Alterations made by Tenant, at its expense, after the Lease Commencement Date shall be and remain in Tenant throughout the Term, but on the expiration or earlier termination of this Lease Tenant hereby covenants and agrees that title to all Alterations not previously removed from the Leased Premises pursuant to this subsection, and the right to possess and use the same, shall automatically pass to and be vested in Landlord without payment or consideration of any kind. Although the provisions of the preceding sentence are intended to be self-executing, Tenant hereby agrees, upon such earlier expiration or termination of this Lease, to execute any further deed, bill of sale or document requested by Landlord to confirm Landlord's title to Alterations and Tenant's grant and conveyance thereof to Landlord pursuant to this subsection. Tenant hereby appoints Landlord irrevocably as its attorney-in-fact with an interest to execute, acknowledge and deliver on its behalf any such deed, bill of sale or document. As long as an Event of Default has not occurred and is not continuing, Tenant may, at its expense, remove from the Leased Premises before the expiration of the Term any Alterations made by Tenant after the Lease Commencement Date the removal of which Landlord shall have consented to before the Alteration was made. Tenant shall repair all damage to the Leased Premises caused by the removal of such Alterations and Tenant shall repair, including all necessary replacements, all adjoining surfaces to a condition equivalent to Building Standard Work. Any Alterations which Tenant has the right to remove and which are not removed from the Leased Premises at the expiration of the Term shall be deemed to have been abandoned by

Tenant and may be disposed of by Landlord without thereby incurring liability to Tenant.

     (e) Removal of Tenant's Personal Property. All of Tenant's Personal Property shall remain the property of Tenant and may, at its expense, be removed from the Leased Premises at any time during the Term. Tenant shall, at its expense, remove all of Tenant's Personal Property at the expiration of the Term. Tenant shall repair all damage to the Leased Premises caused by the removal of Tenant's Personal Property to the condition it was in before the installation of the item removed, ordinary wear and tear excepted. Any of Tenant's Personal Property which is not removed from the Leased Premises at the expiration of the Term shall be deemed to have been abandoned by Tenant and may be disposed of by Landlord without thereby incurring liability to Tenant.

     (f) Landlord's Right to Remove Alterations and Tenant's Personal Property. If Tenant fails to remove Alterations or Tenant's Personal Property and make the repairs required by subsections (d) or (e), Landlord shall have the right, provided there is no event of default, after notice and failure of Tenant to cure same within 5 days, to remove such Alterations or Tenant's Personal Property or make such repairs and Tenant shall reimburse Landlord, on demand, for any costs incurred by Landlord as a result of such removal or repair.

     (g) Mechanics' Liens. Notice is hereby given that Landlord shall not be liable to any Person for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's, materialman's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Leased Premises, the Building or the Land. Whenever and as often as any mechanic's lien or materialman's lien shall have been filed against the Leased Premises, the Building or the Land based upon any act or interest of Tenant or of anyone claiming through or under Tenant, or if any lien with respect thereto shall have been filed affecting any materials, machinery or fixtures used in the construction, repair or operation thereof or annexed thereto by Tenant or anyone claiming through or under Tenant, Tenant shall, at its expense, immediately take such action by bonding, deposit or payment as will remove or satisfy the lien or other security interest. If Tenant fails to bond remove or discharge the lien or other security interest within 30 days after receipt of demand therefor by Landlord, Landlord, in addition to any other remedy under this Lease and without waiving or releasing Tenant's default in not timely discharging the lien or security interest, may pay the amount secured by such lien or security interest or discharge the same by deposit and the amount so paid or deposited shall be collectible as additional rent. The provisions of this subsection shall not be applicable to liens filed with respect to work done for Tenant's account by Landlord at Landlord's expense.

     (h) Plans. Promptly after the completion of any Alterations, Tenant shall deliver to Landlord a complete set of "as built" drawings showing the Alterations in place to the extent such drawings are prepared.

     10.  Name of Building; Tenant's Signs.

     (a) Name. Landlord expressly reserves the right to have the Building designated by a street number or numbers and to affix to the Building, at locations designated by Landlord, signs indicating any such number or numbers and the name of the Building as selected from time to time by Landlord. The name of the Building shall reflect the address of the Building.

     (b) Exterior Signs. Except as set forth below, Landlord has not granted to Tenant any rights in or to the roof or the exterior surfaces of the perimeter walls of the Building, control of which is hereby reserved to Landlord. Landlord agrees to allow Tenant, at Tenant's sole cost and expense, to erect signage on the exterior of the Building, the size, shape and illumination of such signage to be mutually agreed to by Landlord and Tenant and further subject to the review and approval of Baltimore City. The size, design, location and content (which may include the word "SYLVAN" and/or a corporate logo) of the exterior signage shown on Exhibit H has been approved by Landlord and Tenant. Landlord hereby agrees that such approval is granted for comparable signage in substitution of that shown should Tenant's name and/or logo change. Landlord shall not grant rights to any other tenant to have any exterior signage on the roof or top floor of the Building. Tenant shall not display or erect any lettering, signs, advertisements, awnings or other projections on the interior of the Leased Premises which can be seen from the exterior of the Building, without the prior written consent of Landlord which shall not be unreasonably withheld. Landlord shall provide at Tenant's expense customary suite entry door lettering identifying Tenant in the style and color selected by Landlord for the Building. The number, size, color, style and configuration of such lettering shall be determined by Landlord. Except for the retail tenants, no other tenant shall display a sign on the exterior of the Building as long as Tenant occupies at least its current share of space in the Building.

     If at any time during the Term hereof, including all renewals, construction on any of those parcels located on the Inner Harbor East Subdivision Plan as shown on Exhibit I hereto, the effect of which materially and adversely blocks or obstructs the view of the signage containing the name of Tenant as permitted by this Section 10(b), then subject to applicable governmental regulations, Tenant shall be permitted to relocate such signs to such other location on the exterior of the Building as Tenant may reasonably require, provided such relocation is performed at Tenant's sole cost and expense and does not adversely affect the structural integrity of the Building. Such relocation shall be subject to Landlord's prior written approval which shall not be unreasonably withheld or delayed.

     (c) Building Directory. Landlord shall provide a directory in the main lobby of the Building, at its expense, upon which Landlord, at Landlord's expense, will affix Tenant's name and a reasonable and customary number of names of its officers, partners or employees as designated by Tenant. The size, color and style of such directory and names affixed thereto shall be selected by Landlord.

     (d) Ground Level Exterior Signs. Landlord agrees that either (i) Tenant at its sole cost and expense shall be permitted to erect one sign on the first floor exterior of the Building or at such other location on the Land as Tenant shall reasonably require containing the name and logo of Tenant (the "Sylvan Sign"), subject to applicable governmental regulations and subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed; or
(ii) Landlord at its sole cost and expense shall erect an exterior directory sign at the entrance to the Building listing all of the tenants in the Building with Tenant's name prominently displayed and sized in proportion to the square footage leased by Tenant in the Building (the "Building Directory Sign").

     The election to choose a Sylvan Sign or a Building Directory Sign shall be in Landlord's sole discretion and shall be made prior to the Lease Commencement Date.

     11.  Tenant's Insurance.

     (a) Liability Insurance. Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect throughout the Term a policy of Commercial General Liability Insurance (ISO form or equivalent) naming Landlord and (at Landlord's request) the Additional Insureds as additional insureds, protecting Landlord, Tenant and, if applicable, the Additional Insureds against liability for bodily injury, death and property damage occurring upon or in the Leased Premises, with such policy to afford protection to the limit of not less than $1,000,000 with respect to bodily injury or death or damage to property arising from any one occurrence and $2,000,000 from the aggregate of all occurrences within each policy year. If the policy also covers locations other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit of $2,000,000 shall apply separately at the Leased Premises and that the insurer will provide notice to Landlord if the aggregate is reduced either by payment of claims or the establishment of reserves for claims if the payments or reserves exceed $250,000. If the aggregate limit of $2,000,000 is reduced by the payment of a claim or the establishment of a reserve, Tenant agrees to take immediate steps to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy which complies with this subsection.

     (b) Property Damage Insurance. Tenant, at Tenant's sole cost and expense, shall obtain and maintain throughout the Term a policy of property damage insurance on Alterations and Tenant's Personal Property in an amount sufficient to prevent Tenant from becoming a co-insurer.

     (c) Policy Requirements. The insurance policies required to be obtained by Tenant under this Section: (i) shall be issued by an insurance company of recognized responsibility qualified to do business in the jurisdiction in which the Building is located which is rated A or better (and is in a Financial Size Category of Class VIII or higher) by Best's Key Rating Guide or which has an equivalent financial rating from a comparable insurance rating organization, and
(ii) shall provide (and each certificate evidencing the existence of such insurance policy shall certify) that the insurance policy shall not be canceled or amended (other than to increase the amount of coverage) unless Landlord shall have received 30 days' prior written notice of such cancellation or amendment. All limits of liability required by subsection (a) may be satisfied by maintaining a policy of primary insurance and a policy or policies of excess liability insurance. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

     (d) Evidence of Insurance. On or before the Lease Commencement Date, and at least 15 days before the expiration of the expiring certificate previously furnished, Tenant shall deliver to Landlord a certificate of insurance evidencing the issuance of each insurance policy required to be obtained by Tenant under this Section.

     (e) Landlord's Indemnification. Except for the willful or grossly negligent acts or omissions (where applicable law imposes a duty to act) of Landlord or its agents, employees or contractors, Tenant hereby agrees to indemnify and hold harmless Landlord, the Additional Insureds and the officers, directors, agents and employees of, and the partners in, Landlord and the Additional Insureds, from and against any and all claims, losses, actions, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) that (i) arise from or are in connection with Tenant's possession, use, occupancy, management, repair, maintenance or control of all or any part of the Leased Premises, the making or removal of Alterations and the performance of all related construction work, or that relate in any other manner to the business conducted by Tenant in the Leased Premises, or (ii) arise from or are in connection with any willful or negligent act or omission of Tenant or Tenant's Associates, or (iii) result from any default, breach, violation or nonperformance of this Lease or any provision therein by Tenant, or (iv) arise from injury or death to individuals or damage to property sustained on or about the Leased Premises. Tenant shall, at its own cost and expense, upon notice thereof from Landlord, defend any and all actions, suits and proceedings which may be brought against Landlord, the Additional Insureds and the officers, directors, agents and employees of, and the partners in, Landlord and the Additional Insureds, or any of them, with respect to the foregoing or in which Landlord, the Additional Insureds and the officers, directors, agents and employees of, and the partners in, Landlord and the Additional Insureds, or any of them, may be impleaded. Tenant shall pay, satisfy and discharge any and all final money judgments which may be recovered against Landlord, the Additional Insureds and the officers, directors, agents and employees of, and the partners in, Landlord and the Additional Insureds, or any of them, in connection with the foregoing. For so long as Tenant is in compliance with the insurance requirements of this Section 11, the indemnity provided above shall be limited to the policy limits of such insurance, excluding only such deductibles as Tenant maintains, provided, however, that Tenant is still liable if the act is not covered by Tenant's insurance or insurance coverage is not in place.

     (f) Contractual Liability Insurance. Tenant agrees to keep and maintain as part of the coverage of its policy(ies) of liability insurance contractual liability coverage or a contractual liability endorsement covering Tenant's liability to Landlord for bodily injury or damage to property of others under subsection (e), in the same limits required by subsection (a).

     (g) Prohibition Against Concurrent Insurance. All property damage insurance shall be written as primary insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with any property damage insurance carried by Landlord for the Building unless Landlord is included therein as an insured.

     12.  Landlord's Insurance.

     (a) Property Damage Insurance. Landlord, at its cost and expense, but subject to Section 3(b), shall obtain and maintain throughout the Term a policy of property damage insurance covering the Building and the Parking Facilities, but not Alterations or Tenant's Personal Property, providing all-risk coverage in such amount as any first Mortgagee of the Building may from time to time require or in such greater amount as Landlord may from time to time determine, but in no event less than the replacement cost (excluding footings and foundations) of the Building and the Parking Facilities.

     (b) Liability Insurance. Landlord, at Landlord's cost and expense, but subject to Section 3(b), shall obtain and maintain in effect throughout the Term a policy of Commercial General Liability Insurance (ISO form or equivalent) insuring Landlord against liability for bodily injury, death and property damage occurring upon, in or about the Land, the Building and the Parking Facilities, with such policy to afford protection to the limit of not less than 85,000,000 combined single limit annual aggregate for bodily injury, death and property damage.

     (c) Blanket Policy. Landlord shall have the right to comply with and to satisfy its obligations under subsections (a) and (b) by means of any so-called blanket policy or policies of insurance covering this and other liability and locations of Landlord and its Affiliates, provided that such policy or policies by the terms thereof shall allocate to the Building and the liabilities to be insured under this Section an amount not less than the amount of insurance required to be carried pursuant to this Section, so that the proceeds from such insurance shall not be less than the amount of proceeds that would be available if Landlord were insured under a unitary policy.

     (d) Waiver of Subrogation. Landlord and Tenant shall each include in each of its property damage insurance policies, including Landlord's policies of rent insurance and Tenant's policies of business interruption insurance, if any, a waiver of the insurer's right of subrogation against the other party and the officers, directors, agents and employees of, and the partners in, the other party (and, in the case of Tenant's policies, against the Additional Insureds and their respective officers, directors, agents and employees), or, if such waiver at any time becomes unobtainable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the loss the right of recovery against any party responsible for an insured casualty, or (ii) any other form of permission for the release of such responsible party, provided such waiver, agreement or permission is obtainable under normal commercial insurance practice at the time. If such waiver, agreement or permission is not, or ceases to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after notice thereof. If the other party agrees in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall (if obtainable) be included in the policy. Landlord and Tenant hereby acknowledge and agree that such waiver is obtainable under normal commercial insurance practice on the date of this Lease at no additional charge.

     (e) Tenant's Indemnification. Except for the willful or grossly negligent acts or omissions (where applicable law imposes a duty to act) of Tenant or its agents, employees or contractors, Landlord hereby agrees to indemnify and hold harmless Tenant and the officers, directors, agents and employees or Tenant, from and against any and all claims, losses, actions, damages, liabilities and expense (including reasonable attorneys' fees and disbursements) that (i) arise from or are in connection with the performance of Landlord's obligations under this Lease, or (ii) arise from or are in connection with any willful or negligent act or omission of Landlord or its agents, or (iii) result from any default, breach, violation or nonperformance of this Lease or any provision by Landlord, or (iv) arise from injury or death to individuals or damage to property sustained on or about the Common Areas, the Land or the Parking Facilities. Landlord shall, at its own cost and expense, upon notice thereof from Tenant, defend any and all actions, suits and proceedings which may be brought against Tenant, and the officers, directors, agents and employees of, and the partners in, Tenant or any of them, with respect to the foregoing or in which Tenant and the officers, directors, agents and employees of, and the partners in, Tenant or any of them, may be impleaded. Landlord shall pay, satisfy and discharge any and all final money Judgments which may be recovered against Tenant, and the officers, directors, agents and employees of, and the partners in Tenant, or any of them, in connection with the foregoing. For so long as Landlord is in compliance with the insurance requirements of this
Section 11, the indemnity provided above shall be limited to the policy limits of such insurance, excluding only such deductibles as Landlord maintains.

     (f) Evidence of Insurance. Landlord shall provide to Tenant, at the times and in the manner required of Tenant under Section 11(d), comparable evidence of compliance with the terms of this Section 12.

     13.  Damage by Fire or Other Casualty.

     In the event of loss of, or damage to, the Leased Premises or the Building by fire or other casualty, the rights and obligations of Landlord and Tenant shall be as follows:

     (a) Repair of Damage. If all or any part of the Leased Premises is damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. Landlord, upon receiving such notice, shall proceed promptly and with reasonable diligence, subject to Unavoidable Delays, to repair, or cause to be repaired, such damage, but not damage to Alterations or Tenant's Personal Property, in a manner reasonably designed to minimize interference with Tenant's occupancy (but with no obligation to employ labor at overtime or other premium pay rates). If all or any part of the Common Areas is damaged by fire or other casualty, Landlord shall proceed promptly and with reasonable diligence, subject to Unavoidable Delays, to repair, or cause to be repaired, such damage, in a manner designed to minimize interference with Tenant's occupancy (but with no obligation to employ labor at overtime or other premium pay rates).

     (b) Abatement of Basic Rent and Additional Charges. If all or any part of the Leased Premises is rendered untenantable by reason of damage caused by a fire or other casualty, whether to the Leased Premises or the Building, and the damaged part is not in fact be used by Tenant, the Basic Rent and Additional Charges shall be abated for the proportion of the Leased Premises rendered untenantable for the period between the date of the fire or other casualty and the date when the damage which Landlord is obligated to repair shall have been repaired or the date on which this Lease is terminated pursuant to subsection
(c), whichever occurs first. However, if, before the date when all of the damage required to be repaired by Landlord shall have been repaired, any part of the Leased Premises so damaged shall be repaired to the condition required by subsection (e), then the amount by which the Basic Rent and Additional Charges shall be abated shall be equitably apportioned for the period beginning on the date of completion of such repair. If Tenant reoccupies a portion of the Leased Premises during the period of repair, the Basic Rent and Additional Charges allocable to such reoccupied portion, based upon the proportion which the reoccupied portion of the Leased Premises bears to the total area of the Leased Premises, shall be payable by Tenant from the date of such occupancy. If, by reason of some action or inaction on the part of Tenant or Tenant's Associates after the occurrence of an insured peril, Landlord or the Additional Insureds shall be unable to collect all of the insurance proceeds applicable to the damage or destruction of the Leased Premises or the Building caused by such insured peril, then, without prejudice to any other remedy which may be available to Landlord against Tenant, the abatement of rent provided for in this subsection shall not be effective to the extent of uncollectible insurance proceeds. For purposes of this Section, all or a part of the Leased Premises shall be deemed to be "untenantable" if, because of the fire or other casualty, Tenant is materially impaired in its use of all or such part of the Leased Premises for the uses permitted by Section 6(a).

     (c) Termination of Lease by Landlord or Tenant. If as a result of fire or other casualty more than one-half (1/2) of the Building Rentable Area is rendered untenantable, Landlord within 60 days after the date of the fire or casualty may terminate this Lease by notice to Tenant, specifying a date, not less than 20 nor more than 40 days after the giving of the notice, on which the Term shall expire as fully and completely as if such date were the date herein originally fixed for the expiration of the Term. If the Leased Premises are damaged as a result of fire or other casualty and if Landlord reasonably determines that the damage to the Leased Premises (but not the damage to Alterations or Tenant's Personal Property) is so extensive that the damage cannot be substantially repaired within 90 days after the receipt of insurance proceeds but in no event more than 270 days after the date of the fire or other casualty (except for Unavoidable Delays), Landlord shall notify Tenant of that fact. Within 15 days after receipt of Landlord's notice, Tenant may terminate this Lease by notice to Landlord, specifying a date, not less than 20 nor more than 40 days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date originally fixed for the expiration of the Term, except that Tenant shall not have the right to terminate this Lease if the fire or other casualty was caused by the willful or negligent act or omission of Tenant or Tenant's Associates. If either Landlord or Tenant terminates this Lease pursuant to this subsection, the Basic Rent and Additional Charges shall be apportioned as of the date of such termination. Any dispute between Landlord and Tenant concerning the time periods within which the Leased Premises can be repaired should be submitted to arbitration pursuant to Section
28. If neither Landlord nor Tenant so elects to terminate this Lease, then Landlord shall proceed to repair the damage to the Building and the damage to the Leased Premises (but not the damage to Alterations or Tenant's Personal Property, if any shall have occurred), and the Basic Rent and Additional Charges shall meanwhile be apportioned and abated all as provided in subsection (b).

     (d) Insurance Proceeds. The proceeds payable under all policies of property damage insurance maintained by Landlord on the Building shall belong to and be the property of Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to its own policies of property damage insurance in the event of damage to Alterations or Tenant's Personal Property.

     (e) Limitation on Landlord's Duty to Repair. Landlord shall not be required to repair or replace Alterations or Tenant's Personal Property, but Landlord's only obligation under subsection (a) shall be to repair or replace the portions of the Building and the Base Building Work to the condition necessary to enable Tenant, in accordance with accepted construction practices, to begin the performance of the repair or replacement of Tenant Work. Except as required by Section 12(e), Landlord shall not be obligated to make any payment to Tenant for damages or compensation for inconvenience, loss of business or annoyance arising from any damage to or repair or restoration of any portion of the Leased Premises or of the Building.

     (f) Inapplicability of Other Laws. The provisions of this Section shall be considered an express agreement governing any instance of damage or destruction of the Building or the Leased Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.

     (g) Landlord Released from Liability. As long as Tenant's policies of property damage insurance include the waiver of subrogation or agreement or permission to release liability referred to in Section 12(d), Tenant hereby waives (and agrees to cause all other occupants of the Leased Premises to execute and deliver to Landlord instruments waiving) any right of recovery against Landlord, the Additional Insureds and any of their respective officers, directors, agents, employees, partners, contractors or invitees, for any loss or damage to Alterations or Tenant's Personal Property caused by fire or other insured peril. If at any time any of Tenant's policies shall not include a waiver of subrogation or agreement or permission or similar provisions, the waiver set forth in the preceding sentence shall, upon notice given by Tenant to Landlord, be of no further force or effect from and after the giving of such notice (or, if the insurer shall not grant a waiver for all of the required parties, the waiver shall be of no force or effect only with respect to the required parties not included in the waiver). If Tenant fails to obtain and maintain the policy of property damage insurance required by Section 11(b), Tenant hereby waives (and agrees to cause all occupants of the Leased Premises to execute and deliver to Landlord instruments waiving) any right of recovery against Landlord, the Additional Insureds and any of their respective officers, directors, agents, employees, partners, contractors and invitees for any loss or damage to Alterations or Tenant's Personal Property caused by fire or other perils of the type that would have been insured against by a policy of property damage insurance if Tenant had obtained the policy and the policy had been in effect on the date of the fire or other insured peril.

     (h) Tenant Released from Liability. As long as Landlord's policies of property damage insurance include the waiver of subrogation or agreement or permission to release liability referred to in Section 12(d), Landlord hereby waives any right of recovery against Tenant, any other permitted occupant of the Leased Premises and any of their respective officers, directors, agents, employees, partners, contractors or invitees for any loss or damage to the Building caused by fire or other insured peril. If at any time any of Landlord's policies of property damage insurance shall not include such waiver of subrogation or agreement or permission or similar provisions, the waiver set forth in the foregoing sentence shall be of no further force or effect (or, if the insurer shall not grant waiver for all of the required parties, the waiver shall be of no force or effect only with respect to the required parties not included in the waiver).

     14.  Condemnation.

     (a) Effect of Taking. In the event of a Taking of the whole of the Leased Premises, this Lease shall terminate as of the date of such Taking. If only a part of the Leased Premises shall be so taken then, except as otherwise provided in this subsection, this Lease shall continue in force and effect, but from and after the date of the Taking the Basic Rent and Additional Charges shall be equitably reduced on the basis of the Rentable Area so taken. If a part of the Building shall be taken, and if either (i) the part of the Building so taken contains more than twenty-five percent (25%) of the Rentable Area immediately before such Taking, or (ii) in Landlord's reasonable opinion, it shall be impracticable to continue to operate the Building, then Landlord, at Landlord's option, may give to Tenant within 60 days after the date upon which Landlord shall have received notice of the Taking, a 30 days' notice of termination of this Lease. If a part of the Building shall be taken, and if either (i) the part of the Building so taken contains more than thirty-five percent (35%) of the Rentable Area immediately before such Taking, or (ii) by reason of such Taking all or substantially all of the Leased Premises becomes untenantable (within the meaning of Section 13(b) and Tenant does not, in fact, use all or substantially all of the Leased Premises for the uses permitted by Section 6(a), then Tenant, at Tenant's option, may give to Landlord within 60 days after the date upon which Tenant shall have received notice of such Taking, a 30 days' notice of termination of this Lease. If a 30 days' notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the earlier of (x) the date on which title to the part of the Building taken vests in the condemning authority, or (y) the expiration of the 30-day period. If this Lease is terminated pursuant to the foregoing provisions of this subsection, then, to the extent permitted by applicable law and such Taking, Tenant shall have access to the Leased Premises in order to remove Tenant's Personal Property and any other property which Tenant is entitled to remove pursuant to this Lease during the period of 30 days from the date Tenant is permitted access therefor. If a Taking occurs which does not result in the termination of this Lease, Landlord shall repair, alter and restore the remaining portions of the Leased Premises (but not Alterations) to their former condition to the extent that the same may be feasible.

     (b) Award. Landlord shall have the exclusive right to receive any and all awards made with respect to the Leased Premises, the Building and the Land accruing by reason of a Taking or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such awards and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact coupled with an interest to execute and deliver in Tenant's name and behalf all such further assignments. Tenant shall not have the right to claim any award for the value of the Leasehold Estate, but Tenant shall have the right to make its own claim against the condemning authority for a separate award for the value of Alterations made by Tenant, at its expense, reduced by the amount (if any) of Tenant's Allowance (as defined in Exhibit B), and any of Tenant's Personal Property, for moving and relocation expenses and for business damages and/or consequential damages, as may be allowed by law which do not constitute part of the compensation for the Building or the Land, or both, and do not diminish the amount of the award to which Landlord would otherwise be entitled.

     15.  Assignment and Subletting.

     (a) Assignment and Subletting Permitted. So long as Tenant remains primarily liable for the obligations of Tenant under this Lease, Tenant may, subject to the terms and requirements of this Lease and subject to Landlord's approval, not to be unreasonably withheld or delayed, including the use restrictions in Section 6, assign its leasehold estate under this Lease and/or sublet all or part of the Leased Premises. Any rent collected by Tenant in connection with an assignment or a sublease, shall be and remain the property of Tenant, whether or not equal to, less than or in excess of the Basic Rent and Additional Charges payable hereunder, provided, however, that any true profits from rents collected by Tenant shall be shared between Tenant and Landlord on an equal basis.

     (b) Release of Tenant in Connection with an Assignment or Sublease. After the 5th year Tenant may request, and Landlord may grant to Tenant, a release from further liability under this Lease in conjunction with an assignment of the Lease to an entity whose net worth as determined by an independent certified public accountant equals or exceeds Tenant's net worth at the Lease Commencement Date. Landlord may request such information of Tenant and the proposed assignee as is consistent with applicable Legal Requirements and customary practice.

     (c) Change of Corporate Control. If any assignee of Tenant is a corporation, any transfer of any of the corporation's issued and outstanding capital stock or any issuance of additional capital stock, as a result of which the majority of the issued and outstanding capital stock of the corporation is held by a Person or Persons who do not hold a majority of the issued and outstanding capital stock of the corporation on the date of the assignment of this Lease shall be deemed an assignment under this Section 15; provided, however, that this sentence shall not apply to a corporation if any of the outstanding voting stock of such corporation is registered under federal or state securities laws. If any assignee of Tenant is a partnership, any transfer of any interest in the partnership or any other change in the composition of the partnership which results in a change in the control of the partnership from the Person or Persons controlling the partnership on the date on which the partnership acquires the Leasehold Estate, shall be deemed an assignment under this Section 15.

     (d) Documentation. No permitted assignment or subletting shall be valid unless, within 10 days after the consummation thereof, Tenant shall deliver to Landlord (i) in the case of an assignment, (x) a duplicate original instrument of assignment in form reasonably satisfactory to Landlord, duly executed by Tenant, and (y) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall agree to observe and perform, and to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, whether or not accruing before or after the date of such assignment and whether or not relating to matters arising before or after such assignment, or (ii) in the case of a subletting, a duplicate original counterpart of the sublease signed by Tenant and the subtenant.

     (e) Landlord's Right to Collect Rent. If the Leasehold Estate is assigned, whether or not in violation of the provisions of this Section, Landlord may collect rent from the assignee. If the Leased Premises or any part thereof are sublet to, or occupied or used by, any Person other than Tenant, whether or not in violation of this Section, Landlord, after an Event of Default has occurred and while such Event of Default is continuing, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the amount collected to the Basic Rent and Additional Charges payable under this Lease, but neither any such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application shall be deemed to be a waiver of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant. The consent by Landlord to any assignment or subletting shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment or subletting. The listing of any name other than that of Tenant on any door of the Leased Premises or on any directory in the Building, or otherwise, shall not operate to vest in the Person so named any right or interest in this Lease or in the Leased Premises or be deemed to constitute, or serve as a substitute for, any prior consent of Landlord required under this Section, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord's will by notice to Tenant. Neither an assignment of the Leasehold Estate nor a subletting, occupancy or use of the Leased Premises or any part thereof by any Person other than Tenant, nor the collection of rent by Landlord from any Person other than Tenant as provided in this subsection, nor the application of any such rent as provided in this subsection shall, in any circumstances, relieve Tenant from its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, except under the terms of subsection (b) above.

     16.  Default Provisions.

     (a) Events of Default. Each of the following events shall be deemed to be, and is referred to in this Lease as, an "Event of Default "::

     (1) A default by Tenant in making any payment of Basic Rent on the day such payment is due and payable which continues for more than ten days after the due date subject to paragraph (b) below;

     (2) A default by Tenant in making any payment of Additional Charges on the day such payment is due and payable which continues for more than ten days after Landlord shall have given Tenant a written notice specifying such default:

     (3) Subject in all instances to Unavoidable Delays, the neglect or failure of Tenant to perform or observe any of the terms, covenants or conditions contained in this Lease on Tenant's part to be performed or observed (other than those referred to in paragraphs (1) and (2) above and (4) and (5) below) which is not remedied by Tenant (i) within 30 days after Landlord shall have given to Tenant notice specifying such neglect or failure, or (ii) in the case of any such neglect or failure which cannot with due diligence and in good faith be cured within 30 days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith provided that Tenant commences the curing of the same within the 15-day period

(it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within 30 days, the time within which the Tenant is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith);

     (4) The assignment, transfer, mortgaging or encumbering of this Lease or the subletting of the Leased Premises in a manner not permitted by Section 15:

     (5) The taking of this Lease or the Leased Premises, or any part thereof, upon execution or by other process of law directed against Tenant, or upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, which execution or attachment shall not be discharged or disposed of within 60 days after the levy thereof;

     (6) The failure of Tenant to take possession of the Leased Premises on the Lease Commencement Date or within 45 days (increased by the number of days of delay caused by Tenant or by Tenant Work pursuant to Sections 8 and 9 of Exhibit B to this Lease) thereafter; or

     (7) Except during the last year of the Lease Term, the vacating or abandonment of the Leased Premises by Tenant; provided that Tenant shall not be deemed to have vacated or abandoned the Leased Premises (a) in connection with alterations or repairs, (b) as a result of Unavoidable Delays, (c) as a result of a condemnation or taking, (d) as a result of damage or destruction, and (e) in any case, for a period of nine (9) months after temporarily vacating the Leased Premises.

     (b) Landlord has no obligation to give Tenant notice of a Basic Rent payment default. Landlord shall, however, give Tenant notice of such default as long as (i) Tenant has not committed any previous defaults hereunder; and (ii) the Building is either owned by Landlord first named in this Lease or managed by The Evans Company or a related entity. Under such circumstances, Tenant shall have ten (10) days after Landlord has given Tenant a written notice specifying such default in which to make its payment of Basic Rent. This subsection 16(b) is not binding upon any creditors or lenders of Landlord.

     (c) Landlord's Rights upon Event of Default. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, then or at any time thereafter, either:

     (1) To give notice to Tenant that this Lease will terminate on a date to be specified in such notice, which date may be five (5) days from the date of such notice or any day thereafter, and on the date specified in such notice Tenant's right to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, but Tenant shall remain liable as provided in subsection (d); or

     (2) Without demand or notice, to reenter and take possession of the Leased Premises, or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, either by summary proceedings, or by action at law or in equity, or by force (if necessary) or otherwise, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant.

     If Landlord elects to reenter under paragraph (2), Landlord may terminate this Lease, or, from time to time, without terminating this Lease, may relet the Leased Premises, or any part thereof, as agent for Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Leased Premises. No such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant under paragraph (1) or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant waives any right to the service of any notice of Landlord's intention to reenter provided for by any present or future law. Landlord shall make a good faith effort to mitigate damages by seeking to relet the Leased Premises.

     (d) Tenant's Liability for Damages. If Landlord terminates this Lease pursuant to subsection (b), Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for (i) the sum of (A) all Basic Rent , Additional Charges and additional rent provided for in this Lease until the date this Lease would have expired had such termination not occurred accelerated and due and payable as of the date of default, and (B) any and all reasonable expenses incurred by Landlord in reentering the Leased Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Leased Premises, combining the same with any adjacent space for any new tenants, putting the same in proper repair, reletting the same (including any and all reasonable attorneys' fees and disbursements and reasonable brokerage fees incurred in so doing), and any and all expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord's responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord, whether or not the Lease is terminated such sums as the court which has jurisdiction thereover may adjudge reasonable as attorneys' fees with respect to any successful legal proceeding or action instituted by Landlord to enforce the provisions of this Lease. Landlord shall have the right, at its sole option, to relet the whole or any part of the Leased Premises for the whole of the unexpired Term, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as Landlord, in its sole and absolute discretion, may deem advisable. Tenant's liability under this subsection shall survive the institution of summary proceedings and the issuance of any warrant thereunder. Landlord shall be under no obligation to relet the Leased Premises.

     (e) Buy Out/Liquidated Damages. The following described "buy-out" right shall be available to Tenant, at any time upon 60 days prior written notice, and to Landlord, at any time after a termination of this Lease under Section 16(c). The amount payable shall be due from Tenant 90 days from the date of the written notice, should Tenant so choose, or at such time as Landlord specifies should it exercise the right. In either event, the amount payable by Tenant shall be liquidated and final damages in lieu of any further liability by Tenant under this Lease, and shall be an amount equal to the difference, discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded U.S. Treasury bonds with July - December, 2006 maturities, as published in the Federal Reserve Statistical Release for the week before the date of such termination or notice, between (i) the Basic Rent and Additional Charges, computed on the basis of the then-current annual rate of Basic Rent and Additional Charges and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired, if it had not been terminated, and (ii) the then fair rental value of the Leased Premises for the same period (and pass-through of operating expenses, comparable to the terms hereof). Upon payment of such liquidated and agreed final damages, Tenant shall be released from all further liability under this Lease with respect to the period after the date of such demand or option. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Leased Premises, or any part thereof, shall be relet by Landlord for a term of one year or more, the amount of rent reserved and pass through of operating expenses upon such reletting shall be deemed to be the fair rental value for the part of the Leased Premises so relet during the term of such reletting.

     (f) Rights and Remedies Cumulative. The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Landlord and Tenant may have, whether specifically granted herein, or presently or hereafter existing at law, in equity, or by statute.

     17.  Security Deposit.

     (a) Use and Application. Tenant hereby deposits with Landlord the Security Deposit, as security for the prompt, full and faithful performance by Tenant of each and every obligation of Tenant hereunder. If an Event of Default occurs, Landlord may (or if Landlord defaults hereunder, Tenant may) use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any Basic Rent or Additional Charges which Tenant may not have paid or which may become due after the occurrence of such Event of Default (or Landlord default),
(ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including any damages or a deficiency in the reletting of the Leased Premises as provided in Section 16. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant shall, within 10 days after a demand therefor is made by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount provided, however, that if the Security Deposit is applied to Basic Rent as a result of a default by Landlord, Tenant is not obligated to restore the Security Deposit until Landlord cures its default.

     (b) Return of Security Deposit. Landlord shall keep the Security Deposit in an interest bearing account. If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant after the expiration of the Term, with interest. Tenant shall be responsible for all income taxes arising from the interest income. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of the Leasehold Estate or the Security Deposit. In such event, upon the return of the Security Deposit (or balance thereof) to the original Tenant, Landlord shall be completely relieved from liability under this Section.

     (c) Transfer of Security Deposit. In the event of a transfer of Landlord's interest in the Leased Premises, Landlord shall transfer the Security Deposit to the transferee thereof. In such event, upon notice to Tenant of such transfer, Landlord shall be released from all liability or obligation for the return of the Security Deposit to Tenant, and Tenant agrees to look solely to such transferee for the return of the Security Deposit and the transferee shall be bound by all provisions of this Lease relating to the return of the Security Deposit. Tenant acknowledges that a Mortgagee shall not be liable for the return of the Security Deposit unless the Mortgagee actually receives the Security Deposit.

     (d) Restrictions on Encumbering. The Security Deposit shall not be mortgaged, pledged, assigned or encumbered in any manner whatsoever by Tenant.

     18.  Bankruptcy Termination Provision.

     At Landlord's election, this Lease shall automatically terminate and expire, without the performance of any act or the giving of any notice by Landlord, upon the occurrence of any of the following events: (1) Tenant's admitting in writing its inability to pay its debts generally as they become due, or (2) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (3) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Tenant in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or (4) Tenant's making an assignment of all or a substantial part of its property for the benefit of its creditors, or (5) Tenant's seeking or consenting to or acquiescing in the appointment of, or the taking of possession by, a receiver, trustee or custodian for all or a substantial part of its property, or (6) the entry of a court order without Tenant's consent, which order shall not be vacated, set aside or stayed within 60 days from the date of entry, appointing a receiver, trustee or custodian for all or a substantial part of its property. The provisions of this Section shall be construed with due recognition for the provisions of the federal bankruptcy laws, where applicable, but shall be interpreted in a manner which results in a termination of this Lease in each and every instance, and to the fullest extent, that such termination is permitted under the federal bankruptcy laws, it being of prime importance to the Landlord to deal only with tenants who have, and continue to have, a strong degree of financial strength and financial stability.

     19.  Landlord May Perform Tenant's Obligations.

     If Tenant shall fail to keep or perform any of its obligations as provided in this Lease with respect to (a) maintenance of insurance as required hereunder, (a) repairs and maintenance of the Leased Premises, (c) compliance with Legal Requirements, or (d) the making of any other payment or performance of any other obligation, then Landlord may (but shall not be obligated to do so) upon the continuance of such failure on Tenant's part for 10 days after notice to Tenant, or without notice in the case of an emergency, and without waiving or releasing Tenant from any obligation, and as an additional but not exclusive remedy, make any such payment or perform any such obligation. All sums so paid by Landlord and all necessary incidental costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in making such payment or performing such obligation, together with interest thereon from the date of payment at the Default Interest Rate, shall be deemed additional rent and shall be paid to Landlord on demand or, at Landlord's option, may be added to any installment of Basic Rent thereafter falling due, and if not so paid by Tenant, Landlord shall have the same rights and remedies as in the case of a default by Tenant in the payment of Basic Rent.

     20.  Subordination/Non-Disturbance.

     (a) Non-Disturbance. At least 30 days prior to the Lease Commencement Date, but in any event in conjunction with any closing on financing or refinancing for the Building, during the Term, and during any renewal periods, Landlord shall procure for the benefit of Tenant an agreement from each Mortgagee and ground lessor, confirming each Mortgagee's and ground lessor's agreement that Tenant's rights under this Lease and right to possession of the Leased Premises, shall not be disturbed by Mortgagee or ground lessor, whether in conjunction with the exercise of remedies under the Mortgage or the ground lease or otherwise, so long as Tenant is not in default hereunder, and further assuring to Tenant that it will not be named as a defendant in any action taken by the Mortgagee or the ground lessor against the Landlord.

     (a) Mortgages. This Lease and the Leasehold Estate shall have priority over, and be senior to, the lien of any Mortgage made by Landlord after the date of this Lease. However, if at any time or from time to time during the Term and any renewal periods, a Mortgagee or prospective Mortgagee requests that this Lease be sub-ject and subordinate to its Mortgage, and if (x) the Mortgagee has provided to Tenant a non-disturbance agreement consistent with paragraph (a) above, and (y) Landlord consents to such subordination, this Lease and the Leasehold Estate shall be subject and subordinate to the lien of such Mortgage and to all renewals' modifications, replacements, consolidations and extensions thereof and to any and all advances made thereunder and interest thereon. Tenant agrees that, within 10 days after receipt of a request therefor from Landlord, it will, from time to time, execute and deliver any instrument or other document required by any such Mortgagee to subordinate this Lease and the Leasehold Estate to the lien of such Mortgage. If, at any time or from time to time during the Term, a Mortgagee of a Mortgage made prior to the date of this Lease shall request that this Lease have priority over the lien of such Mortgage, and if Landlord consents thereto, this Lease and the Leasehold Estate shall have priority over the lien of such Mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within 10 days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first Mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate Mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate Mortgagee, without the written consent of the first Mortgagee.

     (c) Ground Leases. Subject to the requirement of subsection (a) above this Lease and the Leasehold Estate shall be subject and subordinate to the Ground Lease between the City of Baltimore and Landlord and to each and every ground or underlying lease hereafter made of the Building or the Land, or both, and to all renewals, modifications, replacements and extensions thereof. Tenant agrees that, within 10 days after receipt of request therefor from Landlord, it will, from time to time, execute, acknowledge and deliver any instrument or other document required by any such lessor to subordinate this Lease and the Leasehold Estate to such ground or underlying lease.

     (d) Mortgagee's Right to Cure. If (i) the Building or the Land, or both, or Landlord's leasehold estate in the Building or the Land, or both, is at any time subject to a Mortgage, and (ii) this Lease, or the Basic Rent and Additional Charges payable under this Lease, is assigned to the Mortgagee, and (iii) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the Basic Rent or Additional Charges payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to such Mortgagee, specifying the default in reasonable detail, and affording such Mortgagee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (x) the Mortgagee shall have at least 30 days to cure the default; (y) if such default cannot be cured with reasonable diligence and continuity within 30 days, the Mortgagee shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (z) if the default cannot reasonably be cured without the Mortgagee having obtained possession of the Building, the Mortgagee shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Building and thereafter to cure the default with reasonable diligence and continuity. If more than one Mortgagee makes a written request to Landlord to cure the default, the Mortgagee making the request whose lien is the most senior shall have such right. This provision shall not preclude prudent and reasonable action by Tenant in the event of an emergency.

     21.  Attornment.

     In the event of (a) a transfer of Landlord's interest in the Building, (b) the termination of any ground or underlying lease of the Building or the Land, or both, or (c) the purchase or other acquisition of the Building or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest, attorn to and recognize the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such Person, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord before such lease termination or before such Person's succession to title, nor be subject to any offset, defense or counterclaim accruing before such lease termination or before such Person's succession to title, nor be bound by any payment of Basic Rent or Additional Charges before such lease termination or before such Person's succession to title for more than one month in advance. Tenant shall, within 10 days after request by Landlord or the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, execute and deliver an instrument or instruments confirming the foregoing provisions of this Section. Tenant hereby waives the provisions of any present or future law or regulation which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder, upon or as a result of the termination of any such ground or underlying lease or the completion of any such foreclosure and sale.

     22.  Quiet Enjoyment.

     Landlord covenants that Tenant, upon paying the Basic Rent and the Additional Charges provided for in this Lease, and upon performing and observing all of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be kept, observed and performed, shall quietly hold, occupy and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by Landlord or any Person lawfully claiming through or under Landlord.

     23.  Right of Access to Leased Premises.

     (a) Landlord's Right of Entry. Landlord and its agents, employees and contractors shall have the following rights in and about the Leased Premises:
(i) to enter with prior written notice (except in an emergency) the Leased Premises at all reasonable times for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease, and if, in the case of an emergency, Tenant or its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Leased Premises at any time when such entry shall be necessary, forcibly to enter the Leased Premises; (ii) to exhibit the Leased Premises to others at reasonable times and for reasonable purposes after notifying Tenant and obtaining Tenant's consent, which shall not be unreasonably withheld. Tenant may accompany Landlord and restrict sensitive areas of the Leased Premises; (iii) to make such repairs, alterations, improvements or additions, or to perform such maintenance, including the maintenance of all plumbing, electrical and other mechanical facilities installed by Landlord, as Landlord may deem necessary or desirable to comply with its obligations hereunder; and (iv) to make such repairs, alterations or improvements, or to perform maintenance, of all HVAC, elevator, plumbing, electrical and other mechanical facilities installed by Landlord, as may be required from time to time by this Lease to be made or performed by Landlord. Landlord agrees to give reasonable advance notice before it exercises its rights under this subsection, except that Landlord may enter the Leased Premises without notice in the case of an emergency creating an imminent risk of injury to person or damage to property.

     (b) Landlord's Reservation of Rights in Adjacent Areas. Landlord reserves the right to use, including access thereto through the Leased Premises, all parts (except surfaces facing the interior of the Leased Premises) of all exterior walls, windows and doors bounding the Leased Premises (including exterior Building walls, corridor walls, doors and entrances), all terraces and roofs adjacent to the Leased Premises, all space in or adjacent to the Leased Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air-conditioning, plumbing, electrical and other mechanical facilities installed by Landlord, service closets and other Building facilities. Nothing contained in this Section shall impose any obligation upon Landlord with respect to the operation, maintenance, alteration or repair of the Leased Premises or the Building, except as expressly provided in this Lease. Landlord agrees to repair and restore any damage to the Leased Premises resulting from the use of the rights reserved hereunder to Landlord.

     (c) Effect of Landlord's Entry. The exercise by Landlord or its agents, employees or contractors of any right reserved to Landlord in this Section shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord agrees to exercise its rights under this Section in a manner reasonably designed to minimize interference with Tenant's normal business operations. Except when an emergency exists, Landlord agrees to exercise such rights during hours that are not normal business hours.

     (d) Tenant's Right of Access prior to the Lease Rental Commencement Date. Landlord agrees to provide reasonable access to the Leased Premises during construction of the Building in order to permit Tenant and its consultants to take measurements, plan improvements and otherwise prepare for the installation of Tenant's Personal Property and the Alterations.

     24.  Limitation on Landlord's Liability.

     (a) Accidents, etc. Except for damages resulting from the willful or grossly negligent act or omission (where applicable law or this Lease imposes a duty to act) of Landlord, its agents and employees, Landlord shall not be liable to Tenant or Tenant's Associates for any damage or loss to the property of Tenant or others located in or on the Leased Premises, the Building or the Land, or for any accident or injury, including death, to Persons or for any loss, compensation or claim, including claims for interruption or loss of Tenant's business, based on, arising out of or resulting from the necessity of maintaining or repairing any portion of the Building or the Parking Facilities; the use or operation (by Tenant or any other Person or Persons whatsoever) of any elevators, or heating, cooling, electrical, plumbing or other equipment or apparatus; the termination of this Lease by reason of, or the occurrence of, damage or destruction of the Building or the Leased Premises; any fire, robbery, theft, and/or any other casualty; any unlawful breach of Landlord's security system for the Building; any leaking in any part or portion of the Leased Premises or the Building; any water, wind, rain, or snow that may leak into, or flow from, any part of the Leased Premises or the Building; any acts or omissions of any other occupant of any space in the Building; any water, gas, steam, fire, explosion, electricity or falling plaster; the bursting, stoppage or leakage of any pipes, sewer pipes, drains, conduits, appliances, sprinkler system, plumbing or other works; or any other similar cause.

     (b) Parking Facilities. Except for damages resulting from the willful or grossly negligent act or omission (where applicable law or this Lease imposes a duty to act) of Landlord, its agents and employees, Landlord shall not be liable for any damage or loss to any automobile (or any personal property therein) parked in or on the Parking Facilities or any other part of the Land, or for any injury sustained by any individual in, on or about the Parking Facilities or any other part of the Land.

     (c) Liability Limited to Landlord's Estate. Notwithstanding any provision to the contrary, Tenant agrees that (i) the liability of Landlord and Landlord's Partners for the satisfaction of any Claim shall be limited to Landlord's Estate, (ii) no other properties or assets of Landlord, Landlord's Partners or the officers, directors, agents or employees of Landlord or any of Landlord's Partners shall be subject to levy, execution or other enforcement procedures for the satisfaction of any Claim or any judgment based on a Claim, and (iii) if Tenant acquires a lien on or interest in any other properties or assets of Landlord, any of Landlord's Partners or any of the officers, directors, agents or employees of Landlord or any of Landlord's Partners by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. For purposes of this subsection, (x) the term "Landlord's Estate" shall mean the estate and property of Landlord in and to the Building and the Land , (y) the term "Claim" shall mean any claim which Tenant may have against Landlord arising out of or in connection with this Lease, the relationship of landlord and tenant or Tenant's use of the Leased Premises, and (z) the term "Landlord's Partners" shall mean, in the case of a Landlord which is a partnership, the Persons who are partners in such partnership.

     25.  Estoppel Certificates.

     Each party agrees from time to time, within 10 days after request therefor by the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying to the other party, any Mortgagee, any assignee of a Mortgagee, or any purchaser, of the Building or the Land, or both, or any other Person designated by the other party, as of the date of such statement,
(i) that Tenant is in possession of the Leased Premises; (ii) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modifications): (iii) whether or not there are then existing any set-offs or defenses known to Tenant against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail); (iv) the dates, if any, to which any Basic Rent or Additional Charges have been paid in advance: (v) that the certifying party has no knowledge of any uncured defaults on the part of Landlord under this Lease (or, if the certifying party has knowledge of any such uncured defaults, specifying the same in detail); (vi) that the certifying party has no knowledge of any event having occurred that authorizes the termination of this Lease by the other party (or, if the certifying party has such knowledge, specifying the same in detail); (vii) the amount of any Security Deposit held by Landlord; and
(viii) any additional facts reasonably requested by the other party or any such Mortgagee, assignee of a Mortgagee or purchaser

     26.  Surrender of Leased Premises.

     (a) Possession of Leased Premises. Tenant shall, on or before the last day of the Term, except as otherwise expressly provided elsewhere in this Lease, remove all of Tenant's Personal Property and peaceably and quietly leave, surrender and yield up to the Landlord the Leased Premises, free of subtenancies, broom clean and in good order and condition except for reasonable wear and tear, damage by fire or other casualty, or conditions requiring repair by Landlord hereunder at Landlord's expense.

     (b) Inspection of Leased Premises. At the time Tenant surrenders the Leased Premises at the end of the Term, or within three days thereafter, Landlord and Tenant, or their respective agents, shall make an inspection of the Leased Premises and shall prepare and sign an inspection form to describe the condition of the Leased Premises at the time of surrender.

     27.  Holding Over.

     If Tenant shall hold over possession of the Leased Premises after the end of the Term, Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month, at one hundred fifty percent (150%) of the Basic Rent, adjusted to a monthly basis. Any hold over of possession of all or any part of the Leased Premises after the end of the Term shall be subject to all other conditions, provisions and obligations of this Lease, including the obligation to pay Additional Charges, insofar as the same are applicable, or as the same shall be adjusted, to a month to month tenancy.

     28.  Arbitration.

     In any case in which it is provided by the terms of this Lease that any matter shall be determined by arbitration, then such arbitration shall be in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. The arbitration proceeding shall be conducted in Baltimore City, Maryland, by one arbitrator selected in accordance with the Commercial Arbitration Rules. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All direct and reasonable costs of the arbitration proceeding, including compensation of the arbitrator but excluding any compensation paid to counsel, agents, employees, and witnesses of either party, shall be borne equally by the parties or as the arbitrator shall determine.

     29.  Parking.

     Tenant shall be guaranteed parking within the Parking Facilities for 150 cars for the Term.

     (a) All Parking Facilities shall either be paved, striped and fenced surface lots, that comply with all applicable Legal Requirements and are consistent with the Security Plan described on Exhibit G, or are contained within structured deck or garage parking. If the Parking Facilities are on surface lots, Tenant's spaces shall be consolidated (as opposed to dispersed) in a cohesive grouping, and marked so as to minimize the chance of usage by unauthorized parkers. Tenant may, at Tenant's expense require Landlord to designate with customary signage the restriction of a portion of such spaces to "Sylvan Visitor Parking Only" or similar wording.

     (b) Attached as Exhibit I is a plat showing the Inner Harbor East subdivision, and identifying the location of Parcels B, C and P. Tenant's parking area shall initially be located on an undeveloped portion of Parcel P in closest proximity to the Building. Landlord has the authority to provide parking on this parcel. Tenant's parking area shall be designated as reserved for the use of Tenant's employees and visitors. Tenant shall be responsible for assuring that only authorized persons park in

Tenant's parking area. As Parcel P is developed, Landlord shall offer Tenant the option of utilizing structured parking on Parcels B, C or P, where available, at structured parking rates, as set forth below, or moving its parking area to surface lots on undeveloped portions of Parcels B or C that meet the requirements of paragraph (a) above. No parking spaces shall be relocated until substitute space, meeting the standards of paragraph (a) above, have been completed and are available for immediate use.

     (c) In addition to the parking spaces on Parcels B, C or P described above, Tenant shall have the option of renting, at the structured space rates described below, up to 25 spaces within the structured parking to be constructed on Parcels R and Q, some of which may be designated for "Sylvan Visitor Parking Only" or similar wording.

     (d) The rates to be paid by Tenant for parking during the Term shall be as follows:

          (i) During the first five years of the Lease, Tenant shall pay the following Parking Fees for surface parking:

                               Cost Per                 Estimated*
     Lease Year                Space/Day                Annual Cost
     ----------                ---------                -----------
          1                    Free                      $     0
          2                    $0.25                     $ 9,375
          3                    $0.50                     $18,750
          4                    $0.75                     $28,125
          5                    $1.00                     $37,500


*Assumes all 150 spaces are used 5 days per week, 50 weeks per year.

          (ii) During the first five years of the Lease, Tenant shall pay the following Parking Fees for structured parking:

                                              Market Cap
                                            For Structured
        Lease Year                             Space/Day
        ----------                             ---------
             1                                  $5.00
             2                                  $5.15
             3                                  $5.30
             4                                  $5.46
             5                                  $5.63

          (iii) For Lease Years 6 through 10, Tenant shall be provided with discounted parking as follows:

     150 spaces shall be offered to Tenant at a rate equal to 75% of the current market rate but in no event shall the cost to Tenant exceed the following rates. In the event the parties are unable to mutually agree on the market rate, then same shall be determined by using the methodology set forth in
     Section 35(d) hereof.

                             Market Cap                 Market Cap
                             for Surface              for Structured
       Lease Year             Space/Day                 Space/Day
       ----------             ---------                 ---------
           6                   $2.90                     $5.80
           7                   $2.99                     $5.97
           8                   $3.07                     $6.15
           9                   $3.17                     $6.33
          10                   $3.26                     $6.52

          (e) Tenant agrees to use the Parking Facilities for the parking of passenger automobiles and vans and for no other purposes.

          (f) If Tenant rents more space in the Building or on the Inner Harbor East site, Tenant shall be offered a proportionate increase in the number of parking spaces, to the extent they are available, at market rates.

          (g) Parking rates during any renewal periods shall be provided at market rates.

     30.  Transfer of Landlord's Interest.

     If the original Landlord named in this Lease, or any successor to the original Landlord's interest in the Building, conveys or otherwise disposes of its interest in the Land and/or the Building, then upon such conveyance or other disposition all liabilities and obligations on the part of the original Landlord, or such successor Landlord, as Landlord under this Lease, which accrue after such conveyance or disposition shall cease and terminate and each successor Landlord shall, without further agreement, be bound by Landlord's covenants and obligations under this Lease, but only during the period of such successor Landlord's ownership of the Building. A copy of the recorded deed conveying the interest in the Building shall be satisfactory evidence of a successor Landlord's interest.

     31.  Leasing Commissions.

     Landlord and Tenant each represent and warrant to the other that, except for the Leasing Broker, neither of them has employed or dealt with any broker or finder in carrying on the negotiations relative to this Lease. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes that the Leasing Broker and the Cooperating Broker are entitled to the payment of a commission for services rendered in the negotiation and obtaining of this Lease, and Landlord has agreed to pay such commission pursuant to a separate agreement, a copy of which is attached as Exhibit J.

     32.  Recordation.

     Tenant shall not record this Lease without the written consent of Landlord. Upon Landlord's request or with Landlord's written consent, the parties agree to execute a short form of this Lease for recording purposes, containing such items as Landlord believes appropriate or desirable, the expense thereof to be borne by Landlord. If such a short form of this Lease is recorded, upon the termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord all right, title, and interest of Tenant in and to the Premises arising from this Lease or otherwise.

     33.  Commercial Purposes.

     The parties stipulate that the Premises is being leased exclusively for business, commercial, manufacturing, mercantile, or industrial purposes within the meaning of Section 8-110(a) of the Real Property Article of the Annotated Code of Maryland, and that the provisions of Section 8-110(b) of such Article (or any future statute) pertaining to the redemption of reversionary interests under leases shall be inapplicable.

     34.  General Provisions.

     (a) Binding Effect. The terms contained in this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and, subject to the provisions of Section 15, each of their respective legal representatives, successors and assigns.

     (b) Governing Law. It is the intention of the parties hereto that this Lease shall be construed and enforced in accordance with the laws of the jurisdiction in which the Building is located.

     (c) Waivers. No failure by either party to insist upon the strict performance of any term of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No term of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each and every term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     (d) Notices. Every notice, request, consent, approval or other communication (hereafter in this subsection collectively referred to as "notices" and singly referred to as a "notice") which Landlord or Tenant is required or permitted to give to the other pursuant to this Lease shall be in writing and shall be delivered personally or by overnight courier service or shall be sent by certified or registered mail, return receipt requested, first-class postage prepaid, if to Landlord, at Landlord's Notice Address, or if to Tenant, at Tenant's Notice Address, or at any other address designated by either party by notice to the other party pursuant to this subsection. Any notice delivered to a party's designated address by (a) personal delivery, (b) recognized overnight national courier service, or (c) registered or certified mail, return receipt requested, shall be deemed to have been received by such party at the time the notice is delivered to such party's designated address. Confirmation by the courier delivering any notice given pursuant to this subsection shall be conclusive evidence of receipt of such notice. Landlord and Tenant each agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Lease to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any notice required to be given within a stated period of time which is sent by certified or registered mail shall be considered timely if postmarked before midnight of the last day of such period.

     (e) Entire Agreement. This Lease contains the final and entire agreement between said parties, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not contained in this Lease. However, the terms of this Lease shall be modified, if so required, for the purpose of complying with or fulfilling the requirements of any Mortgagee secured by a first Mortgage that may now be or hereafter become a lien on the Building, provided, however, that such modification shall not be in substantial derogation or diminution of any of the rights of the parties hereunder, nor increase any of the obligations or liabilities of the parties hereunder.

     (f) Jury Trial. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Leased Premises.

     (g) Venue. Tenant hereby waives any objection to the venue of any action filed by Landlord against Tenant in any state or federal court in the jurisdiction in which the Building is located, and Tenant further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by Landlord to any other court.

     (h) Authority. If Tenant is a corporation, concurrently with the signing of this Lease, Tenant shall furnish to Landlord certified copies of the resolutions of its Board of Directors (or of the executive committee of its Board of Directors) authorizing Tenant to enter into this Lease; and it shall furnish to Landlord evidence (reasonably satisfactory to Landlord and its counsel) that Tenant is a duly organized corporation in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business in good standing in the jurisdiction in which the Building is located, has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.

     Landlord shall provide to Tenant similar evidence of Landlord's authority to execute, deliver and perform in accordance with this Lease, and shall further deliver to Tenant, prior to the full execution of this Lease, a copy of Landlord's title insurance policy evidencing the ownership of the Land and the liens, encumbrances and easements to which the Land is subject.

     (i) Time of the Essence. Time is of the essence in the performance of all Tenant's obligations under this Lease.

     (j) Invalidity and Reduction of Charges. If any provision of this Lease shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby and the remainder of this Lease shall not be affected by such holding and shall be fully valid and enforceable. In the event any late charge, interest rate or other payment provided herein exceeds the maximum applicable charge legally allowed, such late charge, interest rate or other payment shall be reduced to the maximum legal charge, rate or amount.

     (k) Captions. The captions in this Lease are for convenience only and shall not affect the interpretation of the provisions hereof.

     (l) No Partnership. This Lease is not intended to create a partnership or joint venture between Landlord and Tenant in the conduct of their respective businesses.

     (m) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (n) Authority. If Tenant is a corporation, partnership or other legal entity, the individual who executes and delivers this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to do so.

     (o) No Offer. The submission of an unsigned counterpart of this Lease to Tenant shall not constitute an offer or option to lease the Leased Premises. This Lease shall become effective and binding only upon the execution and delivery by Landlord and Tenant.

     (p) Survival. Tenant's obligations under Sections 3(b), 3(e), 3(g), 6(d), 6(g), 9(d), 9(e), 9(f), 9(g), 11(c), 11(e), 14(b), 15(d), 16(c), 24(c) and 26
and Landlord's obligations under Sections 6(g) and 12(e) shall survive the expiration of the Term or the earlier termination of this Lease. Nothing herein shall be construed to limit Tenant's right to collect any amounts owed to Tenant under Sections 2A and 39(a) following the expiration of the Lease or the earlier termination of this Lease.

     35.  Options to Extend Term.

     (a) Renewal Options. Tenant shall have the option to renew the Term provided in Section l(b) (the "Initial Term") for two additional periods of five
(5) years each (each of such additional periods being hereinafter referred to as a "Renewal Period"). Each renewal option shall be exercisable by Tenant by giving notice of the exercise of such renewal option to Landlord at least 365 days before the expiration of the Initial Term, in the case of the first renewal option, or at least 365 days before the expiration of the first Renewal Period, in the case of the second renewal option, except that if the Rent per Square Foot for the first Lease Year in a Renewal Period has not been determined by the last day on which the renewal option for such Renewal Period must be exercised in accordance with the procedure set forth in subsection (d), the period of time within which the Tenant may exercise the renewal option for such Renewal Period shall be extended until 30 days after the determination of the Rent per Square Foot for the first Lease Year in such Renewal Period. Time shall be of the essence in connection with Tenant's exercise of the renewal options. Tenant may not exercise the renewal option for either Renewal Period unless the Rent per Square Foot for such

Renewal Period has previously been determined by agreement between Landlord and Tenant or by appraisal in accordance with the procedure set forth in subsection
(d). Tenant may not exercise the renewal option for the second Renewal Period unless Tenant has previously exercised the renewal option for the first Renewal Period in accordance with the provisions of this subsection. Tenant may not exercise the renewal option for either Renewal Period if an Event of Default has occurred and is continuing. If (i) the last day on which Tenant has the right to exercise a renewal option (the "Last Exercise Date"), occurs less than 365 days before the expiration of the Initial Term, in the case of the first renewal option, or less than 365 days before the expiration of the first Renewal Period, in the case of the second renewal option, and (ii) Tenant does not exercise the renewal option, the Term shall be extended until the last day of the month in which the 365th day after the Last Exercise Date occurs; unless prior to the Last Exercise Date, Tenant advises Landlord that it will not exercise its applicable renewal option. For purposes of determining the Basic Rent payable during the extension provided by the preceding sentence, the Rent per Square Foot shall be 95% of the fair rental value of the Leased Premises as actually determined by the procedure described in subsection (d) with respect to the Renewal Period for which Tenant did not exercise its renewal option. If Tenant timely exercises the options to renew this Lease in accordance with the provisions of this Section, then the Term shall be extended accordingly. Except as otherwise expressly provided in this Section, each Renewal Period shall be upon the same terms, covenants and conditions set forth in this Lease with respect to the Initial Term and Tenant's obligations to pay Tenant's Proportionate Share of Operating Expenses pursuant to Section 3(b) shall continue without interruption during each Renewal Period and the extension provided for in the seventh sentence, except that there shall be no renewal options after the second Renewal Period. All references in this Lease to the "Term" shall include each Renewal Period for which Tenant shall have effectively exercised its renewal option.

     (b) Rent Per Square Foot During Renewal Periods.

     (1) First Lease Year. If Tenant exercises the renewal option provided by subsection (a) to extend the Initial Term for a Renewal Period, the Rent per Square Foot for the first Lease Year in the Renewal Period shall be an amount equal to 95% of the fair rental value (per square foot) of the Leased Premises as of the first day of the Renewal Period as determined by mutual agreement between Landlord and Tenant or by appraisal by one or more commercial real estate brokers in the manner provided in subsection (d).




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



     (2) Balance of First Renewal Period. For each Lease Year (or part of a Lease Year) thereafter during the Renewal Period, the Rent per Square Foot shall be an amount equal to 102.15% of the Rent per Square Foot for the immediately preceding Lease Year.

     (c) [Omitted].

     (d) Method of Determining Rent per Square Foot. If Tenant desires to exercise the renewal option provided by subsection (a) to extend the Initial Term for a Renewal Period, and if Landlord and Tenant are unable mutually to agree on the Rent per Square Foot for the first Lease Year in such Renewal Period at least 420 days before the end of the last Lease Year in the Initial Term, in the case of the first renewal option, or at least 420 days before the end of the last Lease Year in the first Renewal Period, in the case of the second renewal option, Tenant shall notify Landlord of its desire to determine the Rent per Square Foot by appraisal pursuant to this subsection not more than 450 days and not less than 420 days before the end of the last Lease Year in the Initial Term or the last Lease Year in the first Renewal Period, as the case may be, and in such notice Tenant shall designate the broker appointed by it. The giving of such notice shall not constitute an exercise of the option by Tenant. Within 20 days thereafter, Landlord shall, by notice to Tenant, designate a second broker. If Landlord does not so designate a second broker within the 20-day period, the first broker appointed by Tenant shall proceed to make his valuation, in which case the fair rental value of the Leased Premises for the first Lease Year in the Renewal Period shall be the amount determined by the first broker. Each broker shall make an independent determination of the fair rental value of the Leased Premises for the first Lease Year in the applicable Renewal Period. If the two brokers so appointed agree on the fair rental value of the Leased Premises within 15 days after the appointment of the second broker, the fair rental value of the Leased Premises for the first Lease Year in the applicable Renewal Period shall be the amount determined by them. If the two brokers so appointed do not agree on the fair rental value of the Leased Premises within 15 days after the appointment of the second broker, but if the difference between the fair rental value determined by each broker is not more than $1.00 per square foot, the fair rental value of the Leased Premises for the first Lease Year in the applicable Renewal Period shall be an amount equal to the quotient obtained by dividing the sum of the fair rental value determined by each broker by two. If the two brokers so appointed do not agree on the fair rental value of the Leased Premises, and if the difference between the fair rental value determined by each broker is more than $1.00 per square foot, the two brokers shall jointly appoint a third broker. If the two brokers so appointed shall be unable, within 15 days after the appointment of the second broker, either (i) to agree on the fair rental value of the Leased Premises (or to disagree on such value with a difference of $1.00 or less per square foot) or (ii) to agree on the appointment of a third broker, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of a third broker within 10 days after the brokers appointed by the parties give such notice, then within 10 days thereafter either of the parties upon notice to the other party may request such appointment by the then President of the Baltimore City Board of Realtors (or any organization successor thereto), or in his failure to act, may apply for such appointment to the Circuit Court for Baltimore City, Maryland. If a third broker is appointed, he shall make his valuation within 15 days after his appointment and the fair rental value of the Leased Premises for the first Lease Year in the applicable Renewal Period shall be an amount equal to the quotient obtained by dividing the sum of the fair rental values determined by the two brokers who were closest to each other in amount, by two.

     (e) Qualifications of Brokers and Method of Valuation. Each broker appointed pursuant to subsection (d) shall be an individual of recognized competence who has had a minimum of 10 years' experience in the leasing of commercial office space in the metropolitan Baltimore, Maryland area. All valuations of the fair rental value of the Leased Premises shall be in writing and shall be expressed in terms of an annual rent per square foot of Rentable Area. Each broker shall determine the fair rental value of the Leased Premises, as a whole, as of the first day of the first Lease Year in each Renewal Period on the basis of all relevant factors affecting fair rental value, including the actual Operating Expenses for the calendar year ending during the Lease Year immediately preceding the Renewal Period. The party appointing each broker shall be obligated, promptly after receipt of the valuation report prepared by the broker appointed by such party, to deliver a copy of such valuation report to the other party in the manner provided elsewhere in this Lease for the giving of notices. If a third broker is appointed, the third broker shall be directed, at the time of his appointment, to deliver copies of his valuation report, promptly after its completion, to Landlord and Tenant in the manner provided elsewhere in this Lease for the giving of notices.

     (f) Expenses of Brokers. The expenses of each of the first two brokers appointed pursuant to subsection (d) shall be borne by the party appointing such broker. The expenses of the third broker appointed pursuant to subsection (d) shall be paid one-half by Landlord and one-half by Tenant. Notwithstanding the foregoing provisions, if Tenant gives a notice to Landlord pursuant to subsection (d) to determine the fair rental value of the Leased Premises for a Renewal Period by appraisal, and if, after the fair rental value of the Leased Premises for the first Lease Year in such Renewal Period has been determined by appraisal, Tenant does not exercise its option to extend the Term for such Renewal Period within the time required by subsection
(a), Tenant shall reimburse Landlord, on demand, for all expenses of Landlord's appraisal and the third appraisal, if any.

     36.  Expansion Options.

     (a) During the six month period following the date of this Lease, Tenant shall have the option of leasing additional space in the Building under the same terms and conditions, including Basic Rent, as are set forth in this Lease. In addition, during such six month period, as to any unleased space and until such space in the Building is initially leased, as Landlord receives an offer or proposal to rent space in the Building which Landlord wishes to accept, Landlord shall notify Tenant and Tenant shall have five (5) business days to notify Landlord in writing that it wishes to lease the space under the same terms and conditions including Basic Rent as are set forth in this Lease.

     (b) After the end of the six month period following the date of this Lease, as to any unleased space and until such space in the Building is initially leased, as Landlord receives an offer or proposal to rent space in the Building which Landlord wishes to accept, Landlord shall notify Tenant and Tenant shall have five (5) business days to notify Landlord in writing that it wishes to lease the space at fair rental value pursuant to Section 35. All concessions relating to tenant improvements shall be at market rates.

     (c) If Tenant has given Landlord twelve (12) month's prior written notice of its intent to lease additional space in the Building, Tenant shall have the option of renting an additional 5,000 square feet in the Building after the third Lease Year commencing upon the termination of the initial short term leases entered into by Landlord, if any, but in no event later than twelve (12) months after the end of the third Lease Year. If Tenant exercises its option to rent the additional 5,000 contiguous square feet and if Tenant has given Landlord twelve (12) months prior written notice at the end of the fourth Lease Year, Tenant shall have the option to lease an additional 10,000 contiguous square feet after the fifth Lease Year upon the termination of the initial short term leases entered into by Landlord, if any, but in no event later than twelve
(12) months after the end of the fifth Lease Year. The Basic Rent for any additional space in the Building leased by Tenant shall be an amount equal to fair rental value as determined pursuant to Section 35 and all concessions relating to Tenant improvements shall be at market rates. All other terms and conditions of this Lease shall apply. If Tenant exercises its




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



option to rent additional space, the space shall be made available to Tenant at the termination of any pre-existing short term leases entered into by Landlord for the space.

     37. Roof Options. Tenant shall have an ongoing right of first negotiation for space on the Roof as long as it is available. Tenant may rent space on the roof of the Building for uses approved by Landlord in advance at market rates. Notwithstanding the foregoing sentences, upon Tenant's written request, Landlord shall make available to Tenant, without any rental or other charge, except as provided below, an area on the Roof measuring approximately twenty (20) feet by twenty (20) feet, together with an easement thereto, for the purposes of the installation, operation and maintenance of a receiving satellite dish and communications equipment in such location as may be reasonably required by Tenant. The size and type of such satellite dish and equipment shall be at the sole discretion of Tenant subject only to applicable governmental regulations. The installation and operation of the satellite dish and equipment shall be at the sole cost and expense of Tenant and Tenant shall promptly repair any damage to the Roof resulting from the installation and operation of such satellite dish and equipment.

     Tenant shall also pay reasonable administrative expenses incurred by Landlord, if any, arising out of or in connection with the installation and operation of such satellite dish and equipment. If as a direct cause of Tenant's operation of such satellite dish and equipment, Landlord is unable to lease all or any part of the remainder of the Roof to prospective tenants, then Tenant shall be obligated to pay rent on that portion of the Roof it occupies at market rates. Landlord further agrees that it will not lease any other portion of the Roof to any tenant or permit any tenant to use the Roof in a manner which will materially and adversely affect Tenant's use of the Roof for the purposes intended hereby. Tenant may terminate its use of the Roof at any time during the Term, or any renewals, upon written notice to Landlord. Following such notice, Tenant shall remove the satellite dish and equipment and promptly repair any damage to the Roof resulting from such removal.

     38. Security Plan. Upon the Lease Commencement Date, Landlord shall implement a security plan for the Building and Parking Facilities that includes the items listed on Exhibit G (the "Security Plan"). The Security Plan shall not be materially revised by Landlord without obtaining the prior written consent of the Tenant, which shall not be unreasonably withheld.

     39. Tenant's Allowance.

     (a) Landlord shall give Tenant an allowance to cover the cost of Tenant's Work in an amount equal to the product obtained by multiplying $15.00 by the Rentable Area, or a total allowance of 8750,000 ("Tenant's Regular Allowance").

     (b) Landlord shall give Tenant an additional allowance ("Tenant's Special Allowance") in an amount equal to $350,000 which may be used to reimburse Tenant for any direct costs paid or incurred by Tenant in designing, preparing and completing the Leased Premises including, without limitation, the purchase of furniture and equipment. Tenant's Regular Allowance and Tenant's Special Allowance are collectively referred to herein as "Tenant's Allowance. " Tenant shall not be entitled to receive any part of the Tenant's Allowance which is not used.

     (c) Tenant shall have the right, by written request given to Landlord at any time or from time to time within ninety (90) days after completion of Tenant's Work, to require Landlord to disburse to Tenant, by check, Tenant's Allowance, as needed by Tenant to pay for the costs and expenses of the type referred to in this subsection. Tenant agrees to furnish to Landlord copies of bills and invoices supporting each request for funds pursuant to this subsection at the time such request is made. Landlord shall pay the amount requested by Tenant in writing, on the 15th day of the month after the month in which Landlord receives Tenant's written request, except that if Landlord receives Tenant's written request on or after the 25th day of a month, Landlord shall not be required to make the payment to Tenant until the 15th day of the second succeeding month.

     (d) During each of the first ten Lease Years Tenant shall pay as Additional Rent, ten percent (10%) of the amount paid by Landlord to Tenant as Tenant's Special Allowance above plus interest at the rate of twelve percent (12%). Such sum shall be paid in equal monthly installments, in advance, commencing on the Lease Commencement Date, and continuing thereafter on the first day of each and every month thereafter for a period of one hundred and twenty (120) months.

     40. City Approvals. Both parties acknowledge that Landlord has not obtained all Baltimore City approvals relating to the execution of the Ground Lease referenced in Section 20(c) herein. In the event such approvals are not obtained by February 29, 1996, this Lease shall be null and void. Landlord shall diligently pursue receipt of the appropriate City approvals.

     41. Tenant's Right to Terminate. In the event Landlord has not completed construction of the Building for whatever reason and regardless of force majeure by April 1, 1997, Tenant shall have the right, at its discretion, to terminate this Lease Agreement upon written notice to Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed by their duly authorized partners or officers as of the day and year first above written.

Witness:                             Landlord

                                     Harbor East Parcel G - Office, LLC

                                     By: Presidential Entertainment Associates,
                                         LLC, Member

                                     By: Paterakis/Tsakalos Family Partnership,
                                         LLP, Member

/s/ Jeri Zlatkowski                  By: /s/ William Patarakis            (SEAL)
-------------------                      ---------------------------------
                                         Name: William Pararakis
                                         Partner

/s/ Jeri Zlatkowski                  By: /s/ Nicholas Tsakalos            (SEAL)
-------------------                      ---------------------------------
                                         Name: Nicholas Tsakalos
                                         Partner



                                     By: Paterakis/Tsakalos Family Partnership,
                                         LLP, Member

/s/ Jeri Zlatkowski                  By: /s/ William Patarakis            (SEAL)
-------------------                      ---------------------------------
                                         Name: William Pararakis
                                         Partner

/s/ Jeri Zlatkowski                  By: /s/ Nicholas Tsakalos            (SEAL)
-------------------                      ---------------------------------
                                         Name: Nicholas Tsakalos
                                         Partner

Witness:                             Tenant

                                     Sylvan Learning Systems, Inc.

/s/ Illegible                        By:  /s/ Douglas L. Becher
-------------------                      ---------------------------------
                                         Name:  Douglas L. Becher
                                         Title: President

     The undersigned joins herein to acknowledge that it will make Parcels P, B and C available to Landlord to satisfy the surface parking requirements described in Section 29(b) hereof.


                                     Harbor East Limited Partnership


                                     By: Paterakis/Tsakalos Family Partnership
                                         LLP


                                     By: /s/ Nicholas Tsakalos            (SEAL)
                                         ---------------------------------
                                         Name: Nicholas Tsakalos


                                     By: /s/ William Patarakis            (SEAL)
                                         ---------------------------------
                                         Name: William Pararakis

                                                                       EXHIBIT A

                            FLOOR PLAN LEVELS 3 & 4
                               INNER HARBOR EAST
                              BALTIMORE, MARYLAND
                                    PARCEL G

                                                                       EXHIBIT A

                               FLOOR PLAN LEVEL 5
                               INNER HARBOR EAST
                              BALTIMORE, MARYLAND
                                    PARCEL G

                                   EXHIBIT B

                        DESIGN AND CONSTRUCTION AGREEMENT

     THIS DESIGN AND CONSTRUCTION AGREEMENT (this "Agreement") is attached to and made a part of that certain Lease Agreement dated August _, 1995 (the "Lease") by and between Inner Harbor East Parcel G - Office LLC ("Landlord") and Sylvan Learning Systems, Inc.

                                    ARTICLE 1
                                     GENERAL

1.1 Purpose. This Agreement sets forth the agreement of the parties for the design and construction of an office building and other improvements (the "Project") on the site located on Lancaster Street, Baltimore, Maryland, and more particularly described in Exhibit F to the Lease (the "Project Site"). The Project will be comprised of the preparation and improvement of the Project Site and the construction of the Base Building (hereinafter defined), for which Landlord shall be responsible for the design and construction as more particularly set forth herein, and the Tenant Work, for which Tenant shall be responsible for the design and construction as more particularly set forth herein.

1.2 Scope of Work. The scope of work to be performed pursuant to this Agreement includes the development and preparation of Construction Documents (as hereinafter defined) for the Project and the performance of all work thereunder and reasonably inferable therefrom in order to complete the Project as a fully-equipped, fully-functioning, first-class office building and related improvements.

1.3 Landlord's Representative. Landlord hereby designates Steve McBride to be its designated representative for purposes of contact between Landlord and Tenant in connection with the design and construction of the Project, including, without limitation, the giving of notices and approvals ("Landlord's Representative"). Landlord shall have the right, by timely written notice given to Tenant in the manner provided in the Lease for the giving of notices, to remove the existing Landlord's Representative and to appoint another individual to act as Landlord's Representative. However, no more than one (1) person shall act as Landlord's Representative at any given time. Landlord agrees that Landlord's Representative shall have the authority to bind Landlord with respect to all matters for which the consent or approval of Landlord is required or permitted pursuant to this Agreement and that all consents, approvals and waivers given in writing by Landlord's Representative shall bind Landlord and may be relied upon by Tenant. Landlord hereby ratifies all actions and decisions with respect to the design and construction of the Project that Landlord's Representative has taken or made prior to the execution of the Lease.

1.4 Tenant's Representative. Tenant hereby designates John Hoey to be its designated representative for purposes of contact between Tenant and Landlord in connection with the design and construction of the Project, including, without limitation, the giving of notices and approvals. Tenant shall have the right, by timely written notice given to Landlord in the manner provided in the Lease for the giving of notices, to remove the existing Tenant's Representative and to appoint another individual to act as Tenant's Representative. However, no more than one (1) person shall act as Tenant's Representative at any given time. Tenant agrees that Tenant's Representative shall have the authority to bind Tenant with respect to all matters for which the consent or approval of Tenant is required or permitted pursuant to this Agreement and that all consents, approvals and waivers given in writing by Tenant's Representative shall bind Tenant and may be relied upon by Landlord. Tenant hereby ratifies all actions and decisions with respect to the design and construction of the Project that Tenant's Representative has taken or made prior to the execution of the Lease.


                                    ARTICLE 2
                                   DEFINITIONS

2.1 The following words and phrases used in this Agreement shall have the respective definitions ascribed to them:

     Base Building: The building to be constructed pursuant to this Agreement and to Annex 1, excluding interior finishing of the space for Tenant's use and occupancy but including toilet rooms, telephone closets, mechanical equipment rooms (complete with air handling equipment and electrical closets with high-voltage and low-voltage panel boards and transformers), elevators and stairwells, main lobby, the Parking Structure (hereinafter defined), preliminary and final site work, landscaping and all other improvements described in the Base Building Construction Documents (as hereinafter defined) and all other improvements required in order to obtain a non-residential use permit for the building (exclusive of the Tenant Work).

     Base Building Construction Contract: The contract between Landlord and Landlord's Contractor for the performance of the Base Building Work (hereinafter defined).

     Base Building Construction Documents: The final construction drawings and specifications for the Base Building, approved by Landlord and by appropriate governmental authorities, and all addenda issued prior to and all modifications issued after the execution of the Base Building Construction Contract.

     Base Building Work: All items of work, materials, equipment and installation (including Project site work) necessary to the construction and completion of the Base Building in accordance with the Base Building Construction Documents.

     Date of Substantial Completion: The date on which the Base Building is substantially complete as evidenced by (i) a Certificate of Substantial Completion issued by Landlord's Architect and (ii) a Non-Residential Use Permit (shell only) for the Base Building issued by appropriate local government authorities of Baltimore City.

     Floor Ready Condition: The condition of the Leased Premises when it meets the standards set forth in Annex 2 of this Agreement so that the Leased Premises are ready to receive Tenant Work.

     Landlord's Architect: Beatty/Harvey/Fillat, the architect selected by Landlord to develop and prepare the Base Building Construction Documents. For the purposes of this Agreement, the term "Landlord's Architect" shall include Beatty/Harvey/Fillat and all other engineers, architects, designers and/or consultants retained by either Landlord or Beatty/Harvey/Fillat in the execution of the Base Building Work pursuant to this Agreement and their respective subcontractors and subconsultants.

     Landlord's Contractor: The contractor or contractors selected by Landlord.

     Parking Structure: The parking structure to be constructed by the Landlord, as part of the Base Building.

     Tenant Construction Delay: The cumulative total of all delays after the execution of this Lease which are due solely to the acts or omissions of Tenant, its agents, employees or contractors. Tenant Construction Delay shall include, without limitation, delays in the performance of Base Building Work caused by the performance of Tenant Work.

     Tenant Work: All interior finish work which is not included in the Base Building Work but which is required to complete the Base Building for Tenant's use and occupancy for the purposes permitted by the Lease.

     Tenant Work Construction Contract: The contract between Tenant and Tenant's Contractor for the performance of the Tenant Work.

     Tenant Work Construction Documents: The final construction drawings and specifications for the Tenant Work.

     Tenant's Architect: As identified in Paragraph 3.1 of this Agreement. For purposes of this Agreement, the term "Tenant's Architect" shall be deemed to include all architects, engineers designers, and consultants retained by either Tenant or Tenant's Architect in the execution of the design of the Tenant Work pursuant to this Agreement and their respective subcontractors and subconsultants.

     Tenant's Contractor: The contractor or contractors selected by Tenant to perform the Tenant Work.

2.2 Other Terms. Other capitalized terms used in this Agreement, unless otherwise expressly defined in this Agreement, shall have those definitions respectively ascribed to them in this Lease.


                                    ARTICLE 3
                             CONSTRUCTION DOCUMENTS

3.1 Tenant Work Construction Documents. Landlord and Tenant agree that Tenant has the unconditional right, without penalty, to select the architect of its choice for the preparation of the Tenant Work Construction Documents (the "Tenant's Architect"). Tenant shall be responsible for the timely preparation and completion of the Tenant Work Construction Documents.

3.2 The Tenant Work Construction Documents shall set forth, among other things, the proposed configuration of the Tenant Work, the materials to be used in the construction thereof and all appropriate electrical, plumbing, mechanical and finish specifications and schedules.

3.3 Tenant shall deliver to Landlord, for its review and comment, preliminary plans and specifications of the construction documents for the Tenant Work. Landlord shall review and approve the preliminary plans and specifications to assure that the Tenant Work is consistent with the Base Building Construction Documents. Within five (5) business days after its receipt of preliminary plans and specifications of the construction documents for the Tenant Work, Landlord shall provide to Tenant its written comments to the documents. Tenant shall take complete responsibility for ensuring that the Tenant Work Construction Documents comply with all applicable legal requirements. Tenant shall not be entitled to a postponement of the Lease Commencement Date for any delay in the commencement or completion of the Tenant Work caused by the failure of the Tenant Work Construction Documents to comply with applicable legal requirements.

3.4 After Tenant revises the Tenant Work Construction Documents based on Landlord's comments, Tenant shall submit to Landlord, for its timely review and comment, final plans and specifications for the Tenant Work. Within five (5) business days of its receipt of final plans and specifications, Landlord shall confirm to Tenant in writing its approval or give Tenant any additional comments. The failure of Landlord to review or comment on the construction documents for the Tenant Work in a timely manner shall not operate as a bar to Tenant from approving final construction documents for the Tenant Work and submitting them to appropriate governmental authorities for approval. The government-approved final construction documents for the Tenant Work shall be the "Tenant Work Construction Documents. " Tenant shall deliver to Landlord two (2) complete sets of Tenant Work Construction Documents promptly after Tenant receives the government permits to construct the Tenant Work.

3.5 Landlord's comments or failure to comment on any of the documents prepared by Tenant pursuant to the is Article 3 shall not be deemed to be an approval of or admission as to the legality or accuracy of the work described in such documents or as to the adequacy of the design or the coordination of such work.


                                    ARTICLE 4
                        PERFORMANCE OF THE WORK GENERALLY

4.1 Cooperation of the Parties. Landlord and Tenant agree to cooperate with one another in the performance of their respective construction obligations for the Project pursuant to this Agreement and specifically relating to those portions of the Base Building construction that may affect Tenant's construction costs. Landlord and Tenant each agree to work expeditiously and in good faith with the other and with the respective contractors, architects and others to complete the Base Building Work and the Tenant Work in a timely manner in accordance with the respective construction documents and to cause their respective architects, contractors and employees to do the same. Landlord shall respond to requests for information from Tenant within ten (10) days. Landlord shall provide Tenant with a detailed schedule for its Base Building construction. Notwithstanding this mutual cooperation, Landlord shall not have any right to direct Tenant's Architect, Tenant's Contractor or Tenant's employees and Tenant shall not have any right to direct Landlord's Architect, Landlord's Contractor or Landlord's employees.

4.2 Coordination of Contractors. Landlord shall properly coordinate the Base Building Work with the Tenant Work and shall ensure that the Base Building Construction Contract provides for such opportunity. Tenant shall properly coordinate the Tenant Work with the Base Building Work and shall ensure that the Tenant Work Construction Contract provides for such opportunity. Tenant shall ensure that the Tenant Work Construction Contract includes appropriate provisions to the effect that, if any part of the Tenant Work depends on the proper execution or results of the Base Building Work, then Tenant's Contractor shall inspect the Base Building Work and shall promptly report to Tenant (with copies to Landlord and to Landlord's Contractor) any defects it discovers in the Base Building Work that render it unsuitable for the proper execution of the Tenant Work. Landlord shall construct the Base Building in accordance with the Base Building Construction Documents.

4.3 Landlord shall cause Landlord's Contractor to perform the Base Building Work in a manner that does not unreasonably interfere with the performance by Tenant's Contractor of the Tenant Work. Tenant shall cause Tenant's Contractor to perform the Tenant Work in a manner that does not unreasonably interfere with the performance by Landlord's Contractor of the Base Building Work.

4.4 Construction Contract Provisions. The Base Building Construction Contract and the Tenant Work Construction Contract shall each include, without limitation, sufficient and appropriate provisions for: (i) reasonably detailed and unambiguous procedures for the administration of change orders and construction change directives, (ii) in the case of the Base Building Construction Contract, express warranties that the work performed under the Base Building Construction Contract is warranted to be free from defects in materials and workmanship for a period of at least one (1) year from the Date of Substantial Completion, (iii) insurance in forms and amounts customary for the construction of a first-class office building in Baltimore, Maryland (iv) the performance of work under the respective construction contracts and subcontracts in accordance with the respective construction documents and in accordance with the standards of workmanship and materials for a first-class office building in Baltimore, Maryland, (v) the timely payment of sums due under the respective construction contract and the prompt discharge of all liens and claims of lien,
(vi) reasonable measures for conducting operations in a manner which guards against damage to property and injury to persons, (vii) the coordination of work by separate contractors, (viii) in the case of the Tenant Work Construction Contract, the agreement that Tenant's Contractor shall not file a mechanic's or materialman's lien against Landlord's interest in the Land, the Base Building, or both, and shall limit its lien rights to Tenant's Leasehold Estate, and (ix) in the case of the Base Building Construction Contract, the agreement that Landlord's Contractor shall not file a mechanic's or materialman's lien against all or part of the Tenant Work but shall limit its lien rights to Landlord's interest in the Land, the Base Building or both.

                                    ARTICLE 5
                         PERFORMANCE OF THE TENANT WORK

5.1 Tenant Allowances. Landlord shall provide Tenant with a construction allowance as set forth in Section 39 of the Lease. The Tenant Regular Allowance and the Tenant Special Allowance shall be collectively referred to as the "Tenant Allowances. "

5.2 Tenant shall be responsible for all costs to design and perform the Tenant Work in excess of the respective Tenant Allowances, except for damage to the Tenant Work caused by Landlord, Landlord's Contractor or their respective employees or agents.

5.3 Tenant Work Construction Contract. The Tenant Work shall be constructed in accordance with the Tenant Work Construction Documents. Landlord and Tenant agree that Tenant has the unconditional right, without penalty, to select the contractor of its choice to perform the Tenant Work ("Tenant's Contractor"). All Tenant Work shall be constructed by Tenant's Contractor under a written construction contract between Tenant and Tenant's Contractor (the "Tenant Work Construction Contract"). Tenant agrees that the bid documents for the Tenant Work shall include the standards of Floor Ready Condition. Tenant reserves its right to substitute contractors and shall give reasonable notice of any such substitution to Landlord.

5.4 Government Permits and Approvals. Tenant shall be responsible for timely obtaining, from appropriate governmental authorities, all licenses, permits and approvals necessary for the proper performance of the Tenant Work and for the cost of such licenses, permits and approvals. Landlord shall cooperate with Tenant in obtaining such licenses, permits and approvals.

5.5 Tenant's Cost Obligations. Tenant shall be responsible for all costs associated with removing or discharging liens or claims of lien asserted by Tenant's Architect or Tenant's Contractor.

5.6 Landlord Right of Access and Inspection, Progress of the Work. Landlord and Landlord's Architect shall have the right of access to inspect the Tenant Work and Tenant shall allow Landlord and Landlord's Architect free and unrestricted access to the Tenant Work for such inspections, provided such access and inspection do not unreasonably interfere with or delay the performance of the Tenant Work. Landlord, Tenant, Tenant's Architect, Landlord's Architect and, where appropriate, Landlord's Contractor and Tenant's Contractor shall meet on a regular basis to discuss the progress of the construction of the Tenant Work and its coordination with the Base Building Work. Tenant and Landlord shall hold such meetings more frequently when needed.

5.7 Utilities; Protection of Work, Clean-up. Tenant shall make arrangements with Landlord for temporary water, power and other utilities and connections therefor and the use of the porta-sans for the Base Building during the period when the Tenant Work is being performed. Landlord shall pay the cost of temporary utilities up to the date that the Leased Premises are delivered to Tenant in Floor Ready Condition for its construction of Tenant Work; thereafter, Tenant shall be responsible for the cost of such utilities in the Leased Premises. Tenant shall be responsible for the removal (including cost) of trash and construction debris resulting from the performance of Tenant Work. Tenant shall take all reasonable steps to protect the Base Building Work from and against damage arising out of its performance of the Tenant Work. Landlord shall take all reasonable steps to protect the Tenant Work from and against damage arising out of its performance of Base Building Work.

Upon completion of the Tenant Work, Tenant shall remove all surplus materials, debris and rubbish of whatever kind remaining in any part of the Base Building brought in or created in the performance of the Tenant Work. Tenant shall make, whether directly or through Landlord, all payments when due for the Tenant Work, whether to contractors or others. When the Tenant Work is completed, Tenant shall furnish to Landlord one (1) set of "as-built" plans of mylars and one (1) set of specifications for the Tenant Work prepared and sealed by Tenant's Architect.

5.8 Neither Tenant nor Tenant's Contractor shall store materials required for performance of the Tenant Work in any part of the Base Building that is leased to another tenant. Landlord shall permit Tenant and Tenant's contractors use of unoccupied portions of the Project for field offices, staging and construction materials storage at no charge.


                                   ARTICLE 5A
                                 LANDLORD'S WORK

5A.1 Landlord shall prepare the Project Site and construct the Base Building in a good and workmanlike manner, with reasonable diligence, in accordance with the Base Building Construction Documents and to the standard set forth in Section 1.2.

5A.2 Landlord will give Tenant, to the extent available, the benefit of all warranties relating to equipment installed in the Leased Premises.

5A.3 Tenant Right of Access. Tenant and Tenant's Architect shall have the right of access to inspect the Base Building and Landlord shall allow Tenant and Tenant's Architect free and unrestricted access to the Base Building for such inspections, provided such access and inspection do not unreasonably interfere with or delay the performance of the Base Building Construction.

5A.4 Tenant shall have thirty (30) days to give notice to Landlord of any defects in the Base Building construction. Subject to Unavoidable Delays, Landlord shall have sixty (60) days from the date of receipt of notice from Tenant to correct such defects.


                                    ARTICLE 6
                           DELIVERY OF LEASED PREMISES

6.1 Prior to the Date of Substantial Completion of the Base Building, Landlord shall deliver possession of the Leased Premises to Tenant in Floor Ready Condition, except for touch-up, minor finish and similar so-called "punchlist" items that do not prevent Tenant from beginning to perform Tenant Work in the Leased Premises. When Landlord believes that the Base Building Work on the Leased Premises is about to be completed, Landlord, Tenant, Tenant's Architect and Tenant's Contractor shall walk through and make a visual inspection of the Leased Premises, and Landlord's Architect and Tenant's Architect shall jointly prepare a schedule of "punchlist" work for the Leased Premises within 30 days of the delivery of the Leased Premises. Landlord shall provide five (5) Business Days' oral or written notice to Tenant of the time when such inspection shall occur.

6.2 Subject to Unavoidable Delays, within thirty (30) calendar days after the receipt by Landlord's Architect of the punchlist for the Leased Premises, Landlord shall cause Landlord's Contractor to complete all items identified in the punchlist.


                                    ARTICLE 7
                               DISPUTE RESOLUTION

7.1 Cooperation of the Architects. Landlord's Architect and Tenant's Architect shall each have the affirmative duty to consult with one another and to cooperate in rendering a determination under the Base Building Construction Contract or the Tenant Work Construction Contract whenever such determination affects both the Base Building Work and the Tenant Work. Landlord and Tenant shall include provisions to such effect in their respective contracts with the architects.

7.2 Dispute Resolution. If the parties to this Agreement are unable to resolve their differences through negotiation, then such dispute(s) shall be resolved through arbitration pursuant to the Construction Industry Arbitration Rules of the American Arbitration Association then in effect, as modified by the terms of this Article 7. Arbitration shall be conducted at a location in Baltimore, Maryland to be agreed upon by the parties. Disputes under the respective architect contracts and construction contracts shall be resolved in accordance with the dispute resolution provisions set forth in such contracts.

7.3 Selection of Arbitrators. Arbitration shall be conducted by three (3) arbitrators with each party to this Agreement selecting one (1) arbitrator each and the two selected arbitrators then selecting the third arbitrator.

7.4 Limited Discovery. Prior to the commencement of the arbitration, each party shall be entitled to take limited discovery, including the rights to request a reasonable number of documents, to serve no more than twenty (20) interrogatories and to take no more than three (3) depositions. This limited discovery shall be conducted in accordance with the Federal Rules of Civil Procedure, which shall be interpreted and enforced by the arbitrator.

7.5 Hearing and decision. The arbitrators shall, as soon as practicable and upon fifteen (15) days' written notice to each party, conduct an arbitration hearing and proceeding on the merits of the dispute and thereafter shall issue a written decision citing the bases for the decision, including findings of fact and conclusions of law.

7.6 Costs and Expenses. Each party shall bear its own costs and expenses arising out of any arbitration and shall bear equally the costs, expenses and fees of the arbitrator, unless the arbitrator determines otherwise.

7.7 Consolidation and Joinder. Any arbitration arising out of or relating to this Agreement or breach thereof may include by consolidation, joinder or other manner any other Person or Persons which or whom a party to the arbitration reasonably believes to be substantially involved in a common question of fact or law.

7.8 Enforcement. The agreement to arbitration shall be specifically enforceable under prevailing arbitration law. Any award rendered by the arbitrator(s) shall be final and enforceable by any party to the arbitration, and judgment may be rendered upon it in accordance with applicable law in a court of competent jurisdiction.

                                                                         ANNEX I

                     HARBOR EAST BUILDING SHELL DEFINITION
                                 AUGUST 9, 1995

BUILDING SHELL
--------------

1. The building standard HVAC system capacity is 310 gross square feet per ton.

2.   The building Standard HVAC system shall be as follows:

     A. VAV's will be installed at a ratio of 1 VAV per 1500 square feet. Each VAV will have & thermostat.

     B. The Building Standard system does not extend beyond the VAV's and does not include flex duct, spin outs or low pressure duct work and diffusers.

     C. VAV's will be located to accommodate the tenant's plan provided that all final tenants plans are issued to us in accordance with a mutually agreed upon schedule such that construction coordination and progress is not impacted.

3. The Building Standard, sprinkler system will be installed at a density on average of one head, per 150 rentable square feet. Coordination of sprinkler installation with the tenant plans will be provided if the plans are issued in advance of the sprinkler design. Any head relocation or additional heads required will be at tenant's expense.

4. The Building fire alarm smoke detectors, exit lights, hose cabinets, etc. will be installed per code requirements for the core and shell only. However, the alarm system will have the capacity for adding additional tenant devices.

5. The Building power distribution system including the power to the electrical panel will be able to handle the three watts per square feet for lighting and five watts per square feet for convenience power and shall consist of the incoming switch gear and vertical distribution to panel boards in an electrical closet on each floor. All distribution from the panel will be by he tenant. The Building Standard does not include independent "clean power" risers.

6. The mini-blinds will be furnished and installed at all perimeter windows by Landlord.

7.   The Building generator is sized at 300 KVA.

8.   The window system will be provided on 5' modules.

9.   The Building design provides for 100 pound per square feet floor loafing.

10. The loading dock area will have space for one (1) tractor trailer and a trash compactor.

11. Exterior wells adjacent to and beneath windows will be insulated, furred. drywalled, taped, bedded and ready to receive paint.

12. No corridor or demising walls are included in the core and shell for full floor users.

13.  Two (2) wet stacks will be provided for plumbing tie-ins.

14.  Finishes in elevator cabs and restrooms are included.

16. Tenant elevator lobbies will be finished with a combination of carpet, vinyl wallcovering, ceiling and light fixtures. In the event that the Tenant notifies the Landlord in writing within ninety (90) days after the Lease execution, the Tenant has the option to receive credit for base building Tenant elevator lobby finishes.

17. Signage for restrooms, elevator lobbies, and stairs shall comply with all the Americans With Disabilities Act of 1990 (ADA)

                                                                        ANNEX II

                                   HARBOR EAST

                              FLOOR READY CONDITION
                                 4TH & 5TH FLOOR
                                 August 8, 1995

Base Building work to be completed in order for each Base Building Floor to be in Floor Ready Condition:

1) Exterior walls and "less windows end frames Installed and weathertight, except for area(s) at external lift locations (if any).

2) Unfinished interior of exterior walls (with wallboard portion of exterior walls taped, bedded, and finished ready for surface treatment).

3) Unfinished concrete floors to have a trowel finish throughout and to be level to the specifications required in the Base Building Construction Documents.

4) Sprinkler risers and main loop installed, together with sprinkler heads, as provided in the Base Building Construction Documents..

5) Tenant side of building core installed with walls installed, taped and finished.

6) Building electrical panels (ready for Tenant's electrical connections) in the core electrical closets constucted in accordance with the Base Building Construction Documents and ready for Tenant's electrical connections.

7)   Building air handling unit(s) in the applicable mechanical room (if any).

8) One (1) sanitary sewer and vent location (if any) in the core area for Tenant's connection in accordance with the Base Building Construction Documents.

9) One (1) domestic colt water supply connection (if any) in the core area in accordance with the Base Building Construction Documents.

10) The reinforcement of the Base Building floor, if required by the Base Building Construction Documents.

                                   EXHIBIT C

                       SPECIFICATIONS FOR OFFICE CLEANING

     The leased premises and the building itself will be maintained in a manner befitting a modern, first-quality rental office building in Baltimore, Maryland.


     The Landlord will furnish janitor and cleaning services as described below for the demised premises (includes office areas, stock rooms, xerox rooms, conference rooms and corridors):

     I.   DAILY:

          1.   Collect trash. (Private kitchens included.)

          2.   Empty ash trays; damp wipe clean.

          3. Dust furniture, desks, machines, phones, file cabinets, window ledges, etc. (Papers left on desks will not be disturbed.)

          5.   Wash water fountains.

          6.   LAVATORIES:

               (a) Clean and disinfect all toilet bowls, urinals, and wash basins.

               (b)  Clean mirrors.

               (c)  Resupply all dispensers and toilet paper.

               (d) Damp wipe and disinfect all ledges, toilet stalls, and doors.

               (e)  Damp mop and disinfect all floors.

               (f)  Empty and clean sanitary napkin disposal containers.

               (g)  Collect trash.

          7.   TURN OFF LIGHTS AND CHECK ALL DOORS ON COMPLETION OF WORK.

     II.  WEEKLY:

          1.   Spot clean carpet stains.

          2.   Spot clean walls, doors, partitions.

          3.   Sweep all stair areas.

          4.   Dust wood wall paneling.

     III. MONTHLY:

          1.   Scrub and recondition resilient tile floors.

          2.   Wash all interior glass partitions on both sides.

          3.   Dust Venetian blinds.

          4.   Dust picture frames, charts, etc.

     IV.  SEMI-ANNUALLY:

          1. Dust all horizontal and vertical surfaces not reached in nightly cleaning (pipes, light fixtures, door frames, wall hangings, etc.).

          2.   Wash windows, inside and outside.

     V.   ANNUALLY:

          Strip and refinish all resilient floor areas using buffable, non-slip floor finish.

     VI.  AS NECESSARY:

          1.   Clean Venetian blinds.

          2.   Spot clean light switches, doors, and walls

          3. Wash light fixtures including reflectors. globes, diffusers, and trim.

          4.   Spot clean all baseboards.

     VII. EXTRAS - CHARGED TO TENANT: *

          1.   Daily buffing of hardwood floors in executive office areas.

          2. Cleaning of kitchen, canteen, or coffee station areas, including washing sink, washing ledge, cleaning cabinets, and/or appliances.

          3. Dusting and sweeping of storage areas, closets, telephone exchange areas.

          4. Cleaning of shower stalls, jacuzzis, or other similar non-standard equipment included in restrooms.

     Should Lessee install specialty items, other than building standard items as outlined in Exhibit "A", or above, which will increase in any way the rate being charged by the cleaning contractor for the demised premises, Lessee shall be liable for such increases and will reimburse Lessor for any additional cost.

     All of the above services are to be performed during those hours as established between owner and cleaning contractor. Any special cleaning requests are to be in writing and delivered to the management office by 3:00 p.m.

*Only if authorized by Tenant.


5368EML.2dl

                                    EXHIBIT D
                              RULES AND REGULATIONS

     The following rules and regulations have been formulated for the safety and well-being of all the Tenants of the Building. Adherence to these rules and regulations insures that each and every Tenant will enjoy a safe occupancy in the Building. Any violation of these rules and regulations by any Tenant which continues after notice from Landlord shall be sufficient cause for termination, at the option of Landlord, of the Tenant's lease.

     Landlord shall have the continuing right to amend or eliminate any of the rules and regulations, and also to adopt additional reasonable rules and regulations of like force and effect. Any change whatsoever of any nature shall be effective thirty (30) days after delivery of written notice thereof to the Tenant at the demised premises.

     1. The sidewalks, entrances, passages, courts excluding main security/reception area, elevators, vestibules, stairway corridors or halls or other parts of the Building not occupied by any Tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Tenant's premises. Landlord shall have the right to control and operate the Common Areas, and the facilities furnished for the common use of the Tenants, in such manner as Landlord deems best of the benefit of the Tenants generally. No Tenant shall permit the visit to its premises of persons in such numbers under such conditions as to interfere with the use and enjoyment by other Tenants of the Common Areas.

     2. No awning or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a Tenant's premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Tenant's premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule.

     4. No show cases or other articles shall be put in front or affixed to any part of the exterior of the Building, nor placed in the Common Areas without the prior written consent of Landlord.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant, who, or whose employees, agents, visitors or licensees, shall have caused the same.

     6. There shall be no defacing or damage of any part of a Tenant's premises or the Building. No Tenant shall construct, maintain, use or operate within its premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Landlord will, however, permit a Tenant to install muzak or other internal music system within the Tenant's premises if the music system cannot be heard outside the premises.

     7. No Tenant shall make or permit to be made, any disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing, or any other way. No Tenant shall throw anything out of the doors or windows or down the corridors or stairs.

     8. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into the Building or kept in or about a Tenant's premises. No cooking shall be done or permitted by any Tenant on its premises, except that, with Landlord's prior approval, a Tenant may install and operate for the convenience of its employees, a main kitchen, a lounge or coffee room with microwave, sink and refrigerator. No Tenant shall cause or permit any unusual or objectionable odors to originate from its premises.

     9. No space in or about the Building, including balconies, shall be used for the manufacture or sale at auctions, or merchandise, goods or property of any kind.

     10. No other inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon a Tenant's premises.

     11. No additional bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each Tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with its premises, including any keys to the premises, to rooms and offices within the premises; to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by Tenant, and in the event of loss of any such keys, such Tenant shall pay to Landlord the cost of replacing the locks. On termination of a Tenant's lease, the Tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets, and vault doors, if any, remaining in the premises.

     12. All removals, or the carrying in or out of any safes, freight, furniture or large items of any description must take place in specified elevators and in such manner as to not unreasonably interfere with other tenants.

     13. Any persons employed by any Tenant to do Janitorial work within the Tenant's premises shall comply with all instructions issued by the superintendent of the Building.

     14. No Tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person whose repeated violations of building regulations have caused, in Landlord's reasonable opinion, a hazard or nuisance to the Building and/or its occupants.

     15. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such Tenant shall refrain from or discontinue such advertising.

     16. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or its agents. Landlord may at its option require all persons admitted to or leaving the Building to register. If identification cards are used in any security system, Tenant shall be issued a reasonable number of cards without charge, but each additional or replacement card requested shall be issued only upon payment of a service fee of Ten Dollars ($10.00) per card.

     17. Each Tenant, before closing and leaving its premises at any time, shall use reasonable efforts to see that lights, electrical appliances and mechanical equipment are turned off.

     18. The requirements of Tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the management of the Building.

     19. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same, including notifying Landlord when and if such activity occurs.

     20. No water cooler, plumbing or electrical fixture (other than common wall outlets) shall be installed by the Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld.

     21. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     22. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

     23. Mats, trash, boxes, crates and other objects shall not be placed in public corridors. When Tenant must dispose of trash, boxes, crates, etc., it will be the responsibility of Tenant to dispose of same prior to or after normal business hours so as to avoid having such debris visible in the public areas during such hours.

     24. Drapes installed by Tenant which are visible from the exterior of the Building must be clean by such Tenant at least once a year, at Tenant's own expense.

     25. Landlord does not maintain, or clean, or repair suite finishes which are non-standard such as wallpaper, special lights, etc. However, should the need for repairs arise, Landlord will arrange for the work to be done at the Tenant's expense.

     26. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the demised premises in approved settings to absorb or prevent any vibration, noise or annoyance. Further, Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

     27. Tenant shall not permit or cause to be used in the demised premises any device or instrument such as sound reproduction system, or excessively bright, changing, flashing, flickering, moving lights or lighting devices or any similar devices, the effect of which shall be audible or visible beyond the confines of the demised premises, nor shall Tenant permit any act or thing upon the demised premises disturbing to normal sensibilities of other Tenants.

     28. All deliveries must be made via the service entrance and elevators designated by Landlord for service, if any, during normal business hours.

     29. The demised premises shall never at any time be used for any immoral or illegal purposes.


5369EML.2sc

6/2/95

                                    EXHIBIT E

              Rentable Area for a Single and Multiple Tenancy Floor

     The rentable area of a single and multiple tenancy floor shall be the area within the outside walls computed by measuring the inside finishes surface from the glass line of the permanent outer building walls. Inclusions shall be accessory areas serving that floor, such as elevator lobby, corridors, toilets, janitor's closets, electrical closets, mechanical rooms, telephone closets, etc. Inclusions shall also be a proportionate share of common services for the building, such as main floor lobby area, main building electrical and mechanical rooms, building engineer's office, etc. Rentable area shall include a proportionate share of these services based upon the percentage of square footage leased on the floor.

     No deduction shall be made for columns and projections necessary to the building.

     Exclusions shall include such items as elevator shafts, stair wells, air duct charges and plumbing chases.


5369EML.sac

                                    EXHIBIT F

BEING KNOWN AND DESIGNATED as Parcel R as depicted on that certain subdivision plat entitled, "flat of Subdivision, INNER HARBOR EAST; Ward 3, Section 6, Block 1801, Lot 1; Block 1802, Lot 1 & 2" which Plat is to be duly recorded among the Land Records of Baltimore City.



5366EML,4kk
August 2, 1995

                                                                       EXHIBIT G

                          HARBOR EAST OFFICE BUILDING

                                    SECURITY

================================================================================

     1. Manned security station will be located in lobby with visual lines to front and rear access points to lobby. Station will be manned during the building hours of operation described in Lease.

     2. An electronic security system will be provided for the building to provide access to the building 24 hours per day, seven (7) days a week.

     3. Cardreaders will be provided at the main entries to the building, including access from garage.

     4. If parking is leased in garage, cardreader access (number of cards) will be provided in garage equal to the number of spaces leased.

     5.   Stairs will be controlled with prop sensors.

     6. Cardreader access will be provided at elevator bank in main lobby and garage level to provide additional control.

     7.   Adjacent parking lot to have card access system for after hours.

     8.   Adjacent parking is manned during business hours.

     9.   Adjacent parking lot is lighted from dark to dawn.

     10.  Adjacent parking lot is fenced.

     11.  Parking location is convenient to building.

                                    EXHIBIT I



                               INNER HARBOR EAST
                               -----------------
                                SUBDIVISION PLAN

                               DATE 3 AUGUST 1995

                                                                       EXHIBIT J

================================================================================
                                     MILLER
================================================================================

                         CORPORATE REAL ESTATE SERVICES

                                              August 29, 1994

Mr. Michael Culbert
Gilbane Properties
7 Jackson Walkway
Providence, Rhode Island 02940

Dear Michael:

     Miller Corporate Real Estate Services, a Maryland corporation ("Broker"), has procured a perspective tenant, Sylvan Learning Systems (Tenant) for the property known as Inner Harbor East (Landlord).

     To follow is the commission schedule "d terms by which Miller Corporate Real Estate Services expects to be paid, Kindly review this agreement, have it executed and return a signed copy to me.

COMMISSION RATE AND SCHEDULE

     Broker shall be paid by Landlord a real estate commission based on $4.00 per square foot multiplied by the gross building area 1 leased by Tenant. For example. in the event Tenant leases 51,200 GBA. Broker will be paid $204,000.00 based on a calculation of 51,200 GBA x $4.00 p.s.f. = $204,000.00.

     In no event will broker be paid a fee less than $204,000.00. Payment of the commission shall be 75% upon lease execution and 25% upon lease commencement.

EXPANSION SPACE

     In the event Tenant expands its space compared to the originally leased square footage Broker will be paid a fee of $4.00 per gross square foot leased Said commission shall be earned and payable at the time he additional space terms are mutually executed between Landlord and Tenant.

RENEWAL OPTIONS

     In the event Tenant renews its lease for a term of length equal to the initial term, Broker shall be pan' by Landlord a real estate commission equal to $4.00 per gross square foot leased or a fee equivalent to current standard commission structures in the: Baltimore City market, whichever is greater.


           ONE SOUTH STREET - SUITE 800 * BALTIMORE * MARYLAND 21202
                                   ILLEGIBLE

     This agreement constitutes the entire agreement between Landlord and Broker and supersedes all prior discussions. negotiations, and agreements whether oral or written. No amendment, alteration cancellation or withdrawal of this agreement shall be valid or binding unless made in writing and signed by both Landlord and Broker. This agreement shall be binding upon and shall benefit the heirs successors ant assignees of the parties.

     Thank you in advance for your prompt attention and we look forward to working with you as it relates to this potential transaction


                                            Very truly yours,

                                            /s/ Ira J. Miller
                                            Ira J. Miller
                                            Principal


IJM:mgo

APPROVED THIS 28 DAY OF OCTOBER, 1994

OWNER:  GILBANE PROPERTIES INC.

BY: /s/ ILLEGIBLE
    ----------------------------

TITLE: Vice President



Miller Corporate Real Estate Services
Licensed Real Estate Broker


BY: /s/ Ira Miller    Ira Miller

TITLE:  Principal

DATE:  10/3/94



                         ==============================
                                     MILLER
                         ==============================

                         CORPORATE REAL ESTATE SERVICES

5/13/96


                               AMENDMENT OF LEASE

     THIS AMENDMENT OF LEASE ("Amendment") is made as of this 13th day of May, 1996, by and between HARBOR EAST-OFFICE, LLC, formerly known as HARBOR EAST PARCEL G - OFFICE, LLC (hereinafter referred to as "Landlord") and SYLVAN LEARNING SYSTEMS, INC. (hereinafter referred to as "Tenant").

                                  R E C I T A L S

A. Landlord and Tenant entered into a lease dated as of August 24, 1995 (hereinafter referred to as the "Original Lease") regarding portions of the Building located at 1000 Lancaster Street, Baltimore City, Maryland.

B. The parties hereto desire to amend the Original Lease as hereinafter set forth.

     NOW, THEREFORE, WITNESSETH for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     1. Defined Terms: Terms defined in the Original Lease shall have the same meaning for purposes of this Amendment except for the following definitions which shall supersede the version contained in the Original Lease:

          1.1. Leased Premises: The area located on the 2nd, 3rd, 4th and 5th Floors of the Building as outlined in red on the floor plans attached as Exhibit A-1 to this Amendment consisting of 88,578 square feet as hereinafter set forth:


               2nd Floor                        27,695 square feet
               3rd Floor                         9,447 square feet
               4th Floor                        27,695 square feet
               5th Floor                        23,741 square feet

               The space on the 2nd and 3rd Floor of the Building shall be the "Expanded Leased Premises" for the specific purposes set forth in the Lease.

          1.2. Rentable Area: The net rentable area of the Leased Premises as determined by Landlord's architect from the approved permit set of construction drawings for the Leased Premises, without field measurement, in accordance with the provisions of Exhibit E to this Lease. Landlord's architect has initially estimated the Rentable Area to be approximately 92,333 square feet as hereinafter set forth:


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



               2nd Floor                        28,486 square feet
               3rd Floor                        11,042 square feet
               4th Floor                        28,486 square feet
               5th Floor                        24,319 square feet

          1.3. Tenant: The Tenant named herein and any permitted assignee under
     Section 15.

     2. Lease Commencement Date. Section 2A is deleted in its entirety and the following is inserted in lieu thereof:

          "2A. Lease Commencement Date. The Lease Commencement Date shall occur on the earlier of (a) seventy-five (75) days after Landlord has delivered the Leased Premises to Tenant in a Floor Ready Condition (the "Tenant Work Period") provided that the Date of Substantial Completion has occurred or
     (b) the first day Tenant moves in and occupies any significant portion of the Leased Premises (the "Occupancy Date"). For purposes of this Lease, (i) significant portion of the Leased Premises shall mean the occupancy of at least 10,000 square feet and (ii) the performance of Tenant Work and the installation of files, furniture, equipment and decorations shall not constitute the taking of occupancy by Tenant. If neither the Occupancy Date nor the Date of Substantial Completion has occurred by the end of the Tenant Work Period, the Lease Commencement Date shall be deferred until the earlier of (i) the Date of Substantial Completion, or (ii) the Occupancy Date. If the Date of Substantial Completion for the Base Building has not occurred by December 1, 1996, Landlord shall pay Tenant liquidated damages in the amount of $1,424.00 per day for each day of delay after December 1, 1996 not caused by Tenant's Delay (as defined in Exhibit B) until the Lease Commencement Date occurs. Within 10 days after the Lease Commencement Date has been determined, Tenant shall, at the request of Landlord, execute and deliver to Landlord a written instrument setting forth the precise dates of commencement and expiration of the Term and the Rentable Area, and certifying that Tenant is in possession of the Leased Premises and has no claims, defenses, offsets or counterclaims against Landlord, or specifying each such claim, defense, offset or counterclaim.

          Notwithstanding the foregoing, Tenant may elect to use Landlord's Contractor to perform the Tenant Work. In such event, the Floor Ready Condition shall be the earlier of (a) fifteen (15) days after Landlord's Contractor commences Tenant Work or (b) the date the Landlord delivers the Leased Premises in a Floor Ready Condition.


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                                      -2-

     3. Gross On Of Operating Expenses: The last sentence of Section 3(d)(ii) is deleted in its entirety and the following is inserted in lieu thereof:

          "Notwithstanding the foregoing, Tenant's share of Operating Expenses shall not exceed the following: (1) eighty percent (80%) of all Operating Expenses so long as Tenant's Rentable Area does not exceed 55,000 square feet; and (2) ninety-two and a half percent (92.5%) of all Operating Expenses so long as Tenant's Rentable Area does not exceed 90,000 square feet. In no event shall Tenant's share of Operating Expenses by any calculation hereunder exceed one hundred percent (100%) of all Operating Expenses.

     4. Basic Rent for Expanded Leased Premises and Abatement: Add as a new
Section 3(j) the following:

          "(j) Basic Rent for Expanded Leased Premises and Abatement. Notwithstanding any other provision of this Lease, no Basic Rent shall be payable on the Expanded Leased Premises for the first ninety (90) days after the Lease Commencement Date. Such abatement of Basic Rent shall not reduce Landlord's obligations to Tenant under Section 39 or Tenant's obligation to pay Additional Charges on the Expanded Leased Premises, beginning on the Lease Commencement Date."

     5. Restrictions on Use: A new clause 6(c)(ix) shall be added which shall read:

          "or (ix) make any penetrations into the slab of the Leased Premises without having the area to be penetrated xrayed to assure that the cables located within the slab will not be damaged as the result of any proposed drilling, cutting or penetration of the slab by Tenant."

     6. Abatement of Basic Rent and Additional Charges In The Event of Damage by Fire or Other Casualty: Replace the first sentence of Section 13(b) with the following:

          "If all or any part of the Leased Premises are rendered untenantable by reason of damage caused by a fire or other casualty, whether to the Leased Premises or the Building and the damaged part is not being used by Tenant, the Basic Rent and Additional Charges shall be abated for the proportion of the Leased Premises rendered untenantable for the period between the date of the fire or other casualty and the date when the damage which Landlord is obligated to repair shall have been repaired or the date on which this Lease is terminated pursuant to subsection (c), whichever occurs first.


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                                      -3-

     7. Assignment and Subletting: Section 15(a) is deleted in its entirety and the following is inserted in lieu thereof:

          "So long as Tenant remains primarily liable for the obligations of Tenant under this Lease, Tenant may, subject to the terms and requirements of this Lease, including the use restrictions in Section 6, assign its leasehold estate and/or sublet all or part of the Leased Premises (i) to any Affiliate of Tenant, and (ii) subject to Landlord's approval, not to be unreasonably withheld or delayed, to any other party. Provided Tenant is not in default under the terms of this Lease, any rent collected by Tenant in connection with an assignment or a sublease, shall be and remain the property of Tenant, whether or not equal to, less than or in excess of the Basic Rent and Additional Charges payable hereunder; however, any true profits from rents collected by Tenant shall be shared between Tenant and Landlord on an equal basis. For purposes of this Lease, true profits shall mean the difference between the rent collected by Tenant from an assignee or sublessee for any portion of the Leased Premises and the rent paid by Tenant to Landlord for such portion of the Leased Premises under the terms hereof less any third party expenses incurred in connection with the assignment or subletting."

     8. Default Provisions:

          8.1. Section 16(a)(3) clause (ii) is deleted in its entirety and the following is inserted in lieu thereof:

               ". . . (ii) in the case of any such neglect or failure which cannot with due diligence and in good faith be cured within 30 days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith provided that Tenant commences the curing of the same within the 15-day period and completes the cure within 120 days after Landlord's notice to Tenant (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within 30 days, the time within which the Tenant is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith but in no event longer than 120 days from the date of Landlord's notice), it being agreed that any default which is not cured within 120 days shall become an Event of Default;"

          8.2. The following language is deleted from the first clause of
     Section 16(d): "If Landlord terminates this Lease pursuant to Section 16(b)," and the following language is inserted


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                                      -4-
     in lieu thereof: "If Landlord terminates this Lease pursuant to Section 16(c);".

          8.3. Section 16(e) is deleted in its entirety and the following is inserted in lieu thereof:

               "(e) Liquidated Damages. If Landlord terminates this Lease pursuant to Section 16(c), Landlord shall have the right, at any time, at its option, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant's liability under Section 16(d), an amount equal to the Basic Rent and Additional Charges, computed on the basis of the then-current annual rate of Basic Rent and Additional Charges and all fixed and determinable increases in Basic Rent which would have been payable from the date of such demand to the date when this Lease would have expired, if it had not been terminated, discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded U.S. Treasury bonds with July-December, 2006 maturities, as published in the Federal Reserve Statistical Release for the week before the date of such termination, plus 125 basis points. Upon payment of such liquidated and agreed final damages, Tenant shall be released from all further liability under this Lease with respect to the period after the date of such demand.

               If, after Tenant pays such liquidated damages, Landlord, in its sole discretion, relets the Leased Premises, or any part thereof, Landlord shall reimburse Tenant for Basic Rent and Additional Charges actually collected and allocable to the Leased Premises or to the portions thereof relet by Landlord, prior to the expiration of the original term of the Lease, less the costs and expenses of reletting including, but not limited to, reasonable attorneys' fees, brokers' fees, and the costs of obtaining possession of the Leased Premises, of maintaining the Leased Premises while vacant, and repairing and remodeling the Leased Premises in order to obtain new tenants. Notwithstanding anything herein to the contrary, the provisions of the preceding sentence shall not be applicable after Landlord has defaulted in the performance of any Mortgage obligation and Mortgagee has exercised any of its remedies."

     9. City Mortgage: Section 20(c) is deleted in its entirety and the following language is inserted in lieu thereof:

          "(c) City Mortgage. Subject to the requirement of subsection (a) above, this Lease shall be subject and subordinate to the Mortgage from the Landlord to the Mayor and City Council of Baltimore in the original principal amount of


5845EML.jjm

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                                      -5-

     Two Million Five Thousand Eight Hundred Seventy-Eight Dollars and Seventy-five Cents ($2,005,878.75), intended to be recorded among the Land Records of Baltimore City, and to all renewals, modifications, replacements and extensions thereof. Tenant agrees that, within 10 days after receipt of request therefor from Landlord, it will, from time to time, execute, acknowledge and deliver any instrument or other document required by said Mortgagee to subordinate this Lease to the herein described Mortgage."

     10. Parking: Section 29 shall be deleted in its entirety and the following language is inserted in lieu thereof:

          "29. Parking.

          Tenant shall be guaranteed parking within the Parking Facilities for 225 cars for the Term. During the first five Lease Years, not less than the number of spaces set forth below (the "Guaranteed Surface Spaces") will be guaranteed surface lot spaces:

          Lease Year                  Guaranteed Surface Spaces
          ----------                  -------------------------
              1                              175
              2                              175
              3                              175
              4                              165
              5                              155

     The remaining spaces (i.e., the difference between the number of surface spaces which the Landlord supplies and the guaranteed 225 spaces) shall be provided within a structured deck or parking garage within the Inner Harbor East project. Of these structured spaces, at least 35 shall be located in the structured parking being constructed on Parcels R and Q (the "On-Site Garage"), some of which may be designated for "Sylvan Visitor Parking Only" or similar wording.

     In the event Landlord, during the first five Lease Years, is unable to fully satisfy its obligation to provide the Guaranteed Surface Spaces as herein required, Landlord shall, in lieu thereof, provide Tenant at the rates set forth in paragraph (d)(i) below a sufficient number of structured parking surfaces to fulfill the Guaranteed Surface Space requirement.

     Within the 225 parking space guarantee, Tenant shall have the option of renting, within the On-Site Garage, (i) at the rates set forth in paragraphs (d)(ii)(l) and (d)(iii)(1), up to 25 spaces, and (ii) at market rates, up to 10 additional spaces,


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                                      -6-
     some or all of which spaces under (i) and (ii) may be designated, at Tenant's option, for "Sylvan Visitor Parking Only" or similar wording.

          (a) All Parking Facilities shall either be paved, striped and fenced surface lots, that comply with all Legal Requirements and are consistent with the Security Plan described on Exhibit G, or are contained within structured deck or garage parking. If the Parking Facilities are on surface lots, Tenant's spaces shall be consolidated (as opposed to dispersed) in a cohesive grouping, and marked with signs so as to minimize the chance of usage by unauthorized parkers. Tenant may, at Tenant's expense, require Landlord to designate with signage the restriction of a portion of such spaces to "Sylvan Parking Only" or similar wording.

          (b) Attached as Exhibit I is a plat showing the Inner Harbor East subdivision and identifying the location of Parcels B, C and P. Tenant's surface parking area shall initially be located on an undeveloped portion of Parcel P in closest proximity to the Building. Landlord has procured the agreement of the owner of Parcel P to allow parking on this parcel as evidenced by its joining in the execution of this Lease. Tenant's parking area shall be designated as reserved for the use of Tenant's employees and visitors. Tenant shall be responsible for assuring that only authorized persons park in Tenant's parking area. Until Parcel P is developed, Tenant shall have priority over all persons except other tenants of the Building, their employees and invitees with respect to use of the surface spaces located on Parcel P. This priority is limited to the number of Guaranteed Surface Spaces. As Parcel P is developed, Landlord shall relocate Tenant's Guaranteed Surface Spaces to surface lots, if available, on undeveloped portions of Parcels B or C that meet the requirements of paragraph (a) above or, if not available, to structured decks or parking garages at the rates and subject to the conditions set forth in paragraph b(i) below:

               (i) During the first five Lease Years, (1) all replacement spaces up to the number of Guaranteed Surface Spaces shall be subject to the rates set forth in paragraph (d)(i) below, (2) all replacement spaces in excess of number of Guaranteed Surface Spaces up to but not exceeding 190 spaces, shall be at the rates set forth in paragraph
          (d)(i) for surface spaces, and at the rates set forth in paragraph
          (d)(ii)(1) for structured parking, and (3) except for replacement spaces under clause (1) or clause (2) above, spaces within the On-Site Garage shall be subject to the rates set forth in paragraph (d)(ii)(1)


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                                      -7-
          as to the first 25 spaces and market rates for the balance.

               (ii) During Lease Years 6 through 10, Tenant shall have at least 150 spaces which are either on surface lots or in structured parking if the Landlord is unable to provide the 150 surface spaces. These 150 spaces are subject to the surface space rate set forth in paragraph
          (d)(iii)(1); provided however, that the 150 number shall be reduced by that number, up to 25, of parking spaces which are within the On-Site Garage and which are subject to the rates set forth in paragraph
          (d)(iii)(l) for structured parking. All other spaces, whether on surface lots or within structured parking, shall be subject to the rates in paragraph (d) (iii) (2) .

               (iii) No parking spaces shall be relocated until substitute spaces, meeting the standards of paragraph (a) above, have been completed and are available for immediate use.

          (c) Landlord shall provide Tenant with at least six (6) months written notice in the event any of the spaces need to be relocated or are no longer available. In the case of relocation, the notice shall specify the number of spaces to be relocated, the new location, any change in the rent (where permitted by the terms hereof) and the date when the new spaces will be ready for use by Tenant.

          (d) The rates to be paid by Tenant for parking during the Term shall be as follows:

               (i) During the first five Lease Years, assuming the use of 190 surface parking spaces, the parking rates payable by Tenant shall be as follows:

     Lease Year                    Annual Cost for                    Monthly
                                  190 Surface Spaces                 Parking Fee
          1                                  $0                             $0
          2                             $45,000                      $3,750.00
          3                             $57,500                      $4,791.66
          4                             $68,000                      $5,666.66
          5                             $80,000                      $6,666.66

     In the event of an election by Tenant under paragraph (i) below to increase (but not above 190) or decrease the number of surface parking spaces (or replacements thereof), the rate shall be adjusted as follows:


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                                      -8-

Lease Year       Cost Per Day              Yearly Adjustment            Monthly
                  Per Space                                           Adjustment
 1                  $0.00                        $  0.00                $ 0.00
 2                  $0.25                        $ 62.50                $ 5.21
 3                  $0.50                        $125.00                $10.42
 4                  $0.75                        $187.50                $15.63
 5                  $1.00                        $250.00                $20.84

     Any increase in the number of surface parking spaces above 190, if available, shall result in the following adjustments for each space above 190:

Lease Year       Cost Per Day              Yearly Adjustment            Monthly
                  Per Space                                           Adjustment
 1                  $2.25                        $562.50                $46.88
 2                  $2.25                        $562.50                $46.88
 3                  $2.50                        $625.00                $52.08
 4                  $2.75                        $687.50                $57.29
 5                  $3.00                        $750.00                $62.50

               (ii) During the first five Lease Years, Tenant shall pay the following Parking Fees for structured parking spaces, other than for structured parking which is subject to the terms of paragraph (b)(i):

                    (1) The first 25 structured spaces in the On Site Garage,
               and any other spaces located within parking structures pursuant to paragraph (b)(i) above shall be at 75% of current market rent but in no event shall the cost to Tenant exceed the caps hereinafter set forth:

                                     Cap                       Cap
                               Per Structured            Annual Cost Per
      Lease Year                Space Per Day           Structured Space
          1                         $5.00                    $1,500
          2                         $5.15                    $1,545
          3                         $5.30                    $1,590
          4                         $5.46                    $1,638
          5                         $5.63                    $1,689

                    (2) Unless otherwise provided herein, the remaining
               structured spaces shall be at current market rent.

                    (3) The fee structure shall be converted to a monthly
               payment by application of the following


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                                      -9-
               formula: Daily rate (either at market, 75% of market or the "Cap Rate", whichever is applicable) times 5 times 50 divided by 12.

               (iii) For Lease Years 6 through 10, Tenant shall be provided with parking as follows:

                    (1) Up to one hundred fifty (150) surface spaces shall be
               offered to Tenant at the discounted rates hereinafter set forth. The one hundred fifty surface spaces shall be reduced by the number of structured parking spaces, up to 25, which Tenant rents within the On-site Garage (the "Discounted Surface Spaces"). The Discounted Surface Spaces shall be offered to Tenant at a rate equal to 75% of the current market rent for the surface spaces but in no event shall the cost exceed the caps hereinafter set forth for surface spaces. The first 25 parking spaces within the On-Site Garage shall be offered to Tenant at a rate equal to 75% of the current market rent for structured spaces but in no event shall the cost of such 25 spaces exceed the caps hereinafter set forth for structured spaces. The remaining 10 parking spaces available to Tenant within the On-Site Garage shall be at market rates. If the Landlord is unable to provide all of the Discounted Surface Spaces, Landlord shall offer structured parking spaces, if available, for the difference between the Discounted Surface Spaces and the actual number of surface spaces provided. Such structured spaces shall be offered at rates equal to 75% of current market rent for structured spaces but in no event greater than the caps hereinafter set forth for structured spaces.

                             Cap Per Surface Space           Cap Per Structured
                                 Per Day for                 Space Per Day for
Lease Year                 Discounted Surface Spaces         Structured Spaces
    6                                $2.90                          $5.80
    7                                $2.99                          $5.97
    8                                $3.07                          $6.15
    9                                $3.17                          $6.33
    10                               $3.26                          $6.52

                    (2) All other spaces, in excess of the 150 spaces described above, shall be offered to Tenant at market rates without caps. In the event the parties are unable to mutually agree on the market



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



               rate, then same shall be determined by using the methodology set forth in Section 35(d) hereof.

                    (3) The fee structure shall be converted to a monthly
               payment by application of the following formula: Daily rate (either at market, 75% of market or the "Cap Rate", whichever is applicable) times 5 times 50 divided by 12.

          (e) Tenant agrees to use the Parking Facilities for the parking of passenger automobiles, sport-utility vehicles and vans and for no other purposes.

          (f) If Tenant rents more space in the Building or on the Inner Harbor East site, Tenant may, to the extent they are available, rent, at market rates, a proportionate number of additional surface and structured parking spaces. The proportion or ratio that shall apply to any additional space rented in the Building by Tenant shall be 3.0 spaces for each 1,000 square feet of Rentable Area leased.

          (g) Parking rates during any renewal periods shall be provided at market rates.

          (h) The Parking Fees set forth in this section shall be Additional Charges and shall be paid by Tenant on a monthly basis together with the Basic Rent.

          (i) Tenant shall notify Landlord in writing on or before July 1, 1996 as to how many of the 225 guaranteed parking spaces it wishes to rent as of the Lease Commencement Date as well as the breakdown between surface spaces and structured spaces. Within ten (10) Business Days after receipt of such notice Landlord shall notify Tenant as to the availability and location of such spaces. Thereafter, Tenant shall notify Landlord in writing at least thirty (30) days before the first day of each calendar quarter of any change in the number of parking spaces or in the mix between surface and structured spaces it wishes to rent for the three (3) month period. Within ten (10) Business Days after receipt of such notice Landlord shall notify Tenant as to the availability, location and any applicable rent adjustment."

     11. Additional Expansions Options: Section 36(c) is deleted in its entirety and the following shall be inserted in lieu thereof:

          "(c) If Tenant has given Landlord twelve (12) months prior written notice of its intent to lease additional space in the Building, Tenant shall rent all (but not less than all)


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                                      -11-
     space on the 3rd Floor of the Building which is not already part of the Leased Premises (an estimated 15,000 rentable square feet) after the fifth Lease Year upon the termination of any leases entered into by Landlord for such space, if any, but in no event later than twelve (12) months after the end of the fifth Lease Year. The Basic Rent for any additional space in the Building leased by Tenant under the terms of this provision shall be an amount equal to fair rental value as determined pursuant to Section 35, and the commencement date and all concessions relating to Tenant improvements shall be on terms and at rates reflective of the market and parking, if available, shall be at market rates. All other terms and conditions of this Lease shall apply other than the rent abatement provided in Section 3(j). The parties agree to execute an appropriate amendment to this Lease evidencing their agreement with respect to the additional space. Notwithstanding the foregoing, if Tenant exercises its option to rent additional space pursuant to this paragraph, the space shall be made available to Tenant only upon the termination of any pre-existing leases entered into by Landlord for the space but in no event shall such leases terminate later than twelve (12) months after the expiration of the fifth Lease Year."

     12. Tenant's Allowance: Replace the entire Section 39 with the following:

          "Landlord shall give Tenant an allowance to cover the cost of Tenant's Work actually performed in an amount not to exceed the product obtained by multiplying $15.00 by the Rentable Area, or a total allowance of $1,384,995 ("Tenant's Regular Allowance").

          Tenant's Regular Allowance shall be allocated for specific work performed over the four (4) floors of the Leased Premises (including the Expanded Leased Premises) as follows:

                    2nd Floor           427,290
                    3rd Floor           165,630
                    4th Floor           427,290
                    5th Floor           364,785

          The Tenant's Regular Allowance shall be paid by Landlord to Tenant within thirty (30) days after completion of the Tenant Work for a given floor and presentation of invoices from general contractors, subcontractors and materialmen which invoices describe with specificity the work performed, the floor on which the work has been performed or the materials supplied and the cost of such work or materials."


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                                      -12-

     13. Deletion of Ground Lease: The parties acknowledge that Landlord is acquiring the Land in fee simple from the City of Baltimore, and that references to a "ground lease" shall no longer apply. Thus, Section 40 is hereby deleted.

     14. Exhibits: Exhibit A-1 is added and attached hereto. The parties agree that the construction of the Expanded Leased Premises shall be in accordance with Exhibit B unless otherwise provided in this Amendment.

     15. Tenant's Right to Terminate: Section 41 of the Original Lease shall be deleted in its entirety and the following language is inserted in lieu thereof:

          "41. Tenant's Right to Terminate. In the event the delivery by Landlord of the Leased Premises in a Floor Ready Condition has not occurred for whatever reason and regardless of force majeure by April 1, 1997. Tenant shall have the right, at its discretion, to terminate this Lease Agreement upon written notice to Landlord."

     16. MIDFA Provisions: The following language is added as Section 42.

          "42. Certain Lender Requirements. During the Term of this Lease Tenant agrees to use all reasonable efforts to:

               (a) Furnish to the Maryland Industrial Development Financing Authority (the "Authority"), upon written request of either the Landlord or the Authority, one copy of each Annual Report on Form 10-K, and each Quarterly Report on Form 10-Q and each notice or report sent by Tenant to stockholders generally . It is agreed and understood that no request shall be made earlier than thirty (30) days prior to the date such material is made available to the general public and that the material shall not be provided to the Landlord or the Authority prior to when it is made available to the general public.

               (b) Upon request, but not more frequently than twice annually, supply the approximate employment count of Tenant at the Building to the Authority.

               (c) Comply with laws prohibiting discrimination on the basis of
          (i) political or religious opinion or affiliation, marital status, race, color, creed, or national origin, or (ii) sex or age, except when sex or age constitutes a bona fide occupational qualification, or
          (iii) the physical or mental disability of a qualified individual with a disability."


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                                      -13-

     17. General:

          17.1. In all other respects, the Lease shall remain in full force and effect.

          17.2. This Amendment shall be binding upon the parties hereto and their respective successors, and assigns.

          17.3. This Amendment shall be interpreted and construed in accordance with the laws of the State of Maryland.



                            [signature page follows]


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                                      -14-

     WITNESS the hands and seals of the parties hereto as of the day and year first above written.

ATTEST/WITNESS:                        HARBOR EAST-OFFICE, LLC
                                       LANDLORD

                                       By: The Paterakis/Tsakalos Family
                                           Partnership LLP
                                           Administrative Member

/s/ Jeri Zlatkowski                        By /s/ William Paterakis
-------------------                           -------------------------- (SEAL)
                                              Name: William Paterakis
                                              Partner:


/s/ Jeri Zlatkowski                        By /s/ Nicholas Tsakalos
-------------------                           -------------------------- (SEAL)
                                              Name: Nick Tsakalos
                                              Partner:




ATTEST/WITNESS:                        SYLVAN LEARNING SYSTEMS, INC.
                                       TENANT

/s/ Karen L. Lawson                    By: /s/ John K. Hoey
-------------------                        ----------------------------- (SEAL)
                                           John K. Hoey

     The undersigned joins herein solely to confirm that it will make Parcels P, B & C available to Landlord to satisfy the parking requirements described
Section 29(b) hereof.

                                       HARBOR EAST LIMITED PARTNERSHIP

                                       By: The Paterakis/Tsakalos Family
                                           Partnership LLP
                                           General Partner

                                           By /s/ William Paterakis
                                              -------------------------- (SEAL)
                                              Name: William Paterakis
                                              Partner:


                                           By /s/ Nicholas Tsakalos
                                              -------------------------- (SEAL)
                                              Name: Nick Tsakalos
                                              Partner:


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                                      -15-

                                  EXHIBIT A-1
                                  SECOND FLOOR

                               FLOOR PLAN LEVEL 3
                               INNER HARBOR EAST
                                   APARTMENTS

                                  EXHIBIT A-1
                                   THIRD FLOOR

                                   FLOOR PLAN
                               INNER HARBOR EAST
                                   APARTMENTS

                                  EXHIBIT A-1
                                  FOURTH FLOOR

                                   FLOOR PLAN
                               INNER HARBOR EAST
                                   APARTMENTS

                                  EXHIBIT A-1
                                  FIFTH FLOOR

                                   FLOOR PLAN
                               INNER HARBOR EAST
                                   APARTMENTS

11/11/96

                           SECOND AMENDMENT OF LEASE

     THIS SECOND AMENDMENT OF LEASE ("Second Amendment") is made as of this _____ day of __________, 1996, by and between HARBOR EAST OFFICE, LLC, formerly known as HARBOR EAST PARCEL G - OFFICE, LLC (hereinafter referred to as "Landlord") and SYLVAN LEARNING SYSTEMS, INC. (hereinafter referred to as "Tenant").

                                 R E C I T A L S

A. Landlord and Tenant entered into a lease dated as of August 24, 1995 (hereinafter referred to as the "Original Lease") and an Amendment of Lease dated as of May 13, 1996 (hereinafter referred to as the "First Amendment") for portions of the Building located at 1000 Lancaster Street, Baltimore City, Maryland.

B. The parties hereto desire to amend the Original Lease and First Amendment in order to lease additional space to Tenant on the terms hereinafter set forth.

     NOW, THEREFORE, WITNESSETH for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     1. Defined Terms: Terms defined in the Original Lease and the First Amendment shall have the same meaning for purposes of this Amendment except for the following definitions which shall supersede the versions contained in the Original Lease and the First Amendment:

          1.1. Additional Charges: All amounts payable by Tenant to Landlord under this Lease other than Basic Rent. All Additional Charges shall be deemed to be additional rent and all remedies applicable to the non-payment of Basic Rent shall be applicable thereto.

          1.2. Advance Rent: $65,353 representing the Basic Rent for the first full month of the Term after the Lease Commencement Date, which Tenant shall pay to Landlord upon execution of this Second Amendment which Landlord shall credit against the corresponding monthly installment of Basic Rent.

          1.3. Basic Rent: The amount of rent for the Leased Premises due from Tenant to Landlord each month is as follows:

         Months                                       Monthly Rent
         ------                                       ------------
         1* First Full Month                             $53,750
         2                                               $65,353

14330rrk.6pl

         3                                                $72,110
         4-12                                            $110,915
         13-24                                           $117,035
         25-36                                           $121,545
         37-48                                           $125,695
         49-60                                           $129,070
         61-72                                           $152,921
         73-84                                           $156,833
         85-96                                           $161,225
         97-108                                          $164,848
         109-120                                         $168,953

     * If the Commencement Date is other than the first day of the month, the rent for the period from the Commencement Date until the last day of that month shall be calculated on a prorated basis as provided in
          Section 3(a) of this Second Amendment and said rent shall be due and payable on the Commencement Date.

               1.4. Building Rentable Area: The total net rentable area in the Building is 132,598 square feet.:

               1.5. Leased Premises: The area located on the 1st, 2nd, 3rd, 4th and 5th Floors of the Building outlined in red on the floor plans attached as Exhibits A-1 through A-5 to this Second Amendment.

               1.6. Rentable Area: The total rentable area is 108,164 square feet, as hereinafter set forth:

                    Sylvan Retail Rentable Space
                    ----------------------------
                    1st Floor           9,345 square feet

                    Original Rentable Area (Office)
                    -------------------------------
                    2nd Floor          28,486 square feet
                    3rd Floor          11,042 square feet
                    4th Floor          28,486 square feet
                    5th Floor          24,319 square feet

                    Additional Rentable Space (Office)
                    ----------------------------------
                    3rd Floor           6,486 square feet

               1.7. Operating Expenses: The aggregate of all Office Operating Expenses, Retail Operating Expenses and Shared Operating Expenses. Operating Expenses shall not include financing or mortgage costs; depreciation expense; advertising for vacant space or building promotion; leasing commissions; executive salaries; the cost of tenant improvements; ground rent; or legal fees for leasing

14330rrk.6pl
          vacant space in the Building or enforcing Landlord's rights under leases with tenants for space in the Building. In addition, Operating Expenses shall not include the following:

                    (i) fees for licenses and permits obtained by or for
               Landlord in connection with any non-office use activity by a tenant within the Building, such as retail or commercial uses;

                    (ii) management fees paid to Affiliates of Landlord or other related Persons, provided however, that such fees can be included in Operating Expenses to the extent they do not exceed those paid by other Peer Group Buildings;

                    (iii) expenses not generally treated as operating expenses under generally accepted accounting principles except as specifically set forth herein;

                    (iv) any repairs or improvements made (A) by third parties to correct defects in prior construction, (B) to bring the Building in compliance with Legal Requirements applicable prior to the Lease Rental Commencement Date or (C) to cure Landlord's default under the terms of this Lease or any other space lease with a tenant in the Building;

                    (v) increases in salary and benefits to employees of
               Landlord which are in excess of the prevailing increases within downtown Baltimore;

                    (vi) expenses properly treated as indirect corporate or of f ice overhead for other sites under generally accepted principles of office building management;

                    (vii) costs of renovating, decorating or improving space for tenants or other occupants of the building, or vacant space;

                    (viii) expenses in connection with services provided to
               tenants which are not consistent with services provided to all other tenants;

                    (ix) interest and penalties on taxes, utility bills and
               other costs due to Landlord's negligence;

                    (x) fees paid to Tenant or other tenants in the Building as reimbursement for audit expenses incurred due to errors by Landlord in the calculation of Operating Expenses; and

                    (xi) costs incurred by Landlord in challenging the
               application of Legal Requirements, or fees and expenses incurred or payable as a result of such application provided, however, that such costs can be included as Operating Expenses if


14330rrk.6pl

               Landlord reasonably expects the resulting savings arising from such challenge to exceed the cost of the challenge.

          1.8. Security Deposit: The sum of $110,915.

          1.9. Tenant's Proportionate Share: When used in conjunction with the term "Operating Expenses", such phrase shall mean the combination of Tenant's Office Proportionate Share of Office Operating Expenses and Tenant's Retail Proportionate Share of Retail Operating Expenses.

          In addition, the following definitions shall be added to Section l(b) of the Original Lease:

          1.10. Additional Leased Space: The additional area consisting of 5,491 square feet located on the 3rd Floor of the Building not previously leased pursuant to the Original Lease and First Amendment.

          1.11. Additional Rentable Space: The net rentable area of the Additional Leased Space is 6,486 square feet.

          1.12. Building Space: The net square footage of the Building which is 127,229 square feet.

          1.13. Office Operating Expenses: The aggregate of all reasonable and customary costs and expenses incurred on an accrual basis by Landlord in connection with the management, operation, maintenance, repair, cleaning, safety and administration of the Office Space, including employees' wages, salaries, welfare and pension benefits, other fringe benefits and payroll taxes for on site employees; telephone service; painting of Common Areas of Office Space; repairs and maintenance to Office Space; the cost of obtaining and providing electricity; janitorial and cleaning supplies; cleaning and janitorial services; window cleaning; service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; sales and use taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Office Space; accounting fees relating to the determination of Office Operating Expenses and Office Operating Expense Increases and the preparation of statements required by tenants' leases; purchase and installation of indoor plants in the Common Areas of the Office Space; and all other expenses now or hereafter reasonably and customarily incurred in connection with the operation, maintenance, and management of Peer Group Buildings. If Landlord makes an expenditure for a capital improvement to the Office Space, whether by installing energy conservation or labor-saving devices to reduce Office Operating Expenses, to comply with Legal Requirements or otherwise, and if, under generally accepted accounting principles,


14330rrk.6pl
     such expenditure is not a current expense, then, except as otherwise provided in Section 1.21, the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized cost allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate equal to the prime rate of NationsBank, N.A. at the time of the expenditure, shall be treated as an Office Operating Expense. Amounts payable by tenants of the Office Space for after-hours heating or air conditioning and for excess electrical usage, recoveries of expenses and other separate charges made to tenants of the Office Space for special services shall be credited against Office's Operating Expenses in computing the amount thereof. In addition, the amount of Office's Pro Rata Portion of Shared Operating Expenses shall be included as an Office Operating Expense.

          1.14. Office's Pro Rata Portion of the Shared Operating Expenses: The percentage which the Office Space is of Building Space (i.e. 106,862 square feet / 127,229 square feet = 84%).

          1.15. Office Rentable Area: The total net rentable area in the Office Space is 109,777 square feet.

          1.16. Office Space: The total area located on the 2nd, 3rd, 4th and 5th floors of the Building is 106,826 square feet.

          1.17. Original Rentable Area: The net rentable area of the Original Leased Premises is 92,333 square feet as hereinafter set forth:

                2nd Floor                       28,486 square feet
                3rd Floor                       11,042 square feet
                4th Floor                       28,486 square feet
                5th Floor                       24,319 square feet

          1.18. Retail's Pro Rata Portion of Shared Operating Expenses: The percentage which the Retail Space is of Building Space (i.e., 20,403 square feet / 127,229 square feet = 16%).

          1.19. Retail Rentable Area: The total net rentable area in the Retail Space, determined by Landlord's architect, to be 22,821 square feet.

          1.20. Retail operating Expenses: The aggregate of all reasonable and customary costs and expenses incurred on an accrual basis by Landlord in connection with the management, operation, maintenance, repair, cleaning, safety and administration of the Retail Space, including employees' wages, salaries, welfare and pension benefits, other fringe benefits and payroll taxes for on-


14330rrk.6pl
     site employees; painting of Common Areas of Retail Space; repairs and maintenance of Retail Space; window cleaning; sales and use taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Retail Space; accounting fees relating to the determination of Retail Operating Expenses and Retail Operating Expense Increases and the preparation of statements required by tenants' leases; and all other expenses now or hereafter reasonably and customarily incurred in connection with the operation, maintenance, and management of other first class retail space. If Landlord makes an expenditure for a capital improvement to the Retail Space, whether by installing energy conservation or labor-saving devices to reduce Retail Operating Expenses, to comply with Legal Requirements or otherwise, and if, under generally accepted accounting principles, such expenditure is not a current expense, then, except as otherwise provided in Section 1.21, the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized cost allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate equal to the prime rate of NationsBank, N.A. at the time of the expenditure, shall be treated as a Retail Operating Expense. Recoveries of expenses and other separate charges made to tenants of the Retail Space for special services shall be credited against Retail Operating Expenses in computing the amount thereof. In addition, the amount of Retail's Pro Rata Portion of Shared Operating Expenses shall be included as a Retail Operating Expense.

          1.21. Shared Operating Expenses: The aggregate of all reasonable and customary costs and expenses incurred on an accrual basis by Landlord in connection with the management, operation, maintenance, repair, cleaning safety and administration of the Building and Land not included in Office Operating Expenses and Retail Operating Expenses including Real Estate Taxes; exterminating services; detection and security services; sewer rents and charges; premiums for fire and casualty, liability, workmen's compensation, sprinkler, water damage and other insurance; building supplies; uniforms and dry cleaning; trash removal; snow removal; water and other public utilities; landscaping maintenance; management fees, whether or not paid to any Person having an interest in or under common ownership with Landlord; fees paid in connection with the challenge of any proposed assessment which would result in an increase in the Real Estate Taxes; provided, Landlord shall only pursue such challenges if it reasonably expects the resulting savings to exceed the cost of such challenge; purchase and installation of additional landscaping not included in the original landscaping plan for the Building and replacement or substitute landscaping. The cost of all repairs, replacements and improvements required to maintain the


14330rrk.6pl

     Building in a first class condition other than those (i) excluded under
     Section 1.21 of this Second Amendment; (ii) related to structural or building systems; or (iii) serving exclusively either the Office Space or Retail Space shall be treated as a Shared Operating Expense even if the cost would otherwise be classified as a capital expenditure under generally accepted principles. Refunds of Real Estate Taxes (reduced by Landlord's reasonable expenses in obtaining such refunds); recoveries of water, sewer or other utility charges separately metered or submetered and collected by Landlord; and (to the extent that Shared Operating Expenses include the cost of any repair or reconstruction work) the amount of any insurance recoveries (net of the costs of collection) all determined on an accrual basis shall be credited against the Shared Operating Expenses in computing the amount thereof.

          1.22. Retail Space: The total area located on the 1st Floor of the Building is 20,403 square feet.

          1.23. Sylvan Retail Rentable Space: The Sylvan Retail Space plus a fifteen percent (15%) loss factor is 9,345 square feet.

          1.24. Sylvan Retail Space: The area located on the 1st Floor of the Building as outlined in red on the attached Exhibit A1 to this Second Amendment is 8,126 square feet.

          1.25. Tenant's Office Proportionate Share: The percentage (rounded to two (2) decimal points) from time to time which the Original Rentable Space and the Additional Rentable Space is of the Office Rentable Space (i.e.:
     92,333 + 6,486 / 109,777 = 90.01%).

          1.26. Tenant's Retail Proportionate Share: The percentage (rounded off to two (2) decimal points) from time to time which the Sylvan Retail Space is of the total number of square feet of leased Retail Space on the first floor of the Building (i.e., 39.83% assuming all of the Retail Space is leased [8,126 square feet / 20,403 square feet]).

               In addition, the definition of Rent Per Square Foot shall be deleted from Section l(b) of the Original Lease.

     2. Section 2(a) of the Original Lease is deleted in its entirety and the following is inserted in lieu thereof:

          "(a) The completion of the Leased Premises shall be done in accordance with the provisions of Exhibit B to this Lease; however, Landlord's obligations with respect to the completion of the Sylvan Retail Space shall be limited to those specifically set out in Exhibit B-1 to this Lease."


14330rrk.6pl

     3. The first and second sentence of Section 3(a) of the Original Lease are deleted in their entirety and the following is inserted in lieu thereof:

          "(a) Tenant shall pay Basic Rent in monthly installments in advance commencing on the first day of the first month after the Lease Commencement Date and thereafter on the first day of each month during the term. If the Lease Commencement Date is not the first day of a month, Basic Rent in the amount of $99,312 for the month in which the Lease Commencement Date occurs shall be pro-rated on the basis of the number of days between the Lease Commencement Date and the end of that month."

     4. The preface for Section 3(b) of the Original Lease is deleted in its entirety and the following is inserted in lieu thereof:

          "(b) Payments of Operating Expenses: Tenant shall pay as additional rent Tenant's Office Proportionate Share of Office Operating Expenses and Tenant's Retail Proportionate Share of Retail Operating Expenses for each calendar year, commencing with the Initial Calendar Year."

     In addition, each reference in Section 3(b) of the Original Lease to "Tenant's Operating Expenses" shall be replaced by "Tenant's Proportionate Share of Operating Expenses".

     5. Section 3(h) of the Original Lease and Section 3(j) as added by the First Amendment shall be deleted.

     6. Services for Retail Space and Janitorial/Cleaning Services for Retail
Space: Add as new Sections 5(k) and (1) the following:

          "(k) Retail Space: Notwithstanding anything herein to the contrary, Landlord's obligation for services and utilities for the Sylvan Retail Space shall be limited to the following:

               (1) Hot and cold water to Sylvan Retail Space;

               (2) Electricity to Sylvan Retail Space for lighting purposes and operation of ordinary equipment consisting of an average of 5 watts per square foot of Retail Rentable Space;

               (3) A security access system for the Common Areas of the Building; and

               (4) Sufficient access cards to be used with a security system, to provide each employee of Tenant with


14330rrk.6pl
          a card and a system for disarming and replacing cards as employees leave or are replaced.

          (l) Janitorial/Cleaninq Services For Retail Space: Landlord shall only provide janitorial and cleaning services for the Sylvan Retail Space, if requested by Tenant, for an agreed fee.

     7. Parking: Section 29 shall be deleted in its entirety and the following language is inserted in lieu thereof:

          "29. Parking.

               Tenant shall be guaranteed parking within the Parking Facilities for 265 cars for the Initial Term. In the event Tenant exercises the renewal option provided for in Section 35, Tenant shall be guaranteed parking within the Parking Facilities for 150 cars for the Renewal Period. Of this guaranteed number, 40 shall be located in the structured parking being constructed on Parcels R and Q (the "On Site Garage"), some of which may be designated for "Sylvan Visitor Parking Only" or similar wording.

                    (a) All Parking Facilities shall either be paved, striped
               and fenced surface lots, that comply with all applicable Legal Requirements and are consistent with the Security Plan described on Exhibit G, or are contained within structured deck or garage parking. If the Parking Facilities are on surface lots, Tenant's spaces shall be consolidated (as opposed to dispersed) in a cohesive grouping, and marked with signs so as to minimize the chance of usage by unauthorized parkers. Tenant may, at Tenant's expense, require Landlord to designate with signage the restriction of a portion of such spaces to "Sylvan Parking Only" or similar wording.

                    (b) Attached as Exhibit I is a plat showing the Inner Harbor
               East subdivision, and identifying the location of Parcels B, C and P. Tenant's surface parking area shall initially be located on an undeveloped portion of Parcel P in closest proximity to the Building. Landlord has procured the agreement of the owner of Parcel P to allow parking on this parcel as evidenced by its joining in the execution of this Lease. Tenant's parking area shall be designated as reserved for the use of Tenant's employees and visitors. Tenant shall be responsible for assuring that only authorized persons park in Tenant's parking area. Until Parcel P is developed, Tenant shall have priority over all persons other than other tenants of the Building, their employees and invitees with respect to the use of spaces on


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                                      -9-

               Parcel P. As Parcel P is developed, Landlord shall relocate Tenant's surface spaces to surface lots, if available, on undeveloped portions of Parcels B, C or P, that meet the requirements of paragraph (a) above, or if not available, to structured decks or parking garages, subject to the requirement that no parking spaces shall be relocated until substitute spaces, meeting the standards of paragraph (a) above, have been completed and are available for immediate use. No such relocation shall occur without at least thirty (30) days prior notice to Tenant.

                    (c) Tenant agrees to use the Parking Facilities for the
               parking of passenger automobiles, sport and utility vehicles and vans and for no other purposes.

                    (d) During the second Lease Year, Landlord, in its
               discretion, may, with at least thirty (30) days written notice to Tenant, elect to relocate up to ten (10) surface spaces to the On-Site Garage. For each space so relocated, the monthly rent shall be increased by $53.65. During Lease Years 3 through 10, Landlord in its discretion may, with at least thirty (30) days written notice to Tenant, relocate up to 12 additional surface spaces to On-Site Garage for a total of up to 62 One-Site Garage spaces. The monthly rent per space shall be increased as follows:

                                                            Per Space
                  Lease Year                          Monthly Rent Increase
                  ----------                          ---------------------
                       3                                     $55.26
                       4                                     $56.91
                       5                                     $58.64
                       6                                     $60.38
                       7                                     $62.19
                       8                                     $64.06
                       9                                     $65.98
                      10                                     $67.96

                    (e) In the event no structured deck or garage parking, other than the On-Site Garage, are constructed within the Inner Harbor East subdivision as outlined on Exhibit I prior to the sixth Lease Year, the Basic Rent provided for in Section 3(a) above shall be reduced by Six Thousand Two Hundred Fifty Dollars ($6,250) for each month of the remaining term until such additional structured deck or garage parking is constructed and open for parking.


14330rrk.6pl

                    (f) In the event the On-site Garage is not open and
               operating on the Commencement Date, Landlord shall provide Tenant with a credit of $2.50 per work day (Monday through Friday) for each of the 40 guaranteed spaces which are to be located in the On-Site Garage. Said credit shall be applied against Tenant's Operating Expenses each month in the arrears until Tenant is notified that the On-Site Garage is open and operating.

     8. Options to Extend Term: Replace Sections 35(a)(b)(c) and (d) with the following:

          "35. Options to Extend Term.

               (a) Renewal Options. Tenant shall have the option to renew the Term provided in Section l(b) (the "Initial Term") for two additional periods of five (5) years each (each of such additional periods being hereinafter referred to as a "Renewal Period"). Each renewal option shall be exercisable by Tenant by giving notice of the exercise of such renewal option to Landlord at least 365 days before the expiration of the Initial Term, in the case of the first renewal option, or at least 365 days before the expiration of the first Renewal Period, in the case of the second renewal option, except that if the Rent for the first Lease Year in a Renewal Period has not been determined by the last day on which the renewal option for such Renewal Period must be exercised in accordance with the procedure set forth in subsection (d), the period of time within which the Tenant may exercise the renewal option for such Renewal Period shall be extended until 30 days after the determination of the Rent for the first Lease Year in such Renewal Period. Time shall be of the essence in connection with Tenant's exercise of the renewal options. Tenant may not exercise the renewal option for either Renewal Period unless the Rent for such Renewal Period has previously been determined by agreement between Landlord and Tenant or in accordance with the procedure set forth in subsection (d). Tenant may not exercise the renewal option for the second Renewal Period unless Tenant has previously exercised the renewal option for the first Renewal Period in accordance with the provisions of this subsection. Tenant may not exercise the renewal option for either Renewal Period if an Event of Default has occurred and is continuing. If (i) the last day on which Tenant has the right to exercise a renewal option (the "Last Exercise Date"), occurs less than 365 days before the expiration of the Initial Term, in the case of the first renewal option, or less than 365 days before the expiration of the first Renewal Period, in the case of the second renewal option, and (ii) Tenant does not exercise the renewal option, the Term shall be extended until the last day of the month in which the 365th day after the Last Exercise


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                                      -11-

          Date occurs; unless prior to the Last Exercise Date, Tenant advises Landlord that it will not exercise its applicable renewal option. For purposes of determining the Basic Rent payable during the extension provided by the preceding sentence, the Rent shall be 95% of the fair rental value of the Leased Premises plus 100% of the fair rental value (market rate) of the parking spaces guaranteed by Section 29, all as actually determined by the procedure described in subsection (d) with respect to the Renewal Period for which Tenant did not exercise its renewal option. If Tenant timely exercises the options to renew this Lease in accordance with the provisions of this Section, then the Term shall be extended accordingly. Except as otherwise expressly provided in this Section, each Renewal Period shall be upon the same terms, covenants and conditions set forth in this Lease with respect to the Initial Term and Tenant's obligations to pay Tenant's Proportionate Share of Operating Expenses pursuant to Section 3(b) shall continue without interruption during each Renewal Period and the extension provided for in the seventh sentence, except that there shall be no renewal options after the second Renewal Period. All references in this Lease to the "Term" shall include each Renewal Period for which Tenant shall have effectively exercised its renewal option.

               (b) Rent During Renewal Periods.

                    (1) First Lease Year. If Tenant exercises the renewal option provided by subsection (a) to extend the Initial Term for a Renewal Period, the Rent for the first Lease Year in the Renewal Period shall be an amount equal to 95% of the fair rental value (per square foot) of the Leased Premises plus 100% of the fair rental value (market rate) of the parking spaces guaranteed by
               Section 29 as of the first day of the Renewal Period as determined by mutual agreement between Landlord and Tenant or by appraisal by one or more commercial real estate brokers in the manner provided in subsection (d).

                    (2) Balance of First Renewal Period. For each Lease Year (or part of a Lease Year) thereafter during the Renewal Period, the Basic Rent for the area leased by Tenant shall be an amount equal to 102.40% of the Basic Rent for the immediately preceding Lease Year.

               (c) [Omitted].

               (d) Method of Determining Rent. If Tenant desires to exercise the renewal option provided by subsection (a) to extend the Initial Term for a Renewal Period, and if Landlord and Tenant are unable mutually to agree on the Rent


14330rrk.6pl
          for the first Lease Year in such Renewal Period at least 420 days before the end of the last Lease Year in the Initial Term, in the case of the first renewal option, or at least 420 days before the end of the last Lease Year in the first Renewal Period, in the case of the second renewal option, Tenant shall notify Landlord of its desire to determine the Rent by appraisal pursuant to this subsection not more than 450 days and not less than 420 days before the end of the last Lease Year in the Initial Term or the last Lease Year in the first Renewal Period, as the case may be, and in such notice Tenant shall designate the broker appointed by it. The giving of such notice shall not constitute an exercise of the option by Tenant. Within 20 days thereafter, Landlord shall, by notice to Tenant, designate a second broker. If Landlord does not so designate a second broker within the 20-day period, the first broker appointed by Tenant shall proceed to make his valuation, in which case the fair rental value of the Leased Premises including the fair rental value (market rate) of the parking spaces guaranteed by Section 29 for the first Lease Year in the Renewal Period shall be the amount determined by the first broker. Each broker shall make an independent determination of the fair rental value of the Leased Premises including the fair rental value (market value) of the parking spaces guaranteed by Section 29 for the first Lease Year in the applicable Renewal Period. If the two brokers so appointed agree on the fair rental value of the Leased Premises including the fair rental value (market value) of the parking spaces (market value) guaranteed by Section 29 within 15 days after the appointment of the second broker, the fair rental value of the Leased Premises including the fair rental value of the parking spaces guaranteed by Section 29 for the first Lease Year in the applicable Renewal Period shall be the amount determined by them. If the two brokers so appointed do not agree on the fair rental value of the Leased Premises including the fair rental value (market rate) of the parking spaces guaranteed by Section 29 within 15 days after the appointment of the second broker, but if the difference between the fair rental value determined by each broker is not more than $1.00 per square foot, the fair rental value of the Leased Premises including the fair rental value (market rate) of the parking spaces guaranteed by Section 29 for the first Lease Year in the applicable Renewal Period shall be an amount equal to the quotient obtained by dividing the sum of the fair rental value determined by each broker by two. If the two brokers so appointed do not agree on the fair rental value of the Leased Premises including the fair rental value (market rate) of the parking spaces guaranteed by Section 29, and if the difference between the fair rental value determined by each broker is more than $1.00 per square foot, the two brokers shall jointly appoint a third broker. If the two brokers so appointed shall be unable, within 15 days after the

14330rrk.6pl
          appointment of the second broker, either (i) to agree on the fair rental value of the Leased Premises including the fair rental value (market rate) of the parking spaces guaranteed by Section 29 (or to disagree on such value with a difference of $1.00 or less per square foot) or (ii) to agree on the appointment of a third broker, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of a third broker within 10 days after the brokers appointed by the parties give such notice, then within 10 days thereafter either of the parties upon notice to the other party may request such appointment by the then President of the Baltimore City Board of Realtors (or any organization successor thereto), or in his failure to act, may apply for such appointment to the Circuit Court for Baltimore City, Maryland. If a third broker is appointed, he shall make his valuation within 15 days after his appointment and the fair rental value of the Leased Premises including the fair rental value (market rate) of the parking spaces guaranteed by Section 29 for the first Lease Year in the applicable Renewal Period shall be an amount equal to the quotient obtained by dividing the sum of the fair rental values determined by the two brokers who were closest to each other in amount, by two.

     9. Expansion Options For Office Space. Sections 36(a) and 36 (b) are no longer applicable; replace the first sentence of Section 36(c), as set forth in the First Amendment, with the following:

          "(c) Provided Tenant has given Landlord written notice twelve (12) months prior to the fifth Lease Year, Tenant shall have the option of renting the remaining 9,277 square feet on the third floor of the Building."

     10. Expansion Options For Retail Space: Add as a new Section 36(d) the following:

          "(d) Notwithstanding anything herein to the contrary, Tenant shall not have the option of leasing additional space on the first floor of the Building."

     11. Tenant's Allowance: Replace the entire Section 39 with the following:

          "Landlord shall give Tenant an allowance to cover the cost of Tenant's Work actually performed in an amount not to exceed the product obtained by multiplying $15.00 by the Rentable Area, or a total allowance of $1,622,460 ("Tenant's Regular Allowance").


14330rrk.6pl

          Tenant's Regular Allowance shall be allocated for specific work performed over the five (5) floors of the Leased Premises as follows:

                1st Floor                      $140,175
                2nd Floor                      $427,290
                3rd Floor                      $262,920
                4th Floor                      $427,290
                5th Floor                      $364,785

          The Tenant's Regular Allowance shall be paid by Landlord to Tenant within thirty (30) days after completion of the Tenant Work for a given floor and presentation of invoices from general contractors, subcontractors and materialmen which invoices describe with specificity the work performed, the floor on which the work has been performed or the materials supplied and the cost of such work or materials."

     12. Relocation of Sylvan Retail Space: The following is added as Section
43:

          "43. Relocation of Sylvan Retail Space: Notwithstanding anything in this Lease to the contrary, in the event Tenant leases twenty-five thousand (25,000) square feet or more in other space within the Inner Harbor East Renewal area from Landlord or an Affiliate, Landlord shall have the right to relocate the Sylvan Retail Space to the building where the other space is being leased; provided, the proposed relocated Sylvan space is comparable in size and tenant improvements made prior to the relocation. All reasonable direct third party expenses relating to the move from the Sylvan Retail Space to the new space shall be borne by Landlord. If the parties do not agree that all of the expenses are appropriate, the parties agree to arbitrate the issue and waive any and all rights of litigation with respect to the determination of the moving expenses. The cost and expense of any such arbitration shall be shared equally by the parties.

          Tenant agrees, after such relocation and the payment of third party moving expenses, to execute, if requested by Landlord, a release or modification of this Lease Agreement and a new lease for the relocated space; provided, it is on the same terms and conditions as those contained herein applicable to the Sylvan Retail Space and the Basic Rent under this Lease is reduced in accordance with the following schedule:


14330rrk.6pl

           Months                                Monthly Rent
           ------                                ------------
           1-12                                    $11,603
           13-24                                   $11,951
           25-36                                   $12,310
           37-48                                   $12,679
           49-60                                   $13,060
           61-72                                   $13,451
           73-84                                   $13,855
           85-96                                   $14,271
           97-108                                  $14,699
           109-120                                 $15,140

     13. General:

          13.1. In all other respects, the Lease and the First Amendment shall remain in full force and effect.

          13.2. This Amendment shall be binding upon the parties hereto and their respective successors, and assigns.

          13.3. This Amendment shall be interpreted and construed in accordance with the laws of the State of Maryland.


14330rrk.6pl

     WITNESS the hands and seals of the parties hereto as of the day and year first above written.

ATTEST/WITNESS:                        HARBOR EAST-OFFICE, LLC
                                       LANDLORD
                                       By: The Paterakis/Tsakalos Family
                                           Partnership LLP
                                           Administrative Member

/s/ ILLEGIBLE                              By: /s/ Nicholas Tsakalos
-------------                                  -------------------------- (SEAL)
                                               Name:
                                               Partner:


/s/ ILLEGIBLE                              By: /s/ William Paterakis
-------------                                  -------------------------- (SEAL)
                                               Name:
                                               Partner:



ATTEST/WITNESS:                       SYLVAN LEARNING SYSTEMS, INC.
                                      TENANT

/s/ ILLEGIBLE                              By: /s/ ILLEGIBLE
-------------                                  -------------------------- (SEAL)


     The undersigned joins herein solely to confirm that it will make Parcels P, B & C available to Landlord to satisfy the parking requirements described
Section 29(b) hereof.



                                       By: The Paterakis/Tsakalos Family
                                           Partnership LLP
                                           General Partner

                                           By: /s/ Nicholas Tsakalos
                                               -------------------------- (SEAL)
                                               Name:
                                               Partner:


                                           By: /s/ William Paterakis
                                               -------------------------- (SEAL)
                                               Name:
                                               Partner:


14330rrk.6pl

                                  EXHIBIT A-1
                                  FIRST FLOOR

                                   FLOOR PLAN
                               INNER HARBOR EAST
                                   APARTMENTS

                                  EXHIBIT A-2
                                  SECOND FLOOR

                                   FLOOR PLAN
                               INNER HARBOR EAST
                                   APARTMENTS

                                  EXHIBIT A-3
                                  THIRD FLOOR

                                   FLOOR PLAN
                               INNER HARBOR EAST
                                   APARTMENTS

                                  EXHIBIT A-1
                                  FOURTH FLOOR

                                   FLOOR PLAN
                               INNER HARBOR EAST
                                   APARTMENTS

                                  EXHIBIT A-1
                                   FIFTH FLOOR

                                   FLOOR PLAN
                               INNER HARBOR EAST
                                   APARTMENTS

                                   EXHIBIT I

                               INNER HARBOR EAST
                              PLAT S.E.B. NO. 3363
                              PLAT S.E.B. NO. 3506
                              BALTIMORE, MARYLAND
                                OCTOBER 10, 1996